As filed with the U.S. Securities and Exchange Commission on January 28, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AGM Group Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	7371	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 2212, 22/F, CC Wu Building

302-308 Hennessy Road

Wanchai, Hong Kong

+852-975-02047
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Jasmine M. Li, Esq.

TsingLaw NY LLP
1934 W 9th St

Brooklyn, NY 11223

+1-929-748-8008

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Preliminary Prospectus	SUBJECT TO COMPLETION, DATED JANUARY 28, 2026

AGM Group Holdings Inc.

Up to 25,000,000 Class A Ordinary Shares

This prospectus relates to the offer and sale, from time to time, by L1 Capital Global Opportunities Master Fund (the “Selling Shareholder” or “L1”), of an aggregate of up to 25,000,000 class A ordinary shares of AGM Group Holdings Inc. (the “Company” or “AGM”, “we”, “us”), par value US$0.05 per share (each, a “Class A Ordinary Share”, collectively, “Class A Ordinary Shares”), that may be issued by the Company pursuant to a securities purchase agreement (the “ELOC Purchase Agreement”) entered into between the Company and the Selling Shareholder on January 22, 2026, in connection with an equity line of credit facility providing for aggregate gross proceeds of up to US$25 million (the “ELOC”) which consist of (i) up to 24,391,223 Class A Ordinary Shares issuable pursuant to sales by the Company to L1 under the ELOC Purchase Agreement, and (ii) up to 608,777 Class A Ordinary Shares issuable upon exercise of a five-year warrant to purchase Class A Ordinary Shares (the “ELOC Warrant”) issued to L1 pursuant to the ELOC Purchase Agreement.

We are not selling any Class A Ordinary Shares under this prospectus and will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Shareholder. We will receive gross proceeds from sales of Class A Ordinary Shares, if any, that we may elect to make to the Selling Shareholder pursuant to the ELOC Purchase Agreement from time to time. The Selling Shareholder will bear all commissions and discounts, if any, attributable to the sale of the Class A Ordinary Shares.

Pursuant to the ELOC Purchase Agreement, the equity line of credit facility has a commitment period of up to 24 months from the execution date thereof. During such period, subject to the terms and conditions of the ELOC Purchase Agreement, the Selling Shareholder may purchase, from time to time and upon delivery of purchase notices by the Company, Class A Ordinary Shares of the Company at a purchase price calculated by reference to a percentage of the trading price or volume weighted average price (“VWAP”) of the Company’s Class A Ordinary Shares during the applicable pricing period specified in the ELOC Purchase Agreement. The purchase price is subject to adjustment in accordance with the terms of the ELOC Purchase Agreement.

The Selling Shareholder may sell the Class A Ordinary Shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The Class A Ordinary Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AGMH.”

Unless otherwise stated, as used in this prospectus, the terms “AGM Holdings” “we,” “us,” “our Company,” and the “Company” refer to AGM Group Holdings Inc., a BVI business company limited by shares incorporated under the laws of the British Virgin Islands. AGM Group Holdings Inc. is a British Virgin Islands holding company and is not a Chinese operating company. As a holding company with no material operations of its own, it conducts all of its operations and operates its business in China, Hong Kong SAR and Canada through its subsidiaries in China (the “PRC”), Hong Kong SAR, Canada, the British Virgin Islands and Singapore. Because of our corporate structure as a British Virgin Islands holding company with operations conducted by our subsidiaries, it involves unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the Company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. Investors in our securities should be aware that they do not directly hold equity interests in the Chinese operating entities, but rather are purchasing equity solely in AGM Holdings, our British Virgin Islands holding company, which indirectly owns 100% equity interests in the PRC subsidiaries. Our securities offered in this offering are securities of our British Virgin Islands holding company instead of shares of our subsidiaries in China.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 17 of this prospectus.

Because some of our operations are located in the PRC and Hong Kong through our subsidiaries, we are subject to certain legal and operational risks associated with our operations in China, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are evolving, and therefore, these adjustments could result in a material change in our operations and/or the value of our Class A Ordinary Shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For a detailed description of risks relating to doing business in China, please refer to risks disclosed under “Risk Factors — Risks Related to Doing Business in China” on page 26 and “— Risks Related to Our Share Structure and Class A Ordinary Shares,” beginning on page 44 of this prospectus for a discussion of these legal and operational risks and information that should be considered before making a decision to purchase our securities.

PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, in this nature may cause the value of such securities to significantly decline. We are not operating in an industry that prohibits or limits foreign investment. As of the date of this prospectus, although we are required under the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies and relevant five guidelines (collectively, the “Overseas Listing Trial Measures”) to complete the filing procedure with the China Securities Regulatory Commission (the “CSRC”) in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors, and we and our subsidiaries have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the Cyberspace Administration of China (the “CAC”), or any other PRC authorities that have jurisdiction over our operations. However, if we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. For more details, see “Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Except for the filing procedure with the CSRC required under the Overseas Listing Trial Measures in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors. However, if our holding company or subsidiaries were required to obtain approval or filing in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.” on page 27.

Quickly evolving rules and regulations in China, as well as differences in enforcement due to complex cases, could result in a material adverse change in our operations and the value of our Class A Ordinary Shares. On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies and relevant five guidelines (collectively, the “Overseas Listing Trial Measures”), which became effective on March 31, 2023. The Overseas Listing Trial Measures comprehensively improve and reform the existing regulatory regime for overseas offering and listing of mainland China domestic companies’ securities and regulates both direct and indirect overseas offering and listing of mainland China domestic companies’ securities by adopting a filing-based regulatory regime. According to the Overseas Listing Trial Measures, (i) mainland China domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC; if a mainland China domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such mainland China domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a mainland China domestic company: (a) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (b) its major operational activities are carried out in mainland China or its main places of business are located in mainland China, or the senior managers in charge of operation and management of the issuer are mostly PRC citizens or have their usual place(s) of residence located in mainland China. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Overseas Listing Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Overseas Listing Trial Measures also lay out requirements for the reporting of material events. Breaches of the Overseas Listing Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately US$150,000) and RMB10.0 million (approximately US$1.5 million), and the Overseas Listing Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives. The Overseas Listing Trial Measures require subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuers who have completed overseas offerings and listings. In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Overseas Listing Trial Measures. However, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Overseas Listing Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. For more details, see “Risk Factors — Risks Related to Doing Business in China —

Due to different circumstances, there are differences regarding the interpretation and enforcement of PRC laws, rules and regulations in different cases” on page 30 and see “Risk Factors — Risks Related to Doing Business in China — The filing, approval or other administration requirements of the CSRC or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” on page 34.

On December 28, 2021, the CAC jointly with the relevant authorities published Measures for Cybersecurity Review (the “Cybersecurity Review Measures”) which took effect on February 15, 2022. The Cybersecurity Review Measures stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. In addition, the “Regulation on Network Data Security Management,” which was published on September 30, 2024, came into effect on January 1, 2025. We believe that we may not be subject to the cybersecurity review by the CAC, pursuant to the Cybersecurity Review Measures and the Data Security Management Regulations, given that: (i) we presently maintain fewer than one (1) million individual customers in our business operations as of the date of this prospectus; and (ii) data processed in our business is less likely to have a bearing on national security, thus it may not be classified as core or important data by the authorities. See “Risk Factors — Risks Related to Doing Business in China — The filing, approval or other administration requirements of the CSRC or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” on page 34.

Since the date of effectiveness of the Overseas Listing Trial Measures on March 31, 2023, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Overseas Listing Trial Measures. As a result, we will be required to file with the CSRC within three business days after the completion of this offering. We begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course after this offering. However, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Overseas Listing Trial Measures was newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in China — The filing, approval or other administration requirements of the CSRC or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable” on page 34 and “Risk Factors — Risks Related to Doing Business in China — Due to different circumstances, there are differences regarding the interpretation and enforcement of PRC laws, rules and regulations in different cases.” on page 30.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (published on June 24, 2022, effective August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engage in monopolistic behaviors that are subject to these statements or regulatory actions.

On March 24, 2021, the U.S. Securities and Exchange Commission (the “SEC”) adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the Holding Foreign Companies Accountable Act (the “HFCAA”). An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to the Public Company Accounting Oversight Board (the “PCAOB”) inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Each of KCCW Accountancy Corp., the independent registered public account firm that issued the audit report for the fiscal year ended December 31, 2022 included elsewhere in this prospectus, and GGF CPA LTD, the independent registered public account firm that issued the audit report for the fiscal year ended December 31, 2023 and 2024 included elsewhere in this prospectus, as auditors of companies that are traded publicly in the United States and firms registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess such auditor’s compliance with the applicable professional standards. KCCW Accountancy Corp. is headquartered in Los Angeles, California, and is subject to inspection by the PCAOB on a regular basis. GGF CPA LTD is headquartered in Guangzhou, China. While GGF CPA LTD is based in the PRC, it is registered with PCAOB and subject to PCAOB inspection. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the GGF CPA LTD because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading of our securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. None of KCCW Accountancy Corp. or GGF CPA LTD is subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to future offerings, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our Class A Ordinary Shares” on page 41 of this prospectus.

AGM Holdings is a holding company with no operations of its own. We conduct our operations in China, Hong Kong SAR and Canada primarily through our subsidiaries established in China, Hong Kong SAR, Canada, the British Virgin Islands and Singapore. We may rely on dividends to be paid by our subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Our equity structure is a direct holding structure. Within our direct holding structure, the cross-border transfer of funds within our corporate entities is legal and compliant with the laws and regulations of the PRC. After the foreign investors’ funds enter AGM Holdings, AGM Holdings is permitted under the BVI laws to provide funding to our subsidiaries in Singapore, Hong Kong SAR, the British Virgin Islands and Canada through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Our subsidiaries in Hong Kong SAR are permitted under Hong Kong laws to provide funding to our subsidiaries in the PRC.

Subject to the BVI Business Companies Act, Revised Edition 2020 (the “BVI Act”) and the Second Amended and Restated Articles, our Board of Directors may authorize a distribution by way of dividend at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the distribution the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. According to the Enterprise Income Tax Law, or EIT, and its implementation rules, if we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Our subsidiaries, AGM Defi Tech Limited., a Hong Kong SAR limited company (“AGM Defi Tech”) and AGM Electronic Technology Limited, a Hong Kong SAR company (“AGM Electronic”) are permitted under the laws of Hong Kong to provide funding to AGM Holdings through dividend distribution out of profits available for distributions.  AGM Software Service LTD, our subsidiary incorporated under the laws of the British Virgin Islands (“AGM Software”) is permitted under the BVI laws to provide funding to AGM Holdings through distribution as long as that immediately following the distribution the value of AGM Software's assets will exceed its liabilities and it will be able to pay its debts as they fall due. Under the Dividend Declarations governed by the Canadian Business Corporations Act (CBCA), AGM Canada Holdings Limited., our subsidiary incorporated under the laws of the British Columbia, Canada (“AGM Canada”) is permitted to pay dividends to AGM Holdings as long as the company generates enough profits to pay its liabilities. The dividends may be paid in the form of cash, property, or shares. Per section 403 of the Singaporean Companies Act, AGM Defi Lab, our subsidiary established in Singapore, can declare dividends to AGM Holdings if there are profits available at the time of the declarations.

Current PRC regulations permit our PRC subsidiaries to pay dividends to AGM Electronic only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, accordingly to the Companies Act of the People's Republic of China, which came into effect on July 1, 2024, to the Companies Act of the People's Republic of China, which came into effect on July 1, 2024, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entities in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of shareholders. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Certain payments from our PRC subsidiaries to the Hong Kong subsidiaries are subject to PRC taxes, including business taxes and a value-added tax (the “VAT”). Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from AGM Holdings to AGM Defi Tech and AGM Electronic, or from AGM Defi Tech and AGM Electronic to AGM Holdings. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S. investors.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the Board of Directors deems relevant, and subject to the restrictions contained in any future financing instruments.

To ensure foreign exchange market and exchange rate stability, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital optimization measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital supervision and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes supervision on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Class A Ordinary Shares.

During the period from January 1, 2025 to the date of this prospectus and fiscal years ended December 31, 2024, 2023, and 2022, no cash or asset transfers have occurred among the Company and its subsidiaries and we have not declared any dividends to our shareholders. We do not expect to pay any cash dividends in the foreseeable future. We do not have any cash management policies that dictate the amount of such funds and how such funds are transferred.

As of the date of this prospectus, our issued and outstanding shares consists of 2,298,931 Class A Ordinary Shares and 1,200,000 Class B Ordinary Shares, par value US$0.05 per share (each, a “Class B Ordinary Share”, collectively, “Class B Ordinary Shares”). The holders of Class A Ordinary Shares have the right to an equal share in any dividend paid by the Company and the right to an equal share in the distribution of the surplus assets of the Company on its liquidation. Holders of Class B Ordinary Shares shall not receive the right to any dividend paid by the Company or receive the right to any distribution of the surplus assets of the Company on its liquidation. Each Class B Ordinary Share in the Company confers upon the shareholder the right to five votes at a meeting of the shareholders of the Company or on any resolution of shareholders, and each Class A Ordinary Share in the Company confers upon the shareholder the right to one vote at a meeting of the shareholders of the Company or on any resolution of shareholder. Class B Ordinary Shares shall only be issued to the Company’s employees or those entities of which its principal shareholder is an employee of the Company or its subsidiaries. Shareholder’s termination of employment with the Company or its subsidiaries shall immediately result in the cancellation of any and all issued and outstanding shares of Class B Ordinary Shares held by such shareholder on the date of termination. Each Class B Ordinary Share may not be sold, assigned, transferred, alienated, commuted, anticipated, or otherwise disposed of (including by will or the laws of descent and distribution), or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation, or be otherwise encumbered, and are not subject to attachment, garnishment, execution or other legal or equitable process, and any attempt to do so shall be null and void. Sale, assignment, transfer, alienation, or otherwise disposition of any Class A Ordinary Share by common shareholder of Class B Ordinary Shares shall immediately result in the cancellation of equal number of shares of Class B Ordinary Share on the date of such disposition.

As of the date of this prospectus, our Chief Executive Officer and Director, Mr. Bo Zhu, beneficially owned 1,200,000 Class B Ordinary Shares, representing 74.75% of the total voting power of our issued and outstanding shares.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Risk Factors — Risks Related to Our Class A Ordinary Shares — As an “emerging growth company” under the Jumpstart Our Business Startups Act, or JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.” and “Prospectus Summary — Implications of Being an “Emerging Growth Company”.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. Before buying any securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 17 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated            , 2026

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We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with SEC and incorporated into this prospectus. Information contained in this prospectus or in our public reports may become stale. You should not assume that the information contained in this prospectus, any prospectus supplement or the documents incorporated by reference are accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares.

This prospectus does not constitute an offer, or an invitation to subscribe for and purchase, any of the Class A Ordinary Shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Class A Ordinary Shares and the distribution of the prospectus outside the United States.

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“we”, “us”, the “Company”, “AGM” or “AGM Holdings” in this prospectus are to AGM Group Holdings Inc., a BVI business company and its subsidiaries, unless the context otherwise indicates;
●	“Second Amended and Restated Articles” means the second amended and restated memorandum and articles of association, amended and restated on June 2, 2025 and further amended by written resolutions of the directors of the Company passed on September 10, 2025;

●	“BVI” refers to the British Virgin Islands;

●	“BVI Act” refers to the BVI Business Companies Act, Revised Edition 2020;

●	“CAC” refers to the Cyberspace Administration of China;

●	“China” or the “PRC” or “mainland China”, unless otherwise specified herein, refers to the People’s Republic of China;

●	“Class A Ordinary Shares” or “Class A ordinary shares” are to the Class A ordinary shares of AGM Group Holdings Inc., par value US$0.05 per share;

●	“Class B Ordinary Shares” or “Class B ordinary shares” are to the Class B ordinary shares of AGM Group Holdings Inc., par value US$0.05 per share;

●	“CSRC” refers to the China Securities Regulatory Commission;

●	“HFCA Act” refers to the Holding Foreign Companies Accountable Act;

●	“Hong Kong” or “Hong Kong SAR” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“IT” refers to information technology;

●	“RMB” or “RMB Yuan” refers to the legal currency of PRC;

●	“HKD” or “HK Dollar” refers to the legal currency of Hong Kong;

●	“M&A Rule” refers to the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors of China;

●	“MOFCOM” refers to the Ministry of Commerce of China;

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●	“Ordinary Shares” or “ordinary shares” refers to our Class A Ordinary Shares and Class B Ordinary Shares, collectively;

●	“PCAOB” refers to the Public Company Accounting Oversight Board;

●	“US$,” “dollars,” “US$” or “U.S. dollars” refers to the legal currency of the United States;

●	“SAFE” refers to State Administration of Foreign Exchange in China;

●	“SAIC” refers to State Administration for Industry and Commerce in China, which is currently known as State Administration for Market Regulation;

●	“SAT” refers to the PRC State Administration of Taxation;

●	“SAMR” refers to the former State of Administration of Industry and Commerce of China, which has been merged into the State Administration for Market Regulation; and

●	“SCNPC” refers to the Standing Committee of the National People’s Congress of China;

●	“SPV” refers to special purpose vehicles;

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States.

AGM’s reporting currency is U.S. dollar. This prospectus contains translations of certain foreign currency amounts in RMB into U.S. dollars for the convenience of the reader. All translations of RMB are calculated at the rate of (i) US$1.00=RMB 7.1884 for balance sheet items and US$1.00 = RMB 7.1217 for items in the consolidated statements of operations and comprehensive income and cash flows, as of and for the year ended December 31, 2024, (ii) US$1.00=RMB 7.0827 for balance sheet items and US$1.00=RMB 7.0467 for items in the consolidated statements of operations and comprehensive income and cash flows, as of and for the year ended December 31, 2023, (iii) US$1.00=RMB 7.1586 for balance sheet items and US$1.00=RMB 7.1839 for items in the consolidated statements of operations and comprehensive income and cash flows, as of and for the six months ended June 30, 2025, and (iv) US$1.00=RMB 7.1268 for balance sheet items and US$1.00=RMB 7.1051 for items in the consolidated statements of operations and comprehensive income and cash flows, as of and for the six months ended June 30, 2024. These exchange rates represent the certified exchange rates published by the People’s Bank of China on such dates. No representation is made that the RMB amounts could have been, or could be, converted, realized or settled into US$ at such rate, or at any other rate.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus and incorporated by reference herein. This summary does not contain all of the information you should consider before making an investment decision or buying shares in this offering. You should read the entire prospectus and the documents incorporated by reference herein carefully, including, in particular, the sections entitled “Risk Factors”, “Business”, “Management” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, the sections entitled “Risk Factors”, “Business”, “Operating and Financial Review and Prospects”, “Regulation”, and “Corporate History and Structure” in our 2024 Annual Report incorporated by reference in this prospectus. “Operating and Financial Review and Prospectus in connection with the Unaudited Condensed Consolidated Financial Statements for the Six Months Ended December 31, 2025 and 2024” on the Report on Form 6-K filed with the SEC on October 10, 2025 (the “Interim Financial 6-K”), and our consolidated financial statements and notes to those consolidated financial statements on the 2024 Annual Report and the Interim Financial 6-K incorporated by reference in this prospectus, before deciding to invest in our Class A Ordinary Shares. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 17. We provide the following disclosure to help investors better understand our operations in China and the associated risks.

AGM Group Holdings Inc., or AGM Holdings, is a holding company incorporated in the British Virgin Islands, or the BVI. As a holding company with no material operations, AGM Holdings conducts its operations through its subsidiaries established in the People’s Republic of China, or the PRC or China, Hong Kong SAR, Singapore, the British Virgin Islands and Canada. However, neither the holding company nor any of the Company’s Chinese subsidiaries conduct any operations through contractual arrangements with a variable interest entity (VIE) based in China. Investors in our securities should be aware that they may never directly hold equity interests in the PRC operating entities, but rather purchasing equity solely in AGM Holdings, our BVI holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States. See “Risk Factors — Risks Related to Doing Business in China — The difference in the legal system between PRC and the United States has an adverse impact on companies’ international operations.” on page 37 of this prospectus.

Corporate Structure

Our equity structure is a direct holding structure. Below is a chart illustrating our corporate structure:

Transfers of Cash Among Subsidiaries

AGM Holdings is a holding company with no operations of its own. We conduct our operations in China, Hong Kong SAR and Canada primarily through our subsidiaries established in China, Hong Kong SAR, Canada, the British Virgin Islands and Singapore. We may rely on dividends to be paid by our subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Within our direct holding structure, the cross-border transfer of funds within our corporate entities is conducted in compliance with the laws and regulations of the PRC and other applicable jurisdictions. After the foreign investors’ funds enter AGM Holdings, AGM Holdings is permitted under the BVI laws to provide funding to our subsidiaries in Singapore, Hong Kong SAR, the British Virgin Islands and Canada through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Our subsidiaries in Hong Kong SAR are permitted under Hong Kong laws to provide funding to our subsidiaries in the PRC.

Subject to the BVI Act and the Second Amended and Restated Articles, our Board of Directors may authorize a distribution by way of dividend at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the distribution the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. According to the Enterprise Income Tax Law, or EIT, and its implementation rules, if we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

AGM HK, AGM Defi Tech and AGM Electronic are permitted under the laws of Hong Kong to provide funding to AGM Holdings through dividend distribution out of profits available for distributions.  AGM Software is permitted under the BVI laws to provide funding to AGM Holdings through distributions as long as that immediately following the distribution the value of AGM Software's assets will exceed its liabilities and it will be able to pay its debts as they fall due. Under the Dividend Declarations governed by the Canadian Business Corporations Act (CBCA), AGM Canada is permitted to pay dividends to AGM Holdings as long as the company generates enough profits to pay its liabilities. The dividends may be paid in the form of cash, property, or shares. Per section 403 of the Companies Act, AGM Defi Lab, our subsidiary established in Singapore, can declare dividends to AGM Holdings if there are profits available at the time of the declarations.

Current PRC regulations permit our PRC subsidiaries to pay dividends to AGM Electronic only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, according to the Company Law of the People's Republic of China (the “PRC Company Law”, as amended on December 29, 2023 and effective on July 1, 2024), each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of shareholders. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Certain payments from our PRC subsidiaries to the Hong Kong subsidiaries are subject to PRC taxes, including business taxes and VAT. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from AGM Holdings to AGM HK, AGM Defi Tech and AGM Electronic, or from AGM HK, AGM Defi Tech and AGM Electronic to AGM Holdings. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S. investors.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the Board of Directors deems relevant, and subject to the restrictions contained in any future financing instruments.

To address recent capital outflows and RMB depreciation pressures, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. Such measures may continue or be tightened in the future. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Class A Ordinary Shares.

During the period from January 1, 2025 to the date of this prospectus and fiscal years ended December 31, 2024, 2023, and 2022, no cash or asset transfers have occurred among the Company and its subsidiaries and we have not declared any dividends to our shareholders. We do not expect to pay any cash dividends in the foreseeable future. We do not have any cash management policies that dictate the amount of such funds and how such funds are transferred. We currently do not maintain any specific cash management policies governing the transfer or use of funds among our subsidiaries.

Regulatory Permissions

Because some of our operations are located in the PRC and Hong Kong through our subsidiaries, we are subject to certain legal and operational risks associated with our operations in China, including changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are evolving, and therefore, these adjustments may result in a material change in our operations and the value of our Class A Ordinary Shares, or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.  We do not believe that our subsidiaries are directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business do not involve the collection of user data or implicate cybersecurity.

As of the date of this prospectus, although we are required under the Overseas Listing Trial Measures to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors, and we and our subsidiaries have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. The Standing Committee of the National People’s Congress, or the SCNPC, or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before future offerings in the U.S. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental authorities.

Summary of Risk Factors

Investing in our securities involves significant risks. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Risk Factors” beginning on page 17 of this prospectus.

Risks Related to Our Business and Industry

●	Our financial and operating performance may be adversely affected by epidemics, natural disasters and other catastrophes (see “Risk Factors – Risks Related to Our Business and Industry – Our financial and operating performance may be adversely affected by epidemics, natural disasters and other catastrophes” on page 21 of this prospectus);

●	We might require additional capital to support business growth (see “Risk Factors — Risks Related to Our Business and Industry — We might require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all” on page 21 of this prospectus);

●	Unauthorized disclosure of sensitive or confidential customer information or our failure or the perception by our customers that we failed to comply with privacy laws or properly address privacy concerns could harm our business and standing with our customers (see “Risk Factors — Risks Related to Our Business and Industry — Unauthorized disclosure of sensitive or confidential customer information or our failure or the perception by our customers that we failed to comply with privacy laws or properly address privacy concerns could harm our business and standing with our customers” on page 23 of this prospectus);

●	Significant contributors to the bitcoin network could propose amendments to its protocols and software which, if accepted and authorized, could negatively impact our business and operations (see “Risk Factors — Risks Related to Our Business and Industry — Significant contributors to the bitcoin network could propose amendments to its protocols and software which, if accepted and authorized, could negatively impact our business and operations” on page 17 of this prospectus).

Risks Related to Doing Business in China

●	We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares. (see “Risk Factors — Risks Related to Doing Business in China — We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares” on page 26 of this prospectus);

●

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Except for the filing procedure with the CSRC required under the Overseas Listing Trial Measures in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors. However, if our holding company or subsidiaries were required to obtain approval or filing in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors (see “Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Except for the filing procedure with the CSRC required under the Overseas Listing Trial Measures in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors. However, if our holding company or subsidiaries were required to obtain approval or filing in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 27 of this prospectus);

●	The M&A Rules and certain other PRC regulations establish strict procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China (see “Risk Factors — Risks Related to Doing Business in China — The M&A Rules and certain other PRC regulations establish strict procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China” on page 32 of this prospectus);

●	China’s legal system is evolving and has differences with that of the United States that could limit the legal protection available to you (see “Risk Factors — Risks Related to Doing Business in China — The difference in the legal system between PRC and the United States has an adverse impact on companies’ international operations” on page 37 of this prospectus);

●	We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law (see “Risk Factors — Risks Related to Doing Business in China — We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law” on page 40 of this prospectus);

●	The filing, approval or other administration requirements of the CSRC or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable (see “Risk Factors — Risks Related to Doing Business in China — The filing, approval or other administration requirements of the CSRC or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable” on page 34 of this prospectus);

Risks Related to Our Share Structure and Class A Ordinary Shares

●	Some provisions of the Second Amended and Restated Articles may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders. Under BVI law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for what they believe in good faith to be in the best interests of our Company and for a proper purpose.

●	The dual-class structure of our ordinary shares has the effect of concentrating voting control with certain shareholders, including our executive officers, employees and directors and their affiliates, which will limit your ability to influence the outcome of important transactions, including a change in control (see “Risk Factors — Risks Related to Our Share Structure and Class A Ordinary Shares — The dual-class structure of our ordinary shares has the effect of concentrating voting control with certain shareholders, including our executive officers, employees and directors and their affiliates, which will limit your ability to influence the outcome of important transactions, including a change in control” on page 44 of this prospectus);

●	The laws of BVI provide limited protections for minority shareholders, so minority shareholders will not have the same options as to recourse in comparison to the U.S. if the shareholders are dissatisfied with the conduct of our affairs (see “Risk Factors — Risks Related to Our Share Structure and Class A Ordinary Shares — The laws of BVI provide limited protections for minority shareholders, so minority shareholders will not have the same options as to recourse in comparison to the U.S. if the shareholders are dissatisfied with the conduct of our affairs” on page 44 of this prospectus);

●	The market price of our Class A ordinary shares may be volatile or may decline regardless of our operating performance (see “Risk Factors — Risks Related to Our Share Structure and Class A Ordinary Shares — The trading price of our Class A Ordinary Shares has been, and is likely to continue to be, volatile; you might not be able to sell your shares at or above the price that you paid for them and we may not be able to stop the decline of our stock price” on page 45 of this prospectus);

●	We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares (see “Risk Factors — Risks Related to Our Share Structure and Class A Ordinary Shares — We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares” on page 45 of this prospectus);

●	We may issue a number of Class A Ordinary Shares issuable upon conversion of outstanding Advances issued to L1; the issuance of such shares could have a significant dilutive impact on our shareholders. (see “Risk Factors — Risks Related to Our Share Structure and Class A Ordinary Shares - We may issue a number of Class A Ordinary Shares issuable upon conversion of outstanding Advances issued to L1; the issuance of such shares could have a significant dilutive impact on our shareholders.” On page 48 of this prospectus).

Risks Related to this Offering and the ELOC Purchase Agreement

●	It is not possible to predict the actual number of Class A Ordinary Shares, if any, we will sell under the ELOC Purchase Agreement, or the actual gross proceeds resulting from those sales or the dilution to you from those sales. Further, we may not have access to the full amount available under the ELOC Purchase Agreement. (see “Risk Factors — Risks Related to Our Share Structure and Class A Ordinary Shares - It is not possible to predict the actual number of Class A Ordinary Shares, if any, we will sell under the ELOC Purchase Agreement, or the actual gross proceeds resulting from those sales or the dilution to you from those sales. Further, we may not have access to the full amount available under the ELOC Purchase Agreement.” On page 47 of this prospectus).

●	Future resales and/or issuances of Class A Ordinary Shares, including pursuant to this prospectus, or the perception that such sales may occur, may cause the market price of our shares to drop significantly. (see “Risk Factors —Future resales and/or issuances of shares, including pursuant to this prospectus, or the perception that such sales may occur, may cause the market price of our shares to drop significantly.” On page 48 of this prospectus).

●	Investors who buy Class A Ordinary Shares from the Selling Shareholder at different times will likely pay different prices. (see “Risk Factors — Risks Related to Our Share Structure and Class A Ordinary Shares - Investors who buy shares from the Selling Shareholder at different times will likely pay different prices.” On page 48 of this prospectus).

●

We may use proceeds from sales of our Class A Ordinary Shares made pursuant to the ELOC Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return. (see “Risk Factors —We may use proceeds from sales of our Class A Ordinary Shares made pursuant to the ELOC Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.” On page 48 of this prospectus).

Transfers of Cash to and from Our Subsidiaries

AGM Holdings is a holding company with no operations of its own. We conduct our operations in China, Hong Kong SAR and Canada primarily through our subsidiaries established in China, Hong Kong SAR, Canada, the British Virgin Islands and Singapore. We may rely on dividends to be paid by our subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Our equity structure is a direct holding structure. Within our direct holding structure, the cross-border transfer of funds within our corporate entities is legal and compliant with the laws and regulations of the PRC. After the foreign investors’ funds enter AGM Holdings, AGM Holdings is permitted under the BVI laws to provide funding to our subsidiaries in Singapore, Hong Kong SAR, the British Virgin Islands and Canada through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Our subsidiaries in Hong Kong SAR are permitted under Hong Kong laws to provide funding to our subsidiaries in the PRC.

Subject to the BVI Act and the Second Amended and Restated Articles, our Board of Directors may authorize a distribution by way of dividend at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the distribution the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

AGM HK, AGM Defi Tech and AGM Electronic are permitted under the laws of Hong Kong to provide funding to AGM Holdings through dividend distribution out of profits available for distributions.  AGM Software is permitted under the BVI laws to provide funding to AGM Holdings through distribution as long as that immediately following the distribution the value of AGM Software's assets will exceed its liabilities and it will be able to pay its debts as they fall due. Under the Dividend Declarations governed by the Canadian Business Corporations Act (CBCA), AGM Canada is permitted to pay dividends to AGM Holdings as long as the company generates enough profits to pay its liabilities. The dividends may be paid in the form of cash, property, or shares. Per section 403 of the Companies Act, AGM Defi Lab, our subsidiary established in Singapore, can declare dividends to AGM Holdings if there are profits available at the time of the declarations.

Current PRC regulations permit our PRC subsidiaries to pay dividends to AGM HK, AGM Defi Tech and AGM Electronic only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve pursuant to the PRC Company Law reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Certain payments from our PRC subsidiaries to the Hong Kong subsidiaries are subject to PRC taxes, including business taxes and VAT. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from AGM Holdings to AGM HK, AGM Defi Tech and AGM Electronic, or from AGM HK, AGM Defi Tech and AGM Electronic to AGM Holdings. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the Board of Directors deems relevant, and subject to the restrictions contained in any future financing instruments.

To address capital outflows and the RMB’s fluctuations against the U.S. dollar, the People’s Bank of China and the SAFE have implemented various capital control measures in recent years, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls, and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Class A Ordinary Shares.

During the period from January 1, 2025 to the date of this prospectus and fiscal years ended December 31, 2024, 2023, 2022 and 2021, no cash or asset transfers have occurred among the Company and its subsidiaries and we have not declared any dividends to our shareholders. We do not expect to pay any cash dividends in the foreseeable future. We do not have any cash management policies that dictate the amount of such funds and how such funds are transferred.

Implications of Holding Foreign Company Accountable Act

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

As of the date of this prospectus, we have not been identified by the SEC as a Commission-Identified Issuer under the Holding Foreign Companies Accountable Act (HFCAA), and our auditor is currently subject to inspection by the PCAOB.

Each of KCCW Accountancy Corp., the independent registered public account firm that issued the audit report for the fiscal year ended December 31, 2022 included elsewhere in this prospectus, and GGF CPA LTD, the independent registered public account firm that issued the audit report for the fiscal year ended December 31, 2023 and 2024 included elsewhere in this prospectus, as auditors of companies that are traded publicly in the United States and firms registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess such auditor’s compliance with the applicable professional standards. KCCW Accountancy Corp. is headquartered in Los Angeles, California, and is subject to inspection by the PCAOB on a regular basis. GGF CPA LTD is headquartered in Guangzhou, China. While GGF CPA LTD is based in the PRC, it is registered with PCAOB and subject to PCAOB inspection. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the GGF CPA LTD because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading of our securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. None of KCCW Accountancy Corp. or GGF CPA LTD is subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to future offerings, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our Class A Ordinary Shares” on page 41 of this prospectus.

PRC Regulatory Permissions

As of the date of this prospectus, we and our operating subsidiaries have received all material permissions and approvals required for our operations in compliance with the relevant PRC laws and regulations in the PRC.

As of the date hereof, AGM Holdings and our PRC subsidiaries are not required to obtain any other permissions or approvals from PRC authorities to operate the business. However, applicable laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license, and permit requirements. If we or our subsidiaries fail to obtain and maintain such approvals, licenses, or permits required for our business, inadvertently conclude that such approval is not required, or respond to changes in the regulatory environment, we or our subsidiaries could be subject to liabilities, penalties, and operational disruption, which may materially and adversely affect our business, operating results, financial condition and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in China or assets and controlled by enterprises or individuals in China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date hereof, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Pursuant to Cybersecurity Review Measures which were issued on December 28, 2021 and became effective on February 15, 2022, network platform operators holding over one million users’ personal information must apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. However, given the Cybersecurity Review Measures were relatively new, there are substantial uncertainties as to the interpretation, application and enforcement of the Cybersecurity Review Measures. It remains uncertain whether we should apply for cybersecurity review prior to any offshore offering and whether we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to do so. On September 30, 2024, the State Council issued the Regulations on the Administration of Network Data Security (“Data Security Regulations”), which took effect on January 1, 2025. According to the Data Security Regulations, network data processors that engage in network data processing activities which affect or may affect national security shall undergo a national security review in accordance with the relevant state provisions.

We believe that we will not be subject to the effective Cybersecurity Review Measures, because we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. After the issuance of the Data Security Regulations, we believe that we are no longer subject to the network data security review conducted by the Cyberspace Administration of China, since we currently do not collect data that affects or may affect national security and we do not anticipate that we will be collecting data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Data Security Regulations.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures, which became effective on March 31, 2023.  According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the issuer’s main business activities are conducted in China, or its main place(s) of business are located in China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provide that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures. The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

At the Press Conference, officials from the CSRC clarified that the domestic companies that have already been listed overseas on or before March 31, 2023 shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC upon occurrences of certain subsequent matters such as follow-on offerings of securities. According to the Overseas Listing Trial Measures and the Press Conference, the existing domestic companies that have completed overseas offering and listing before March 31, 2023, such as us, shall not be required to perform filing procedures for the completed overseas securities issuance and listing. However, from the effective date of the regulation, any of our subsequent securities offering in the same overseas market or subsequent securities offering and listing in other overseas markets shall be subject to the filing requirement with the CSRC within three working days after the offering is completed or after the relevant application is submitted to the relevant overseas authorities, respectively. If it is determined that any approval, filing or other administrative procedures from other PRC governmental authorities is required for any future offering or listing, we cannot assure you that we can obtain the required approval or accomplish the required filings or other regulatory procedures in a timely manner, or at all. If we fail to fulfill filing procedure as stipulated by the Overseas Listing Trial Measures or offer and list securities in an overseas market in violation of the Overseas Listing Trial Measures, the CSRC may order rectification, issue warnings to us, and impose a fine of between RMB1,000,000 and RMB10,000,000. Persons-in-charge and other persons that are directly liable for such failure shall be warned and each imposed a fine from RMB500,000 to RMB5,000,000. Controlling shareholders and actual controlling persons of us that organize or instruct such violations shall be imposed a fine from RMB1,000,000 and RMB10,000,000.

On February 24, 2023, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, there remain uncertainties regarding the further interpretation and implementation of the Provisions on Confidentiality and Archives Administration.

In connection with this offering, the Company will complete any post-offering filing with the CSRC within three business days after the completion of this offering as required under the Overseas Listing Trial Measures, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors, and we and our subsidiaries have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. If it is determined that we are subject to filing requirements imposed by the CSRC under the Overseas Listing Regulations or approvals from other PRC regulatory authorities or other procedures, including the cybersecurity review under the revised Cybersecurity Review Measures, for our future offshore offerings, it would be uncertain whether we can or how long it will take us to complete such procedures or obtain such approval and any such approval could be rescinded. Any failure to obtain or delay in completing such procedures or obtaining such approval for our offshore offerings, or a rescission of any such approval is obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to file with the CSRC or failure to seek approval from other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our Class A Ordinary Shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our Class A Ordinary Shares. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental.

See “Risk Factors — Risks Related to Doing Business in China — The  filing, approval or other administration requirements of the CSRC or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.” on page 34 of this prospectus.

For more details, see “Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Except for the filing procedure with the CSRC required under the Overseas Listing Trial Measures in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors. However, if our holding company or subsidiaries were required to obtain approval or filing in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 27 of this prospectus.

Increase of Authorized Maximum Number Shares

On September 10, 2025, the Board of the Company approved the increase of the authorized maximum number of shares of the Company from 8,000,000 shares with a par value of US$ 0.05 each, comprising i) 4,000,000 shares of Class A Ordinary Shares, par value US$ 0.05 per share and ii) 4,000,000 shares of Class B Ordinary Shares, par value US$ 0.05 per share, to 90,000,000 shares with a par value of US$ 0.05 each, comprising i) 60,000,000 shares of Class A Ordinary Shares, par value US$ 0.05 per share and ii) 30,000,000 shares of Class B Ordinary Shares, par value US$ 0.05 per share.

Regulatory Development in PRC

We are a holding company incorporated in the BVI with all of our operations conducted by the operating entities in mainland China and Hong Kong. We are aware that the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border law-enforcement and judicial cooperation, enhance supervision over China-based companies listed overseas, and establish and improve the system of extraterritorial application of the PRC securities laws.

In addition, on December 28, 2021, the CAC adopted an amended Cybersecurity Review Measures, which became effective on February 15, 2022. Pursuant to the Cybersecurity Review Measures, online platform operators holding more than one million users’ individual information shall be subject to cybersecurity review before listing abroad. We believe that we may not be subject to the cybersecurity review by the CAC, pursuant to the Cybersecurity Review Measures and the Data Security Management Regulations, given that: (i) we presently maintain fewer than one (1) million individual customers in our business operations as of the date of this prospectus; and (ii) data processed in our business is less likely to have a bearing on national security, thus it may not be classified as core or important data by the authorities.

Furthermore, on February 17, 2023, the CSRC promulgated the Trial Administrative Measures and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Administrative Measures, among other requirements, any domestic companies that seek to offer or list securities overseas, including those indirect overseas offering and listing which meet certain conditions, should fulfil the filing procedures with the CSRC within three business days after the submission of the overseas offering and listing application. We believe that we are required to complete filing procedures with the CSRC pursuant to the Trial Administrative Measures. We submitted the initial filing documents to the CSRC on October 9, 2023, and the CSRC published the notification on our completion of the required filing procedures on January 8, 2024 for this offering. As the Trial Administrative Measures was newly published, the implementation and interpretation thereof are subject to change, if the filing procedure with the CSRC under the Trial Administrative Measures is required for any future offerings or any other capital raising activities, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all. Any failure by us to comply with such filing requirements under the Trial Administrative Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or to continue to offer our securities. On February 24, 2023, the CSRC revised the Archives Rules and the revised Archives Rules came into effect together with the Trial Measures on March 31, 2023. The revised Archives Rules will expand their application to cover indirect overseas offering and listing, stipulating that a domestic company which plans to publicly disclose any documents and materials containing state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level.

Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our PRC subsidiaries, their ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. If the CAC, CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals which could significantly affect our ability to offer or continue to offer securities to our investors on a U.S. or any other foreign exchanges. The CAC, CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Class A Ordinary Shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Class A Ordinary Shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. Any uncertainties or negative publicity regarding such approval requirements could have a material adverse effect on our ability to complete this offering or any follow-on offering of our securities or the market for and market price of our Class A Ordinary Shares.

See “Risk Factors — Risks Related to Doing Business in China — With the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, the PRC government may exert more oversight over overseas public offerings conducted by China-based issuers, which could significantly affect our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to decline or become worthless.” and “— Risks Related to Doing Business in China — Mainland China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations may be quick and, could have a material adverse effect on our business and the value of our Class A Ordinary Shares.”

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in total annual gross revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to use the extended transition period under the JOBS Act. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth Company. The JOBS Act provides that we would cease to be an “emerging growth Company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than US$1.23 billion in annual revenue, have more than US$700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than US$1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are incorporated in the BVI, and more than 50% of our issued and outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(I) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Recent Developments

On August 29, 2025, the Board of Directors of AGM approved and adopted an equity incentive plan (the “2025 Share Incentive Plan”), which became effective on the same date.

On September 5, 2025, AGM entered into an Equity Transfer Agreement by and among AGM Technology Limited, the Hong Kong subsidiary of the Company (the “Target Company”), and Mr. Peng Liu, an unrelated third party (the “Transferee”) for the sale of shares of the Target Company held by the Company to the Transferee.

On September 22, 2025, AGM entered into a series of agreements with L1, pursuant to which the Company agreed to allot and issue up to US$6 million in face value of original issue discount convertible advances.

On October 1, 2025, AGM entered into a Letter Agreement with L1, pursuant to which the parties agreed to amend certain terms of the Securities Purchase Agreement, including the conversion price formula and the establishment of a floor price of US$0.7844.

On September 10, 2025, AGM amended its memorandum and articles of association to increase the authorized maximum number of shares from 8,000,000 shares with a par value of US$0.05 each, comprising (i) 4,000,000 Class A Ordinary Shares, par value US$0.05 per share, and (ii) 4,000,000 Class B ordinary shares, par value US$0.05 per share, to 90,000,000 shares with a par value of US$0.05 each, comprising (i) 60,000,000 Class A Ordinary Shares, par value US$0.05 per share, and (ii) 30,000,000 Class B ordinary shares, par value US$0.05 per share.

On October 14, 2025, AGM announced that it received a letter from the Nasdaq advising that it has maintained compliance with the Listing Rules through September 29, 2025, as required by the June 3, 2025 decision issued by the Nasdaq Hearings Panel (the “Panel”). Accordingly, the Panel has determined to allow the Company to maintain its listing on The Nasdaq Capital Market.

On December 18, 2025, AGM completed a subsequent closing of its previously announced US$2.0 million convertible promissory note offering. In connection with such subsequent closing, AGM issued a convertible promissory note in the principal amount of US$500,000 for aggregate gross proceeds of US$425,000. The subsequent closing represented the second closing of the first tranche under AGM’s securities purchase agreement entered into on September 22, 2025, pursuant to which AGM may issue up to US$6.0 million in aggregate principal amount of original issue discount convertible advances in three tranches, and the first tranche of US$2.0 million is issuable in two installments consisting of US$1.5 million at the initial closing and US$0.5 million upon the effectiveness of an initial resale registration statement.

On January 22, 2026, AGM entered into a securities purchase agreement with an institutional investor, pursuant to which the Company has the right, but not the obligation, to issue and sell, from time to time, Class A Ordinary Shares of the Company for aggregate gross proceeds of up to US$25 million, representing the commitment amount under the equity line of credit facility or ELOC (such amount, the “Commitment Amount”). The equity line of credit facility has a term of 24 months and permits the Company, subject to the satisfaction of certain conditions, to deliver purchase notices to the investor from time to time requiring the investor to purchase a specified number of Class A Ordinary Shares at prices determined in accordance with the terms of the agreement. In connection with the entry into the equity line of credit facility, the Company also issued the investor a five-year warrant to purchase 608,777 Class A Ordinary Shares at an exercise price of US$2.4639 per share.

Our Corporate Information

Our principal executive office is at Unit 2212, 22/F, CC Wu Building, 302-308 Hennessy Road. Wanchai, Hong Kong. The telephone number of our principal executive offices is +852-975-02047.Our registered office and our registered agent’s office in the British Virgin Islands are both at Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway Road Town, Tortola, British Virgin Islands. Our registered agent in the United States is Vcorp Agent Services, Inc. We maintain a website at www.agmhgroup.com.

Notes on Prospectus Presentation

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts and certain US$ amounts into RMB amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023	For the Six Months Ended June 30, 2025	For the Six Months Ended June 30, 2024
Period Ended RMB: USD exchange rate	7.1884	7.0827	7.1586	7.1268
Period Average RMB: USD exchange rate	7.1217	7.0467	7.1839	7.1051

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For clarification, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our CEO will be presented as “Bo Zhu,” even though, in Chinese, his name is presented as “Zhu Bo”.

We have relied on statistics provided by a variety of publicly-available sources regarding expectations of growth of Hong Kong and China. Some market data and statistical information contained in this prospectus are based on management’s estimates and calculations, which are derived from our review and interpretation of the sources listed above, our internal research and our knowledge of software industries in Hong Kong and China. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

THE OFFERING

Issuer	AGM Group Holdings Inc.

Securities offered by the Selling Shareholder	Up to 25,000,000 Class A Ordinary Shares

Class A Ordinary Shares issued and outstanding prior to completion of this Offering	2,298,931 Class A Ordinary Shares

Class A Ordinary Shares issued and outstanding immediately after this Offering	Up to 25,000,000 Class A Ordinary Shares See “Description of Shares” for more information.
Terms of the offering	The Selling Shareholder may sell, transfer or otherwise dispose of any or all of the Class A Ordinary Shares offered by this prospectus from time to time on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Class A Ordinary Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The shares are issuable to the Selling Shareholder pursuant to the ELOC Purchase Agreement and the ELOC Warrant, as described below.

ELOC Purchase Agreement

Under the ELOC Purchase Agreement, subject to the satisfaction of conditions set forth therein including the effectiveness of the registration statement of which this prospectus forms a part, we may sell and issue to the Selling Shareholder up to US$25 million of Class A Ordinary Shares. The purchase price per share is determined as follows: (i) if, during the Pricing Period, the daily traded value of the Class A Ordinary Shares on any of the five trading days constituting the Pricing Period is less than US$300,000, the purchase price shall be equal to 96% of the lowest traded price of the Class A Ordinary Shares during such Pricing Period; and (ii) otherwise, the purchase price will equal 93% of the lowest VWAP of the Class A Ordinary Shares during the five trading days constituting the Pricing Period, in each case be rounded down to the nearest one cent (US$0.01). The “Pricing Period” generally refers to the five trading day period following the Selling Shareholder’s receipt of an advance notice. The purchases are subject to certain to limitations which are set forth in the ELOC Purchase Agreement

ELOC Warrant	Pursuant to the ELOC Purchase Agreement, the Company issued to the Selling Shareholder the ELOC Warrant, which entitles the Selling Shareholder to purchase 608,777 Class A Ordinary Shares at an exercise price of US$2.4639 per share, subject to beneficial ownership limitations.

Listing	Our Class A Ordinary Shares are listed on Nasdaq Capital Markets under the symbol “AGMH”.

Use of Proceeds

We will not receive any proceeds from the sale of shares by the Selling Shareholder.

We may receive up to US$25 million in aggregate gross proceeds from the Selling Shareholder under the Purchase Agreement in connection with sales of our Class A Ordinary Shares to the Selling Shareholder pursuant to the ELOC Purchase Agreement, and up to approximately US$1.5 million in aggregate gross proceeds to the extent of any cash exercises of the ELOC Warrant. However, the actual proceeds may be less than this amount depending on the number of shares sold and the price at which the shares are sold. We intend to use of the net proceeds that we receive under the ELOC Purchase Agreement for working capital and other general corporate purposes and as set forth in “Use of Proceeds” on page 52 of this prospectus. However, as of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive.

Risk Factors	The Class A Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 17 for a discussion of factors to consider before deciding to invest in our Class A Ordinary Shares.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following tables summarize our consolidated financial data for the periods and as of the dates indicated. The summary unaudited consolidated statements of income data for the six months ended June 30, 2025 and 2024, and the summary unaudited consolidated balance sheets data as of June 30, 2025 and 2024 have been derived from our unaudited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP, and included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary unaudited consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included elsewhere in this prospectus.

The following table presents our summary consolidated statements of income data (unaudited) for the six months ended June 30, 2025 and 2024.

	Six Months ended June 30,
	2025 US$	2024 US$
	(Unaudited)
Revenue	20,309,043	3,826,875
Cost of Revenue	(17,952,964)	(2,112,000)
Gross Profit	2,356,079	1,714,875
Loss from Operations	(324,813)	(13,938,740)
Total Other Expenses	(232,279)	(76,480)
Net Loss	(2,796,993)	(14,921,782)
Total comprehensive income/(loss)	9,101,420	(15,107,368)

The following table sets forth certain items in our condensed consolidated statements of cash flows for the six months ended June 30, 2025 and 2024.

	Six Months ended June 30,
	2025 US$	2024 US$
	(Unaudited)
Net cash used in operating activities	(5,577,823)	(590,727)
Net cash used in investing activities	-	-
Net cash provided by financing activities	4,761,135	487,507
Exchange rate effect on cash, cash equivalents and restricted cash	170,568	(264,495)
Net change in cash and cash equivalents	(646,120)	(367,715)
Cash and cash equivalents, beginning of the year	1,178,970	1,601,479
Cash and cash equivalents, end of the year	532,850	1,233,764
Less cash and cash equivalents of discontinued operations – end of period	-	22,191
Cash and cash equivalents of continuing operations – end of period	532,850	1,211,573

The accompanying notes are an integral part of these consolidated financial statements.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

Significant contributors to the bitcoin network could propose amendments to its protocols and software which, if accepted and authorized, could negatively impact our business and operations.

A small group of individuals contribute to the Bitcoin Core Project on GitHub.com, which is a leading source of quasi-governance that works to ensure that the bitcoin blockchain remains decentralized and governed by consensus. According to its website, “Bitcoin Core is an open-source project which maintains and releases Bitcoin client software called ‘Bitcoin Core.’ It is a direct descendant of the original Bitcoin software client released by Satoshi Nakamoto after he published the famous Bitcoin whitepaper.” Bitcoin Core is powered by an open-source development community, but it is maintained by a small group of maintainers and leading contributors.

This group of contributors is currently headed by Wladimir J. van der Laan, the current lead maintainer. These individuals can propose refinements or improvements to the bitcoin network’s source code through one or more software upgrades that alter the protocols and software that govern the bitcoin network and the properties of bitcoin, including the irreversibility of transactions and limitations on the mining of new bitcoin. Proposals for upgrades and discussions relating thereto take place on online forums. For example, there is an ongoing debate regarding altering the blockchain by increasing the size of blocks to accommodate a larger volume of transactions.

The open-source structure of the bitcoin network protocol may result in inconsistent and perhaps even ineffective changes to the bitcoin protocol. Failed upgrades or maintenance to the protocol could damage the bitcoin network, which could adversely affect our business and the results of our operations.

The bitcoin network operates based on an open-source protocol maintained by contributors, largely on the Bitcoin Core project on GitHub. As an open-source project, bitcoin is not represented by an official organization or authority. As the bitcoin network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the bitcoin network protocol. Although the MIT Media Lab’s Digital Currency Initiative funds the current maintainer Wladimir J. van der Laan, among others, this type of financial incentive is not typical. The lack of guaranteed financial incentive for contributors to maintain or develop the bitcoin network and the lack of guaranteed resources to adequately address emerging issues with the bitcoin network may reduce incentives to address the issues adequately or in a timely manner. Changes to a digital asset network which we sell mining machine on may adversely affect an investment in us.

If demand for bitcoin declines, or if another cryptocurrency replaces bitcoin as the most prominent cryptocurrency, our business and the results of our operations could suffer materially.

Although bitcoin is presently the most prominent cryptocurrency, it is possible that another cryptocurrency could supplant it as the most prominent cryptocurrency, which could have a materially negative effect of the demand for bitcoin and, therefore, on its conversion spot price. Alternatively, the demand for bitcoin may fall for other reasons unknown to the Company.

Our ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of our digital assets.

The history of digital asset exchanges has shown that exchanges and large holders of digital assets must adapt to technological change in order to secure and safeguard their digital assets. We rely on third party storage solutions and “cold storage” of our digital wallets to safeguard our digital assets from theft, loss, destruction, or other issues relating to hackers and technological attack; however, malicious actors may be able to intercept our digital assets in the process of selling them. Further, we may move our digital assets to various exchanges to exchange them for fiat currency, which will require us to rely on the security protocols of these exchanges to safeguard our digital assets. While these exchanges purport to be secure, and while we believe them to be so, no security system is perfect and malicious actors may be able to intercept our digital assets while we are in the process of selling them via such exchanges. Given the growth in their size and their relatively unregulated nature, we believe these exchanges will become a more appealing target for malicious actors. To the extent we are unable to identify and mitigate or stop new security threats, our machines may be subject to theft, loss, destruction, or other attack, which could adversely affect an investment in us.

We have an evolving business model which is subject to various uncertainties.

As bitcoin assets may become more widely available, we expect the services and products associated with them to evolve. In order to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of our business model relating to our strategy. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector, and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs bitcoin assets based upon a computer-generated mathematical and/or cryptographic protocol. Large-scale acceptance of cryptocurrencies as a means of payment has not, and may never, occur. The growth of this industry in general, and the use of bitcoin, in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably. The factors include, but are not limited to:

●	continued worldwide growth in the adoption and use of cryptocurrencies as a medium to exchange;

●	governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar bitcoin systems;

●	changes in consumer demographics and public tastes and preferences;

●	the maintenance and development of the open-source software protocol of the network;

●	the increased consolidation of contributors to the bitcoin blockchain through mining pools;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	the use of the networks supporting cryptocurrencies for developing smart contracts and distributed applications;

●	general economic conditions and the regulatory environment relating to cryptocurrencies; and

●	negative consumer sentiment and perception of bitcoin specifically and cryptocurrencies generally.

The outcome of these factors could have negative effects on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations as well as potentially negative effect on the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, which would harm investors in our securities.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in bitcoin-related activities or that accept cryptocurrencies as payment, including financial institutions of investors in our securities.

A number of companies that engage in bitcoin and/or other bitcoin-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to cryptocurrencies has been to exclude their use for ordinary consumer transactions within its jurisdiction.

Subject to such restrictions, we also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide bitcoin and/or derivatives on other bitcoin-related activities have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies and could decrease their usefulness and harm their public perception in the future.

If any person, institution or a pool of them acting in concert obtains control of more than 50% of the processing power active on the Bitcoin network, such person, institution or a pool of them could prevent new transactions from gaining confirmations, halt payments between users, and reverse previously completed transactions, which would erode user confidence in Bitcoin.

If the award of Bitcoins for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending processing power to solve blocks. Miners ceasing operations would reduce the collective processing power on the Bitcoin network, which would adversely affect the confirmation process for transactions and make the Bitcoin network more vulnerable to any person, institution or a pool of them which has obtained over 50% control over the computing power on the Bitcoin network. In such event, such person, institution or a pool of them could prevent new transactions from gaining confirmation, halt payments between users, and reverse previously completed transactions. Such changes or any reduction in confidence in the confirmation process or processing power of the Bitcoin network may erode user confidence in Bitcoin, which would decrease the demand for our mining machines.

The administrators of the Bitcoin network’s source code could propose amendments to the Bitcoin network’s protocols and software that, if accepted and authorized by the Bitcoin network’s community, could adversely affect our business, results of operations and financial condition.

The Bitcoin network is based on a cryptographic, algorithmic protocol that governs the end-user-to-end-user interactions between computers connected to the Bitcoin network. A loosely organized group can propose amendments to the Bitcoin network’s source code through one or more software upgrades that alter the protocols and software that govern the Bitcoin network and the properties of Bitcoins, including the irreversibility of transactions and limitations on the mining of new Bitcoins. To the extent that a significant majority of the users and miners on the Bitcoin network install such software upgrade(s), the Bitcoin network would be subject to new protocols and software that may render our products less desirable, which in turn may adversely affect our business, results of operations and financial condition. If less than a significant majority of the users and miners on the Bitcoin network install such software upgrade(s), the Bitcoin network could “fork.”

The acceptance of Bitcoin network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin network could result in a “fork” in the blockchain, resulting in the operation of two separate networks that cannot be merged. The existence of forked blockchains could erode user confidence in Bitcoin and could adversely impact our business, results of operations and financial condition.

Bitcoin is based on open-source software and has no official developer or group of developers that formally controls the Bitcoin network. Any individual can download the Bitcoin network software and make any desired modifications, which are proposed to users and miners on the Bitcoin network through software downloads and upgrades. However, miners and users must consent to those software modifications by downloading the altered software or upgrade implementing the changes; otherwise, the changes do not become part of the Bitcoin network. Since the Bitcoin network’s inception, changes to the Bitcoin network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin network remains a coherent economic system. However, a developer or group of developers could potentially propose a modification to the Bitcoin network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the Bitcoin network. In such a case, a fork in the blockchain could develop and two separate Bitcoin networks could result, one running the pre-modification software program and the other running the modified version. An example is the introduction of a cryptocurrency known as “Bitcoin cash” in mid-2017. This kind of split in the Bitcoin network could erode user confidence in the stability of the Bitcoin network, which could negatively affect the demand for our products. Our marketing efforts to help grow our business may not be effective.

If our marketing efforts are not successful in promoting awareness of our clients, or if we are not able to cost-effectively manage our marketing expenses, our results of operations could be adversely affected. If our marketing efforts are successful in increasing awareness of our business, this could also lead to increased public scrutiny of our business and increase the likelihood of third parties bringing legal proceedings against us. Any of the foregoing risks could harm our business, financial condition and results of operations.

Acceptance and/or widespread use of bitcoin is uncertain.

Currently, there is a relatively limited use of any bitcoin in the retail and commercial marketplace, thus contributing to price volatility that could adversely affect an investment in our securities. Banks and other established financial institutions may refuse to process funds for bitcoin transactions, process wire transfers to or from bitcoin exchanges, bitcoin-related companies or service providers, or maintain accounts for persons or entities transacting in bitcoin. Conversely, a significant portion of bitcoin demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility undermines any bitcoin’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Market capitalization for a bitcoin as a medium of exchange and payment method may always be low.

The relative lack of acceptance of bitcoins in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or other alternatives.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. Our business utilizes presently existent digital ledgers and blockchains and we could face difficulty adapting to emergent digital ledgers, blockchains, or alternatives thereto. This may adversely affect us and our exposure to various blockchain technologies and prevent us from realizing the anticipated profits from our investments. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations.

We may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect our business.

Competitive conditions within the bitcoin industry require that we use sophisticated technology in the operation of our business. The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements and evolving industry standards. New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently utilize, and we may have to manage transitions to these new technologies to remain competitive. We may not be successful, generally or relative to our competitors in the bitcoin industry, in timely implementing new technology into our systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions and failures during such implementation. Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our business and operations may suffer, and there may be adverse effects on the price of our Class A Ordinary Shares.

We are dependent on our major customers for the majority of our revenues. The loss of one or more significant customers could adversely affect our financial condition, prospects and results of operations.

For the fiscal year ended December 31, 2024, three customers accounted for 64%, 21% and 12% of the Company’s revenues. For the fiscal year ended December 31, 2023, three customers accounted for 53%, 19% and 13% of the Company’s revenues, respectively. If we were to lose any key alliances over a relatively short period of time or if one of our largest customers fails to pay or delays in paying a significant amount of our outstanding receivables, we could experience an adverse impact on our business, financial condition, results of operations, cash flows and prospects. Additionally, changes in ownership of our customers may result in the loss of, or reduction in, business from those customers, which could materially and adversely affect our business, financial condition, results of operations and prospects.

We are dependent on a limited number of suppliers, and delays in deliveries or increases in the cost could harm our business, results of operations and financial condition.

Our ability to meet our customers’ demand for our service depends upon obtaining adequate supplies on a timely basis. We have established relationships with a limited number of suppliers. For the fiscal year ended December 31, 2024, two suppliers accounted for 75% and 25% of the Company’s total cost of revenues. For the fiscal year ended December 31, 2023, four suppliers accounted for 29%, 26%, 24% and 10% of the Company’s total cost of revenues. Should any of our current suppliers be unable to deliver their service or otherwise fail to deliver in a timely manner and at acceptable prices and quality, we would have to identify and quality replacements from alternative sources of supply. However, the process of qualifying new suppliers for complex components is also lengthy and could have a material adverse effect on our business, financial condition and results of operations. Additionally, increase in costs may adversely impact demand for our services or the results of our business operations.

Any failure to offer high-quality product support may adversely affect our relationships with our customers and our financial results.

In deploying and using our solutions, our customers depend on our support services team to resolve complex technical and operational issues. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for product support. We also may be unable to modify the nature, scope and delivery of our product support to compete with changes in product support services provided by our competitors. Increased customer demand for product support, without corresponding revenue, could increase costs and adversely affect our operating results. Our sales are highly dependent on our business reputation and on positive recommendations from our existing customers. Any failure to maintain high-quality product support, or a market perception that we do not maintain high-quality product support, could adversely affect our reputation, our ability to sell our solutions to existing and prospective customers, our business, operating results, and financial position.

We might require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance our existing solutions, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Class A Ordinary Shares. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired.

Our financial and operating performance may be adversely affected by epidemics, natural disasters and other catastrophes.

Our business could be materially and adversely affected by the outbreak of epidemics including but not limited to the novel coronavirus (COVID-19), swine influenza, avian influenza, middle east respiratory syndrome (MERS-CoV) and severe acute respiratory syndrome (SARS-CoV). Our financial and operating performance may be adversely affected by epidemics such as the COVID-19, natural disasters and other catastrophes.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect travel volume and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

If we are not able to continue to innovate or if we fail to adapt to changes in our industry, our business, financial condition and results of operations would be materially and adversely affected.

The cryptocurrencies and blockchain technology hardware industry is characterized by rapidly changing technology, evolving industry standards, new service introductions and changing customer demands. Furthermore, our competitors are constantly developing innovations in online marketing, communications, social networking and other services to enhance users’ online experience. We continue to invest significant resources in our infrastructure, research and development and other areas in order to introduce more content and enhance our existing services that will attract more users to our software. The changes and developments taking place in our industry may also require us to re-evaluate our business model and adopt significant changes to our long-term strategies and business plan. Our failure to innovate and adapt to these changes would have a material adverse effect on our business, financial condition and results of operations.

If we are unable to maintain existing clients, attract new clients or broaden our market, our business and results of operations will be adversely affected.

We intend to continue to dedicate significant resources to our user acquisition efforts, including establishing new acquisition channels, particularly as we continue to grow and introduce new services. The overall number of users may be affected by several factors, including our brand recognition and reputation, the effectiveness of our risk control, the efficiency of our platform, the macroeconomic environment and other factors. For the technology hardware business, senior sales personnel contact customers directly to promote and introduce product attributes, functions, operation and maintenance. Furthermore, we plan to use search engine marketing, search engine optimization, inherent virus marketing features developed within our products and social network marketing to targeted users. We believe the brand value will develop rapidly as our product inherently bring more educational value to retail clients as comparing to competitors’ product. However, we have sufficient human resource to market our services, which will result in an increase in operation cost. If we are unable to broaden our market or attract new users, or if the existing users do not continue to use our software, we might be unable to increase our revenues as we expect, and our business and results of operations may be adversely affected.

If we do not compete effectively, our results of operations could be harmed.

The market of technology hardware is in rapid growth due to rapid growth of actual and predicted demand. The market, thus, has become more competitive. Our competitors operate with different business models, have different cost structures or participate selectively in different market segments. They may ultimately prove more successful or more adaptable to new regulatory, technological and other developments. Some of our current and potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms. Our competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and brand loyalty and broader partner relationships than us. Additionally, a current or potential competitor may acquire one or more of our existing competitors or form a strategic alliance with one or more of our competitors. Our competitors may be better at developing new services, offering more attractive investment returns or lower fees, responding faster to new technologies and undertaking more extensive and effective marketing campaigns. In response to competition and in order to grow or maintain the client base, we may have to offer more content and features in the software or charge lower fees, which could materially and adversely affect our business and results of operations. If we are unable to compete with such companies and meet the need for innovation in our industry, the demand for our service could stagnate or substantially decline, we could experience reduced revenues or our services could fail to achieve or maintain more widespread market acceptance, any of which could harm our business and results of operations.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract clients depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. It is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

Unauthorized disclosure of sensitive or confidential customer information or our failure or the perception by our customers that we failed to comply with privacy laws or properly address privacy concerns could harm our business and standing with our customers.

We collect, store, process, and use certain personal information and other user data in our business. A significant risk associated with our business is the secure transmission of confidential information over public networks. The perception of privacy concerns, whether or not valid, may adversely affect our business and results of operations. We must ensure that any processing, collection, use, storage, dissemination, transfer and disposal of data for which we are responsible complies with relevant data protection and privacy laws. The protection of our customer, employee and company data is critical to us. We rely on commercially available systems, software, tools and monitoring to provide secure processing, transmission and storage of confidential customer information. Despite the security measures we have in place, our facilities and systems, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. Any security breach, or any perceived failure involving the misappropriation, loss or other unauthorized disclosure of confidential information, as well as any failure or perceived failure to comply with laws, policies, legal obligations or industry standards regarding data privacy and protection, whether by us or our vendors, could damage our reputation, expose us to litigation risk and liability, subject us to negative publicity, disrupt our operations and harm our business. We cannot assure you that our security measures will prevent security breaches or that failure to prevent them will not have a material adverse effect on our business. Further, we do not carry cybersecurity insurance to compensate for any losses that may result from any breach of security. Therefore, our results of operations or financial condition may be materially adversely affected if our existing general liability policies did not cover a security breach.

New lines of business or new services may subject us to additional risks.

From time to time, we may implement new lines of business or offer new services within existing lines of business. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also impact the successful implementation of a new line of business or a new service. Furthermore, any new line of business and/or new service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new services could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, copyrights, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. Any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

There is a growing emphasis on intellectual property rights in China. Due to the different circumstances of the case, there are differences in the application of law. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

From time to time, we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our services and better serve our clients. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our services;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with clients, employees and suppliers of the acquired business;

●	risks of entering markets in which we have limited or no prior experience;

●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

●	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	failure to successfully further develop the acquired technology;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	potential disruptions to our ongoing businesses; and

●	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced services or that any new or enhanced services, if developed, will achieve market acceptance or prove to be profitable.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management. While we have provided different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that any member of our management team will not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including software engineering, financial and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled technical, and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

A lack of insurance could expose us to significant costs and business disruption.

We have not yet purchased insurance to cover our assets and property of our business, which could leave our business inadequately protected from loss. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected. Furthermore, Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, we do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs.

We have identified material weakness in our internal control over financial reporting. If we fail to implement and maintain an effective system of internal control, we may be unable to accurately report our operating results, meet our reporting obligations or prevent fraud.

As required by Form 20-F, our management is required to assess the effectiveness of our internal control over financial reporting and include a report in our annual report on Form 20-F. In preparing our consolidated financial statements for the years ended December 31, 2024 and 2023, our management identified material weakness in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board of the United States, and other significant deficiencies. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified is the lack of personnel with appropriate levels of accounting knowledge and experience to address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP. This material weakness remained as of December 31, 2024. As a result of inherent limitations, our internal control over financial reporting may not prevent or detect misstatements, errors or omissions.

In addition, once we cease to be a “non- accelerated filer” as such term is defined under Rule 12b-2 under the Exchange Act, we will be subject to Section 404 of the Sarbanes-Oxley Act of 2002, pursuant to which our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Generally, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements, errors or omissions in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, and harm our results of operations. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

Risks Related to Doing Business in China

We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares.

We are a holding company incorporated in the British Virgin Islands and conduct substantially all of our business through our subsidiaries in China, Hong Kong SAR, Canada, the British Virgin Islands and Singapore. Although neither the holding company nor any of the Company’s Chinese subsidiaries conduct any operations through contractual arrangements with a variable interest entity based in China, we may rely on dividends to be paid by our PRC subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict our PRC subsidiaries’ ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our PRC subsidiaries may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises are required to set aside at least 10% of their accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC subsidiaries generate primarily all of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of any one of our PRC subsidiaries to use its Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital supervision, and more compliance requirements may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law, or EIT, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiaries to their immediate holding companies, AGM HK, AGM Defi Tech and AGM Electronic. As of the date hereof, Beijing Bixin currently does not have plans to declare and pay dividends to AGM HK, AGM Defi Tech and AGM Electronic and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. AGM HK, AGM Defi Tech and AGM Electronic intend to apply for the tax resident certificate when Beijing Bixin plans to declare and pay dividends to them. When Beijing Bixin plans to declare and pay dividends to AGM HK, AGM Defi Tech and AGM Electronic and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Except for the filing procedure with the CSRC required under the Overseas Listing Trial Measures in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors. However, if our holding company or subsidiaries were required to obtain approval or filing in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

The Chinese government has increasingly higher requirements for the compliance of the market economy, and as a result, it can influence the manner in which we must conduct our business activities and effect material changes in our operations or the value of the Class A Ordinary Shares we are registering in this resale. Under the current government leadership, the government of the PRC has been pursuing reform policies which have affected China-based operating companies whose securities are listed in the United States. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including deepening the reform field or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. As of the date hereof, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

In early July 2021, regulatory authorities in China launched cybersecurity investigations with regard to several China-based companies that are listed in the United States. The Chinese cybersecurity regulator announced on July 2 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and Boss of KANZHUN LIMITED (Nasdaq: BZ). On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

As such, the Company’s business segments may be subject to various compliance requirements from regulatory agency in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and has replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Given the Revised Review Measures, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. For example, it is unclear whether the requirement of cybersecurity review applies to follow-on offerings by an “online platform operator” that is in possession of personal data of more than one million users where the offshore holding company of such operator is already listed overseas. Furthermore, the CAC released the Administration Regulations on Network Data Security (Draft for Comments), or the Draft Measures for Network Data Security in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year.   On August 30, 2024, the executive meeting of The State Council deliberated and adopted the Administration Regulations on Network Data Security (Draft).  If the Administration Regulations on Network Data Security (Draft) are enacted in the current form, we, as an overseas listed company, will be required to carry out an annual data security review and comply with the relevant reporting obligations.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures, which became effective on March 31, 2023.  According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the issuer’s main business activities are conducted in China, or its main place(s) of business are located in China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provide that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures. The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

At the Press Conference, officials from the CSRC clarified that the domestic companies that have already been listed overseas on or before March 31, 2023 shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC upon occurrences of certain subsequent matters such as follow-on offerings of securities. According to the Overseas Listing Trial Measures and the Press Conference, the existing domestic companies that have completed overseas offering and listing before March 31, 2023, such as us, shall not be required to perform filing procedures for the completed overseas securities issuance and listing. However, from the effective date of the regulation, any of our subsequent securities offering in the same overseas market or subsequent securities offering and listing in other overseas markets shall be subject to the filing requirement with the CSRC within three working days after the offering is completed or after the relevant application is submitted to the relevant overseas authorities, respectively. If it is determined that any approval, filing or other administrative procedures from other PRC governmental authorities is required for any future offering or listing, we cannot assure you that we can obtain the required approval or accomplish the required filings or other regulatory procedures in a timely manner, or at all. If we fail to fulfill filing procedure as stipulated by the Overseas Listing Trial Measures or offer and list securities in an overseas market in violation of the Overseas Listing Trial Measures, the CSRC may order rectification, issue warnings to us, and impose a fine of between RMB1,000,000 and RMB10,000,000. Persons-in-charge and other persons that are directly liable for such failure shall be warned and each imposed a fine from RMB500,000 to RMB5,000,000. Controlling shareholders and actual controlling persons of us that organize or instruct such violations shall be imposed a fine from RMB1,000,000 and RMB10,000,000.

On February 24, 2023, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, there remain uncertainties regarding the further interpretation and implementation of the Provisions on Confidentiality and Archives Administration.

We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of filings or approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities with respect to this offering. If any filings, approval, review, or other procedure is in fact required, we are not able to guarantee that we will obtain such filings, approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities. Currently, we are not required to seek approval from or make filings to the CSRC, or any other PRC governmental authorities for our overseas listing plan, nor have we received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities as of the date of this prospectus. See also “- The filing, approval or other administration requirements of the CSRC or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.”

Due to different circumstances, there are differences regarding the interpretation and enforcement of PRC laws, rules and regulations in different cases.

Substantially all of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. Due to the rapid development of China’s economy, the PRC legal system continues to rapidly evolve. The huge size and complexity of China’s economy can lead to differences in the interpretation and application of laws. Since China and the United States are very different in terms of political and legal systems, if investors view China issues solely from the perspective of the United States, it may bring pressure and impact on our business. See “Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Except for the filing procedure with the CSRC required under the Overseas Listing Trial Measures in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors. However, if our holding company or subsidiaries were required to obtain approval or filing in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.” on page 27 of this prospectus.

Due to the high caseload, administrative and court proceedings in China may require waiting lines, resulting in substantial costs and diversion of resources and management attention. Because of the different circumstances of the cases, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions remain unclear on how the law will be interpreted, amended and implemented by the relevant PRC governmental authorities, but the Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law, which took effect on November 1, 2021. The Personal Information Protection Law aims at protecting the personal information rights and interests, regulating the processing of personal information, ensuring the orderly and free flow of personal information in accordance with the law, and promoting the reasonable use of personal information. According to the Personal Information Protection Law, personal information includes all kinds of identified or identifiable information related to natural persons recorded by electronic or other means, but excludes de-identified information. The Personal Information Protection Law also specified the rules for handling sensitive personal information, which includes biometrics, religious beliefs, specific identities, medical health, financial accounts, trails and locations, and personal information of teenagers under fourteen years old and other personal information, which, upon leakage or illegal usage, may easily infringe the personal dignity or harm of safety of livelihood and property. Personal information handlers shall bear responsibility for their personal information handling activities, and adopt necessary measures to safeguard the security of the personal information they handle. Otherwise, the personal information handlers will be ordered for rectification or suspension or termination of provision of services, confiscation of illegal income, subject to fines or other penalties.

On July 7, 2022, the CAC issued the Measures on Security Assessment of the Cross-border Transfer of Data, effective from September 1, 2022. The measures provide that four types of cross-border transfers of critical data or personal data generated from or collected in the PRC should be subject to a security assessment, which include: (i) a data processor to transfer important data overseas; (ii) either a critical information infrastructure operator, or a data processor processing personal information of more than 1 million individuals, transfers personal information overseas; (iii) a data processor who has, since January 1 of the previous year, transferred personal information of more than 100,000 individuals overseas cumulatively, or transferred sensitive personal information of more than 10,000 individuals overseas cumulatively; or (iv) other circumstances under which security assessment of data cross-border transfer is required as prescribed by the national cyberspace administration. We have applied for a security assessment by the CAC regarding the cross-border transfer of certain data in our business operations in accordance with the Measures on Security Assessment of the Cross-border Transfer of Data. However, since these measures are relatively new, the interpretation and implementation of these measures in practice are subject to changes, including the assessment result by the CAC.

We are not among “data processor” as mentioned above. In addition, neither the Company nor its subsidiaries is an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. However, Measures for Cybersecurity Review (2021 version) was adopted and the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities.

There remain uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. If we inadvertently conclude that the Measures for Cybersecurity Review (2021 version) do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review (2021 version) become applicable to us, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review (2021 version), which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review (2021 version), our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

Furthermore, the PRC government authorities may strengthen compliance requirements over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities.

The impact of case differences on law enforcement and the increasing compliance requirements of the Chinese government could result in a material change in our operations, financial performance and/or the value of our Class A Ordinary Shares or impair our ability to raise money.

The M&A Rules and certain other PRC regulations establish strict procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the anti-monopoly law enforcement agency be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise.

For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the PRC Anti-Monopoly Law as amended in 2022 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB12 billion and at least two of these operators each had a turnover of more than RMB800 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB4  billion, and at least two of these operators each had a turnover of more than RMB800 million within China) must be cleared by the anti-monopoly enforcement authority before they can be completed. In addition, in 2011, the General Office of the State Council promulgated a Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, also known as Circular 6, which officially established a security review system for mergers and acquisitions of domestic enterprises by foreign investors. Further, MOFCOM promulgated the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors, effective 2011, to implement Circular 6. Under Circular 6, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns and mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises with “national security” concerns. Under the foregoing MOFCOM regulations, MOFCOM will focus on the substance and actual impact of the transaction when deciding whether a specific merger or acquisition is subject to security review. If MOFCOM decides that a specific merger or acquisition is subject to a security review, it will submit it to the Inter-Ministerial Panel, an authority established under Circular 6 led by the National Development and Reform Commission, and MOFCOM under the leadership of the State Council, to carry out security review. The regulations prohibit foreign investors from bypassing the security review by structuring transactions through trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions. There is no explicit provision or official interpretation stating that the merging or acquisition of a company engaged in the internet content business requires security review, and there is no requirement that acquisitions completed prior to the promulgation of the Security Review Circular are subject to MOFCOM review.

In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions. We believe that it is unlikely that our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, MOFCOM or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in China, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited.

You may have difficulty enforcing judgments obtained against us.

We are a BVI business company incorporated under the laws of the British Virgin Islands, and substantially all of our assets are located outside of the United States. Virtually all of our assets and a substantial portion of our current business operations are conducted in the PRC. In addition, almost all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to bring an action against these individuals within the United States. It may also be difficult for you to enforce the U.S. courts judgments obtained in U.S. courts, including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, many of whom are not residents in the United States, and whose significant part of assets are located outside of the United States.

Shareholders of BVI business companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI business company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a shareholder. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

As a result of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Shares — Difference in Corporate Law.”

The filing, approval or other administration requirements of the CSRC or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, as applicable.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in China or assets and controlled by enterprises or individuals in China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

We believe that the CSRC’s approval is not required for the trading of our Class A Ordinary Shares on Nasdaq in the context of future offerings, given that: (i) each of our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under our past offerings are subject to the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules.

However, there remain some uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for future offerings, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for future offerings. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from future offerings into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Ordinary Shares. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt future offerings before the settlement and delivery of the Class A Ordinary Shares that we may offer in the future.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date hereof, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Pursuant to Cybersecurity Review Measures which were issued on December 28, 2021 and became effective on February 15, 2022, network platform operators holding over one million users’ personal information must apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. However, given the Cybersecurity Review Measures were relatively new, there are substantial uncertainties as to the interpretation, application and enforcement of the Cybersecurity Review Measures. It remains uncertain whether we should apply for cybersecurity review prior to any offshore offering and whether we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to do so. On September 30, 2024, the State Council issued the Regulations on the Administration of Network Data Security (“Data Security Regulations”), which took effect on January 1, 2025. According to the Data Security Regulations, network data processors that engage in network data processing activities which affect or may affect national security shall undergo a national security review in accordance with the relevant state provisions.

We believe that we will not be subject to the effective Cybersecurity Review Measures, because we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. After the implementation of the Regulations on the Administration of Network Data Security, we believe that we are no longer subject to the network data security review conducted by the Cyberspace Administration of China, since we currently do not collect data that affects or may affect national security and we do not anticipate that we will be collecting data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Measures for Network Data Security.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the issuer’s main business activities are conducted in China, or its main place(s) of business are located in China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provide that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures. The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

At the Press Conference, officials from the CSRC clarified that the domestic companies that have already been listed overseas on or before March 31, 2023 shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC upon occurrences of certain subsequent matters such as follow-on offerings of securities. According to the Overseas Listing Trial Measures and the Press Conference, the existing domestic companies that have completed overseas offering and listing before March 31, 2023, such as us, shall not be required to perform filing procedures for the completed overseas securities issuance and listing. However, from the effective date of the regulation, any of our subsequent securities offering in the same overseas market or subsequent securities offering and listing in other overseas markets shall be subject to the filing requirement with the CSRC within three working days after the offering is completed or after the relevant application is submitted to the relevant overseas authorities, respectively. If it is determined that any approval, filing or other administrative procedures from other PRC governmental authorities is required for any future offering or listing, we cannot assure you that we can obtain the required approval or accomplish the required filings or other regulatory procedures in a timely manner, or at all. If we fail to fulfill filing procedure as stipulated by the Overseas Listing Trial Measures or offer and list securities in an overseas market in violation of the Overseas Listing Trial Measures, the CSRC may order rectification, issue warnings to us, and impose a fine of between RMB1,000,000 and RMB10,000,000. Persons-in-charge and other persons that are directly liable for such failure shall be warned and each imposed a fine from RMB500,000 to RMB5,000,000. Controlling shareholders and actual controlling persons of us that organize or instruct such violations shall be imposed a fine from RMB1,000,000 and RMB10,000,000.

On February 24, 2023, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, there remain uncertainties regarding the further interpretation and implementation of the Provisions on Confidentiality and Archives Administration.

As of the date of this prospectus, we and our PRC subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our PRC subsidiaries. In addition, as of the date of this prospectus, according to our PRC counsel, Skylight Law Firm, although we are required under the Overseas Listing Trial Measures to complete the filing procedure in connection with our offering (including this offering and any subsequent offering) within three business days after such offering is completed, no relevant PRC laws or regulations in effect requires that we or our subsidiaries obtain permission from any PRC authorities to issue securities to foreign investors, and we and our subsidiaries have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. If it is determined that we are subject to filing requirements imposed by the CSRC under the Overseas Listing Regulations or approvals from other PRC regulatory authorities or other procedures, including the cybersecurity review under the revised Cybersecurity Review Measures, for our future offshore offerings, it would be uncertain whether we can or how long it will take us to complete such procedures or obtain such approval and any such approval could be rescinded. Any failure to obtain or delay in completing such procedures or obtaining such approval for our offshore offerings, or a rescission of any such approval is obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to file with the CSRC or failure to seek approval from other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our Class A Ordinary Shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our Class A Ordinary Shares. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental.

The PRC laws and regulations governing the Company’s business operations are constantly evolving. Any changes in such PRC laws and regulations as well as in the PRC economic, political, and social conditions may have a material effect on the PRC economy, and in turn the Company’s business.

The PRC laws and regulations governing the Company’s business are constantly evolving regarding the interpretation and application of the PRC laws and regulations, including but not limited to the laws and regulations governing the Company’s business, or the enforcement and performance of the Company’s arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy, and criminal proceedings. The Company and any future subsidiaries are considered foreign persons or foreign funded enterprises under the PRC laws, and as a result, the Company is required to comply with the PRC laws and regulations.

The difference in the legal system between PRC and the United States has an adverse impact on companies’ international operations.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules may not be uniform and enforcement of these laws, regulations and rules involves uncertainties. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. In particular, PRC laws and regulations concerning the businesses that we are involved in are developing and evolving. Although we have taken measures to comply with the laws and regulations that are applicable to our business operations and avoid conducting any non-compliant activities under the applicable laws and regulations, the PRC governmental authorities may promulgate new laws and regulations regulating the industry in the future. We cannot assure you that our practice would not be deemed to violate any new PRC laws or regulations relating to the industry. Moreover, developments in the industry may lead to changes in PRC laws, regulations and policies or in the interpretation and application of existing laws, regulations and policies that may limit or restrict online reading marketplaces like us, which could materially and adversely affect our business and operations.

The political and economic policies of the Chinese government, while favorable to China’s economic growth, could have a material adverse effect on China’s overall economic growth in the event of political friction and economic sanctions between the U.S. government and China, which could reduce the demand for our services and materially and adversely affect our competitive position

Substantially all of our business operations and R&D are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant impact over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, adjust the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. We voluntarily ceased our forex trading brokerage business and suspended all activities on AGM Trade, a trading network platform, to ensure compliance with PRC laws, regulations and policies. While we do not foresee our business will be further restricted or affected by the PRC laws and regulations, we may need to further revise our business model to remain compliant. If any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

A severe or prolonged downturn in the global economy and slower growth in China could materially and adversely affect our business and financial condition.

Any prolonged slowdown in the global economy and slower growth in China may have a negative impact on our business, results of operations and financial condition. In particular, general economic factors and conditions in worldwide, including the general interest rate environment and unemployment rates, may affect our customer’s purchase of technology hardware. Economic conditions in China are sensitive to global economic conditions. There is considerable uncertainty over the long-term effects of the monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. If present global economic uncertainties persist, many of our customers may reduce the service they require from us. Adverse economic conditions could also reduce the number of customers seeking our service, as well as their ability to make payments. Should any of these situations occur, our net revenues will decline, and our business and financial conditions will be negatively impacted. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

General economic, political and social conditions affect the United States, Europe and other global markets and our business. In particular, U.S., European and other global markets, as well as our access to financing, may be affected by factors, including economic growth or its sustainability, persistent inflation, supply chain disruptions, employment levels, work stoppages, labor shortages and labor disputes, labor costs, wage stagnation, energy prices, oil, gas and fuel prices, fluctuations or other significant changes in both debt and equity capital markets and currencies, liquidity of the global financial markets, the growth of global trade and commerce, trade policies, the availability and cost of capital and credit (including as a result of increased interest rates) and investor sentiment and confidence. Additionally, global markets may be adversely affected by the current or anticipated impact of cyber incidents or campaigns, military conflict, including the Russia-Ukraine conflict as well as the Hamas-Israel conflict and rising tensions between Chinese mainland and Taiwan and the relationship between China and the United States, or other geopolitical uncertainty and instability. The ongoing spread of variants of infectious diseases, such as the COVID-19 virus, may interrupt, or delay, our clinical trial activities, regulatory reviews, manufacturing activities and supply chain. The COVID-19 outbreak delayed enrollment in our clinical trials due to prioritization of hospital resources towards the outbreak or other factors, and some patients may be unwilling to enroll in our trials or be unable to comply with clinical trial protocols if quarantines impede patient movement or interrupt healthcare services, which would delay our ability to conduct clinical trials or release clinical trial results and could delay our ability to obtain regulatory approvals and commercialize our product candidates. Any sudden or prolonged market downturn in the United States or elsewhere could adversely affect our business, results of operations and financial condition, including capital and liquidity levels.

In addition, continued turbulence in the international markets may adversely affect our ability to access capital markets to meet liquidity needs.

Labor laws in the PRC may adversely affect our business and results of operations.

On June 29, 2007, the PRC government promulgated a new labor law, namely, the Labor Contract Law of the PRC, which became effective on January 1, 2008, which was further amended on December 28, 2012 (effective July 1, 2013). The Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations. The Labor Contract Law also mandates that employers provide social welfare packages to all employees, increasing our labor costs. To the extent competitors from outside China are not affected by such requirements, we could be at a comparative disadvantage.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed an Enterprise Income Tax Law (the “EIT Law”) and implementing rules, both of which became effective on January 1, 2008, and were last amended on December 29, 2018. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management are often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders. However, it remains unclear as to how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, approximately 82% of our revenue is non-China source income, so could be adversely affected. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income.” Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

The State Administration of Foreign Exchange, or SAFE, promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing. Moreover, failure to comply with the various SAFE registration requirement could result in liability under PRC law for evasion of foreign exchange controls. According to the Notice on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment (the “2015 Notice”) released on February 13, 2015 by SAFE, local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under SAFE Circular 37 from June 1, 2015.

We have not filed SAFE Circular 37 reports on behalf of our shareholders who are PRC residents before. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Furthermore, it is unclear how SAFE Circular 37 and the 2015 Notice, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

We are subject to the U.S. Foreign Corrupt Practices Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control. We are in the process of implementing an anticorruption program, which prohibits the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business. The anticorruption program also requires that clauses mandating compliance with our policy be included in all contracts with foreign sales agents, sales consultants and distributors and that they certify their compliance with our policy annually. It further requires that all hospitality involving promotion of sales to foreign governments and government-owned or controlled entities be in accordance with specified guidelines. In the meantime, we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law.

However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Since our operations and assets are located outside the U.S., shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, our directors and executive officers.

The majority of our operations and assets are located outside the U.S. In addition, most of our executive officers and directors are non-residents of the U.S., and substantially all the assets of such persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons.

Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China.

From time to time, we may receive requests from certain U.S. agencies to investigate or inspect our operations, or to otherwise provide information. While we will be compliant with these requests from these regulators, there is no guarantee that such requests will be honored by those entities who provide services to us or with whom we associate, especially as those entities are located in China. Furthermore, an on-site inspection of our facilities by any of these regulators may be limited or entirely prohibited.

Dividends payable to our foreign investors and gains on the sale of our Class A Ordinary Shares by our foreign investors may become subject to PRC tax law.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, if we are deemed a non-PRC resident enterprise, any gain realized on the transfer of our Class A Ordinary Shares by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our Class A Ordinary Shares, and any gain realized from the transfer of our Class A Ordinary Shares, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. See “Business — Regulation — Regulations on Tax.” Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of our Class A Ordinary Shares by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether if we or any of our subsidiaries established outside China are considered a PRC resident enterprise, holders of our Class A Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to our non-PRC investors, or gains from the transfer of our Class A Ordinary Shares by such investors are subject to PRC tax, the value of your investment in our securities may decline significantly.

Strict procedure on currency exchange may limit PRC investors’ ability to make investment.

To ensure foreign exchange market and exchange rate stability, the PBOC and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital optimization measures, including stricter vetting procedures for Chinese citizens to transfer foreign currency overseas and for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, on January 26, 2017, SAFE issued the Notice of State Administration of Foreign Exchange on Improving the Check of Authenticity and Compliance to Further Promote Foreign Exchange Control, or the SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. The PRC government may continue to strengthen its focus on capital market stability, and more regulations and substantial vetting process may be put in place by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC investors to make capital contribution or make other kinds of payments to us could materially and adversely limit our ability to grow.

The joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our Class A Ordinary Shares.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the Company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China, because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Each of KCCW Accountancy Corp., the independent registered public account firm that issued the audit report for the fiscal year ended December 31, 2022 included elsewhere in this prospectus, and GGF CPA LTD, the independent registered public account firm that issued the audit report for the fiscal year ended December 31, 2023 included elsewhere in this prospectus, as an auditors of companies that are traded publicly in the United States and firms registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess such auditor’s compliance with the applicable professional standards. KCCW Accountancy Corp. is headquartered in Los Angeles, California, and is subject to inspection by the PCAOB on a regular basis. GGF CPA LTD is headquartered in Guangzhou, China. While GGF CPA LTD is based in the PRC, it is registered with PCAOB and subject to PCAOB inspection. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the GGF CPA LTD because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading of our securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. None of KCCW Accountancy Corp. or GGF CPA LTD is subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021.

However, as more stringent criteria have been imposed by the SEC and the PCAOB, which would add uncertainties to future offerings, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. It remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange. In addition, the above amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Class A Ordinary Shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

Differences in the interpretation and enforcement of Chinese laws and regulations and those in the United States may impact limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Differences in the interpretation and enforcement of Chinese laws and regulations and those in the United States may impact the legal protections available to us. Due to the rapid development of China’s economy, the PRC legal system continues to rapidly evolve, the huge size and complexity of China’s economy can lead to differences in the interpretation and application of laws.

Therefore, these risks may result in a material change in business operations, significant depreciation of the value of our Class A Ordinary Shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors. The Chinese government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to optimize cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

Although we have taken measures to comply with the laws and regulations that are applicable to our business operations, including the regulatory principles raised by the CBRC, and avoiding conducting any activities that may be deemed as illegal fund-raising, forming capital pool or providing guarantee to investors under the current applicable laws and regulations, the PRC government authority may promulgate new laws and regulations regulating the direct lending service industry in the future. We cannot assure you that our practices would not be deemed to violate any PRC laws or regulations relating to illegal fund-raising, forming capital pools or the provision of credit enhancement services. Moreover, we cannot rule out the possibility that the PRC government will institute a license requirement covering our industry at some point in the future. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since the different circumstances of the cases, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. Since China and the United States are very different in terms of political and legal systems, if investors view China issues solely from the perspective of the United States, it may bring pressure and impact on our business.

The Opinions issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As official guidance and interpretation of the Opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of the Opinions or any future implementation rules on a timely basis, or at all.

Risks Related to Our Share Structure and Class A Ordinary Shares

The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with certain shareholders, including our executive officers, employees and directors and their affiliates, which will limit your ability to influence the outcome of important transactions, including a change in control.

Under the Second Amended and Restated Articles, we are authorized to issue a maximum of 90,000,000 shares with a par value of US$ 0.05 each, comprising i) 60,000,000 shares of Class A Ordinary Shares, par value US$ 0.05 per share and ii) 30,000,000 shares of Class B ordinary shares, par value US$ 0.05 per share. As of the date of this prospectus, there are 2,298,931 Class A Ordinary Shares and 1,200,000 Class B ordinary shares issued and outstanding. Each Class B Ordinary Share in the Company confers upon the shareholder the right to five votes at a meeting of the shareholders of the Company or on any resolution of shareholders, and each Class A Ordinary Share in the Company confers upon the shareholder the right to one vote at a meeting of the shareholders of the Company or on any resolution of shareholders. Because of the five-to-one voting ratio between our Class B ordinary shares and Class A Ordinary Shares, the holders of our Class B ordinary shares collectively control a majority of the combined voting power of our ordinary shares and therefore are able to control all matters submitted to our shareholders for approval. These holders of our Class B ordinary shares may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. The directors and executive officers beneficially own a majority of the issued and outstanding Class A Ordinary Shares and all of the issued and outstanding Class B ordinary shares as of the date hereof. As of the date hereof, our directors and executive officers directly and indirectly hold an aggregate of approximately 74.75% of the combined voting power of Class A Ordinary Shares and Class B Ordinary Shares. Our directors and executive officers have voting and dispositive power of all the issued and outstanding Class B Ordinary Shares. This concentrated control may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our shareholders of an opportunity to receive a premium for their ordinary shares as part of a sales of our company and might ultimately affect the market price of our Class A Ordinary Shares.

British Virgin Islands business companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

British Virgin Islands business companies may not have a standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

The laws of BVI provide limited protections for minority shareholders, so minority shareholders will not have the same options as to recourse in comparison to the U.S. if the shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

The trading price of our Class A Ordinary Shares has been, and is likely to continue to be, volatile; you might not be able to sell your shares at or above the price that you paid for them and we may not be able to stop the decline of our stock price.

The trading price of our Class A Ordinary Shares has been, and is likely to continue to be, volatile, and may be influenced by numerous factors, some of which are beyond our control; you might not be able to sell your shares at or above the price that you paid for them. Factors that could cause volatility in the market price of our Class A Ordinary Shares include, but are not limited to:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition to the risks addressed above in “The trading price of our Class A Ordinary Shares has been, and is likely to continue to be, volatile; you might not be able to sell your shares at or above the price that you paid for them and we may not be able to stop the decline of our stock price,” our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats after this offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our securities. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our company’s financial performance and public image, negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

Additionally, as a company listed on the Nasdaq Capital Market, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. We have followed and intend to follow British Virgin Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq Capital Market that listed companies must obtain its shareholders’ approval of certain transactions other than public offerings (Nasdaq rule 5635(d)). As a result of our reliance on the “foreign private issuer” exemptions, our shareholders may be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our securities if the market price of our securities increases.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our Audit Committee and Compensation Committee, and qualified executive officers.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

As a publicly listed company, we are required to file periodic reports with the SEC upon the occurrence of matters that are material to our company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

Securities analysts may not cover our Class A Ordinary Shares and this may have a negative impact on the market price of our Class A Ordinary Shares.

The trading market for our Class A Ordinary Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Class A Ordinary Shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Class A Ordinary Shares, changes their opinion of our Class A Ordinary Shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Class A Ordinary Shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our Class A Ordinary Shares to decline.

It is not possible to predict the actual number of Class A Ordinary Shares, if any, we will sell under the ELOC Purchase Agreement, or the actual gross proceeds resulting from those sales or the dilution to you from those sales. Further, we may not have access to the full amount available under the ELOC Purchase Agreement.

Pursuant to the ELOC Purchase Agreement, the Selling Shareholder shall, subject to the restrictions and satisfaction of the conditions in the ELOC Purchase Agreement, purchase from us up to US$25 million of Class A Ordinary Shares. The registration statement of which this prospectus forms a part registers the Selling Shareholder’s resale of up to 25,000,000 Class A Ordinary Shares issuable under the ELOC Purchase Agreement and pursuant to the ELOC Warrant. The Class A Ordinary Shares that may be issued under the ELOC Purchase Agreement may be sold, subject to the restrictions and satisfaction of the conditions in the ELOC Purchase Agreement, by us to the Selling Shareholder at our discretion from time to time until the earliest to occur of (i) the 24-month anniversary of the date of the ELOC Purchase Agreement, (ii) the date on which the Selling Shareholder shall have purchased the Commitment Amount of US$25 million, and (iii) the ELOC Purchase Agreement is otherwise terminated in accordance with its terms.

We do not have a right to commence any sales of Class A Ordinary Shares to the Selling Shareholder under the ELOC Purchase Agreement until the time when all of the conditions to our right to commence sales of Class A Ordinary Shares to the Selling Shareholder set forth in the ELOC Purchase Agreement have been satisfied, or the Commencement Date, including the effectiveness of the Registration Statement of which this prospectus forms a part. If those conditions are met, during the term of the ELOC Purchase Agreement we will generally have the right to control the timing and amount of any sales of our Class A Ordinary Shares to the Selling Shareholder under the ELOC Purchase Agreement. Sales of our Class A Ordinary Shares, if any, to the Selling Shareholder under the ELOC Purchase Agreement will depend upon market conditions, our capital needs, alternative financing options, and other factors to be determined by us in our sole discretion. We may ultimately decide to sell to the Selling Shareholder all, some or none of the Class A Ordinary Shares that may be available for us to sell to the Selling Shareholder pursuant to the ELOC Purchase Agreement. Accordingly, we cannot guarantee that we will be able to sell all of the Commitment Amount or how much in proceeds we may obtain under the ELOC Purchase Agreement. If we cannot sell securities under the ELOC, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could have a material adverse effect on our liquidity and cash position.

Because the purchase price per Class A Ordinary Share to be paid by the Selling Shareholder for the Class A Ordinary Shares that we may elect to sell to the Selling Shareholder under the ELOC Purchase Agreement, if any, will fluctuate based on the market prices of our Class A Ordinary Shares at the time we make such election, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of Class A Ordinary Shares that we will sell to the Selling Shareholder under the ELOC Purchase Agreement, the purchase price per share that the Selling Shareholder will pay for Class A Ordinary Shares purchased from us under the ELOC Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases the Selling Shareholder under the ELOC Purchase Agreement.

The actual number of Class A Ordinary Shares issuable will vary depending on the then current market price of shares of our Class A Ordinary Shares sold to the Selling Shareholder in this offering and the number of Class A Ordinary Shares we ultimately elect to sell to the Selling Shareholder under the ELOC Purchase Agreement. If it becomes necessary for us to issue and sell to the Selling Shareholder under the ELOC Purchase Agreement more than the amount of shares being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to US$25 million under the ELOC Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Shareholder of any such additional Class A Ordinary Shares we wish to sell from time to time under the ELOC Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional Class A Ordinary Shares under the ELOC Purchase Agreement.

In addition, on September 22, 2025 the Company issued the Selling Shareholder an Original Issue Discount Convertible Prepaid Advance in the principal amount of up to US$2 million (the “Prepaid Advance”), which is convertible at a subscription price equal to the lower of US$6.39 and 90% of the lowest daily VWAP in the 10 trading days immediately preceding the applicable conversion date, subject to beneficial ownership limitations, potential adjustments as provided therein and a floor price of US$0.7844 per share. There is currently US$1.5 million of principal outstanding under such Prepaid Advance, the conversion of which could cause substantial additional dilution and downward price pressure on our stock price. Among the conditions to sales under the ELOC Purchase Agreement is that the principal amount plus all accrued and unpaid interest and other amounts outstanding under all Prepaid Advances then outstanding shall be less than $500,000.

Accordingly, sales of substantial amounts of our Class A Ordinary Shares, in the public market at any time, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. In addition, the Class A Ordinary Shares sold under this prospectus are freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market subsequent to the IPO subject to the restrictions in Rule 144 under the Securities Act and the applicable lock-up agreements. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares, and the issuance of such shares could have a significant dilutive impact on our shareholders.

Investors who buy shares from the Selling Shareholder at different times will likely pay different prices.

Pursuant to the ELOC Purchase Agreement, we have discretion (subject to the restrictions and satisfaction of the conditions in the ELOC Purchase Agreement) to vary the timing, price and number of shares we sell to the Selling Shareholder. If and when we elect to sell shares to the Selling Shareholder pursuant to the ELOC Purchase Agreement, after the Selling Shareholder has acquired such shares, the Selling Shareholder may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from the Selling Shareholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Shareholder in this offering as a result of future sales made by us to the Selling Shareholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Shareholder under the ELOC Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangements with the Selling Shareholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Future resales and/or issuances of shares, including pursuant to this prospectus, or the perception that such sales may occur, may cause the market price of our shares to drop significantly.

The shares that may be issued under the ELOC Purchase Agreement may be sold, subject to the restrictions and satisfaction of the conditions in the ELOC Purchase Agreement, by us to the Selling Shareholder at our discretion from time to time from the date of effectiveness of the registration statement of which this prospectus forms a part during the term thereof.

The purchase price for shares of that we may sell to the Selling Shareholder under the Purchase Agreement will fluctuate based on the trading price of our Class A Ordinary Shares. Depending on market liquidity at the time, sales of shares may cause the trading price of Class A Ordinary Shares to decrease. We generally have the right to control the timing and amount of any future sales of shares to the Selling Shareholder. Additional sales of shares, if any, to the Selling Shareholder will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Shareholder all, some or none of the additional shares that may be available for us to sell pursuant to the ELOC Purchase Agreement. If and when we do sell shares to the Selling Shareholder, after the Selling Shareholder has acquired shares, the Selling Shareholder may resell all, some, or none of such shares at any time or from time to time in its discretion and at different prices. Therefore, sales to the Selling Shareholder by us could result in substantial dilution to the interests of other holders of Class A Ordinary Shares. In addition, if we sell a substantial number of shares to the Selling Shareholder under the ELOC Purchase Agreement, or if investors expect that we will do so, the shares held by the Selling Shareholder will represent a significant portion of our public float and may result in substantial decreases to the price of our Class A Ordinary. The actual sales of shares or the mere existence of our arrangement with the Selling Shareholder may also make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to affect such sales

We may use proceeds from sales of our Class A Ordinary Shares made pursuant to the ELOC Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.

We will have broad discretion over the use of proceeds from sales of our Class A Ordinary Shares made pursuant to the ELOC Purchase Agreement, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may vary substantially from their currently intended use. While we expect to use the net proceeds from this offering as set forth in “Use of Proceeds,” we are not obligated to do so. The failure by us to apply these funds effectively could harm our business, and the net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Class A Ordinary Shares.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding demand for and market acceptance of our products and services and the products and services we assist the distributions of;

●	our expectations regarding our customer base;

●	our ability to procure the applicable regulatory licenses in the relevant jurisdictions that we operate in;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of our business;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	overall industry and market performance; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial conditions and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES

 We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favourable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have a standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Harney Westwood & Riegels, our counsel as to British Virgin Islands law, has advised us that there is uncertainty as to whether the courts of the British Virgin Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the British Virgin Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States (and the British Virgin Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the British Virgin Islands court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the Foreign Court) which had jurisdiction to give the judgment of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes, penalties or fines, where the judgment was obtained by fraud or where enforcement would be contrary to public policy). The British Virgin Islands court can also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company. The British Virgin Islands court will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering if the judgment creditor has a foreign judgment based on a cause of action recognized under British Virgin Islands law, can establish that the British Virgin Islands court has jurisdiction over the judgment debtor and whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 12 years of the judgment becoming enforceable and arrears of interest on a judgment debt cannot be recovered after 6 years from the date on which the interest was due. The courts of the British Virgin Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the British Virgin Islands to give rise to obligations to make payments that are penal or punitive in nature. A court of the British Virgin Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The British Virgin Islands court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for districts in the State of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York under the securities laws of the State of New York.

There is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

The recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the British Virgin Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

The United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the British Virgin Islands. A final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands.

For a detailed description of risks related to enforceability of civil liabilities, please refer to “Risk Factors — Risks Related to Doing Business in China — You may have difficulty enforcing judgments obtained against us” on page 33.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the Selling Shareholder. We may, however, receive up to US$25 million in aggregate gross proceeds from sales of Class A Ordinary Shares to the Selling Shareholder pursuant to the ELOC Purchase Agreement, and up to approximately US$1.5 million in aggregate gross proceeds to the extent of cash exercises of the ELOC Warrant.

We intend to use the proceeds for working capital and other general corporate purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant.

Under British Virgin Islands law and the Second Amended and Restated Articles, the directors of the Company may, by resolution of directors, authorize a distribution by way of dividend at such time at such amount as they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

In addition to the above, all dividends are subject to certain restrictions under BVI law and the Second Amended and Restated Articles, namely that:

●	notice of any dividend that may have been declared shall be given to each shareholder;

●	no dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares; and
●	all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

Subject to the Second Amended and Restated Articles, each Class A Ordinary Share confers on the holder (i) the right to an equal share in any distribution paid by the Company and (ii) an equal share in the distribution of any surplus assets of the Company on its liquidation.

Subject to the Second Amended and Restated Articles, holders of Class B Ordinary Share in the Company shall not (i) receive the right to right to any dividend paid by the Company or (ii) receive the right to any distribution of the surplus assets of the Company on its liquidation.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries. AGM Software is permitted under the BVI laws to provide funding to AGM Holdings through dividend distribution as long as that immediately following the distribution the value of AGM Software's assets will exceed its liabilities and it will be able to pay its debts as they fall due. Under the Dividend Declarations governed by the Canadian Business Corporations Act (CBCA), AGM Canada is permitted to pay dividends to AGM Holdings as long as the company generates enough profits to pay its liabilities. The dividends may be paid in the form of cash, property, or shares. Per section 403 of the Companies Act, AGM Defi Lab, our subsidiary established in Singapore, can declare dividends to AGM Holdings if there are profits available at the time of the declarations.  AGM HK, AGM Defi Tech and AGM Electronic are permitted under the laws of Hong Kong to provide funding to AGM Holdings through dividend distribution out of profits available for distributions. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Current PRC regulations permit our PRC subsidiaries to pay dividends to AGM Electronic only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, according to the Companies Act of the People's Republic of China, which came into effect on July 1, 2024, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such similar entity in China may also set aside a portion of its after-tax profits to fund an optional reserve, although the amount to be set aside, if any, is determined at the discretion of such entity's shareholder. The reserves can be used to increase the registered capital, cover losses made in past years and enhance the company's productivity and expand its business, however a company's capital reserve shall not be used to cover the company's losses.

In addition, pursuant to the EIT Law and its implementation rules, dividends generated after January 1, 2008 and distributed to us by our PRC subsidiaries are subject to withholding tax at a rate of 10% unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations in China may be used to pay dividends to our company.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

●	on an actual basis;

●	on an as adjusted basis to reflect the disposal of subsidiaries in September 2025 as disclosed in the Company’s Form 6-K filed in September 2025.

You should read this capitalization table in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus and the and the related notes incorporated by reference in this prospectus from our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 13, 2025 and our Report on Form 6-K for the six months ended June 30, 2025 filed with the SEC on October 10, 2025.

	As of June 30, 2025	Pro Forma(1)
	Actual (unaudited)
Shareholder’s Equity:
Class A ordinary shares (US$0.05 par value, 4,000,000 shares authorized, 1,974,163 shares issued and outstanding as of June 30, 2025)	98,708	98,708
Class B ordinary shares (US$0.05 par value, 4,000,000 shares authorized, 42,000 shares issued and outstanding as of June 30, 2025)	2,100	2,100
Additional paid-in capital	31,217,741	31,217,741
Statutory reserves	-	-
Retained earnings	2,962,341	7,788,051
Accumulated other comprehensive loss	1,475,284	(6,728)
Total AGM Holdings Limited shareholders’ equity	35,756,174	39,099,872
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$64,412,652	$57,038,987

(1)	On July 28, 2025, AGM HK sold 100% equity interest in AGM Tianjin and AGM Beijing.

On September 5, 2025, the Company sold 100% equity interest in AGM HK.

AGM GROUP HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2025

(Amounts in US$, except for number of shares)

		Pro Forma Adjustments (Note 2(a))
	AGM GROUP HOLDINGS, INC.	AGM Tianjin and AGM Beijing Adjustments	AGM HK Adjustments	Transaction Accounting Adjustments	Note	Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$532,848	$(5,134)	$(477)	$-		$527,237
Restricted cash	2	-	(2)	-		-
Accounts receivable, net	31,426,844	(237,477)	(12,114,038)	-		19,075,329
Inventories	9,440,200	-	-	-		9,440,200
Advances to suppliers, net	4,241,091	(2,419)	-	-		4,238,672
Prepayment and other current assets, net	9,803,453	(11,030)	6,444,006	7,187,264	2(b)	23,423,693
Due from Intercompany	-	(2,794)	(35,889,064)	35,891,858	2(b)	-
Total current assets	55,444,438	(258,854)	(41,559,575)	43,079,122		56,705,131
NON - CURRENT ASSETS:
Property and equipment, net	8,404	(8,096)	-	-		308
Intangible assets, net	26,787	-	-	-		26,787
Deferred tax assets	8,933,023	-	(8,626,262)	-		306,761
Total non - current assets	8,968,214	(8,096)	(8,626,262)	-		333,856
TOTAL ASSETS	$64,412,652	$(266,950)	(50,185,837)	$43,079,122		$57,038,987

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,018,267	$-	(7,018,267)	$-		$-
Accrued expenses and other payables	3,438,703	(1,128,408)	(322,794)	15,135,074	2(b)	17,122,575
Advances from customers	539	-	(539)	-		-
Due to related parties	2,173,365	-	(1,993,346)	-		180,019
Income tax payable	16,025,604	(2,391)	(15,386,692)	-		636,521
Due to Intercompany	-	(7,512,743)	(20,431,305)	27,944,048	2(b)	-
Total current liabilities	28,656,478	(8,643,542)	(45,152,943)	43,079,122		17,939,115
NON - CURRENT LIABILITIES:
Total non - current liabilities	-	-	-	-		-
TOTAL LIABILITIES	$28,656,478	$(8,643,542)	(45,152,943)	$43,079,122		$17,939,115

SHAREHOLDERS’ EQUITY:
Class A Ordinary Shares (4,000,000 shares authorized with par value of $0.05, 1,974,163 shares issued and outstanding as of June 30, 2025, respectively)	$98,708	$-	$-	$-		$98,708
Class B Ordinary Shares (4,000,000 shares authorized with par value of $0.05, 42,000 shares issued and outstanding as of June 30, 2025, respectively)	2,100	-	-	-		2,100
Additional paid-in capital	31,217,741	-	-	-		31,217,741
Retained earnings	2,962,341	9,858,604	(5,032,894)	-		7,788,051
Accumulated other comprehensive loss	1,475,284	(1,482,012)	-	-		(6,728)
Total shareholders’ equity	35,756,174	8,376,592	(5,032,894)			39,099,872
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$64,412,652	$(266,950)	(50,185,837)	$43,079,122		$57,038,987

AGM GROUP HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MOUTHS ENDED JUNE 30, 2025

(Amounts in US$, except for number of shares)

		Pro Forma Adjustments (Note 2(a))
	AGM GROUP HOLDINGS, INC.	AGM Tianjin and AGM Beijing Adjustments	AGM HK Adjustments	Transaction Accounting Adjustments (Note 2(b))	Pro Forma
Revenues	$20,309,043	$(229,748)	$(27,392,200)	$27,392,200	$20,079,295
Cost of revenues	(17,952,964)	221,482	27,392,200	(27,392,718)	(17,732,000)
Gross profit	2,356,079	(8,266)	-	(518)	2,347,295

Operating expenses
Selling, general & administrative expenses	(2,680,892)	3,557	658,168	-	(2,019,167)
Total operating expenses	(2,680,892)	3,557	658,168	-	(2,019,167)

(Loss)/income from operations	(324,813)	(4,709)	658,168	(518)	328,128

Other income/(expenses)
Other income	27,912	(1,295)	(2,151)	518	24,984
Other expenses	(260,191)	258,973	1,199	-	(19)
Total other (expenses)/income	(232,279)	257,678	(952)	518	24,965

(Loss)/income from continuing operation before provision of income taxes	(557,092)	252,969	657,216	-	353,093
Provision for income taxes benefit/(expenses)	5,630,045	2,383	(5,912,454)	-	(280,026)

Net income from continuing operation	$5,072,953	$255,352	$(5,255,238)	$-	$73,067

Income earnings per common share
Continuing operations - Basic and Diluted	3.70				0.05

Weighted average Class A ordinary shares outstanding, basic and diluted	1,370,765				1,370,765

AGM GROUP HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Amounts in US$, except for number of shares)

		Pro Forma Adjustments (Note 2(a))
	AGM GROUP HOLDINGS, INC.	AGM Tianjin and AGM Beijing Adjustments	AGM HK Adjustments	Transaction Accounting Adjustments (Note 2(b))	Pro Forma
Revenues	$32,044,575	$-	$(32,044,575)	$-	$-
Cost of revenues	(25,188,174)	-	25,188,174	-	-
Gross profit	6,856,401	-	(6,856,401)	-	-

Operating expenses
Selling, general & administrative expenses	(909,042)	4,969	(679,002)	-	(1,583,075)
Total operating expenses	(909,042)	4,969	(679,002)	-	(1,583,075)

Income/(loss) from operations	5,947,359	4,969	(7,535,403)	-	(1,583,075)

Other income/(expenses)
Other income	50,438	(3,335)	(4,026)	-	43,077
Other expenses	(259,269)	127,344	82,256	-	(49,669)
Total other (expenses)/income	(208,831)	124,009	78,230	-	(6,592)

Income from continuing operation before provision of income taxes	5,738,528	128,978	(7,457,173)	-	(1,589,667)
Provision for income taxes expenses	(2,330,891)	102,651	1,864,293	-	(363,947)

Net income from continuing operation	$3,407,637	$231,629	$(5,592,880)	$-	$(1,953,614)

Income earnings per common share
Continuing operations - Basic and Diluted	7.02				(4.03)

Weighted average Class A ordinary shares outstanding, basic and diluted	485,098				485,098

AGM GROUP HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(Amounts in US$, except for number of shares)

		Pro Forma Adjustments (Note 2(a))
	AGM GROUP HOLDINGS, INC.	AGM Tianjin and AGM Beijing Adjustments	AGM HK Adjustments	Transaction Accounting Adjustments (Note 2(b))	Pro Forma
Revenues	$68,758,258	$-	$(68,758,258)	$-	$-
Cost of revenues	(65,605,382)	-	65,605,382	-	-
Gross profit	3,152,876	-	(3,152,876)	-	-

Operating expenses
Selling, general & administrative expenses	12,667,684	11,847	(14,095,934)	-	(1,416,403)
Total operating expenses	12,667,684	11,847	(14,095,934)	-	(1,416,403)

Income/(loss) from operations	15,820,560	11,847	(17,248,810)	-	(1,416,403)

Other income/(expenses)
Other income	37,071	(9)	(9,418)	-	27,644
Other expenses	(348,569)	-	291,645	-	(56,924)
Gain on disposal of subsidiaries	-	-	6,850,000	-	6,850,000
Total other (expenses)/income	(311,498)	(9)	7,132,227	-	6,820,720

Income from continuing operation before provision of income taxes	15,509,062	11,838	(10,116,583)	-	5,404,317
Provision for income taxes (expenses) /benefit	(4,093,157)	(424)	4,241,645	-	148,064

Net income from continuing operation	$11,415,905	$11,414	$(5,874,938)	$-	$5,552,381

Income earnings per common share
Continuing operations - Basic and Diluted	23.53				11.45

Weighted average Class A ordinary shares outstanding, basic and diluted	485,098				485,098

NOTES TO UNAUDITED AND UNREVIEWED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements and related notes are prepared in accordance with Article 11 of Regulation S-X. While the historical consolidated financial statements reflect the Company’s past financial results, the pro forma condensed consolidated are included solely for information purposes and are intended to illustrate how the Transaction might have affected the historical consolidated financial statements had it been completed earlier, as indicated herein:

●	The Unaudited Pro Forma Condensed Consolidated Balance Sheets as of June 30, 2025, as adjusted, gives effect to the Disposition Adjustments and Transaction Accounting Adjustments as if they had occurred or become effective on June 30, 2025.

●	The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2025 and for the years ended December 31, 2024 and 2023, as adjusted, to give effect to the Disposition Adjustments and Transaction Accounting Adjustments as if they had occurred or become effective on 1 January, 2023.

For purposes of the Unaudited Pro Forma Condensed Balance Sheets, the estimated pro forma loss on disposal is recognized in Shareholder’s Equity based on the historical net carrying value as of June 30, 2025 rather than as of the closing dates of the Transactions. The final loss on disposition will be calculated based on the final amount of consideration received, carrying value of AGM Tianjin and AGM HK at the closing date, and the finalization of the Company’s current fiscal year tax provision. As a result, the pro forma loss reflected herein may differ from the actual loss on the Transactions recorded as of the closing dates.

The unaudited pro forma condensed consolidated financial statements do not project the Company’s future consolidated financial statements, nor are they intended to represent or indicate the actual consolidated financial statements that the Company would have had if the Transaction had occurred on the indicated dates. Furthermore, the unaudited pro forma condensed consolidated financial statements do not reflect the realization of any expected cost savings, synergies, or dis-synergies resulting from the Transactions, and they do not encompass all actions that the Company undertake subsequent to the closing of the Transactions.

2. Pro Forma Adjustments

Adjustments included in the Pro Forma Adjustments column in the accompanying unaudited pro forma condensed consolidated financial statements are as follows:

(a) AGM Tianjin and AGM Beijing Adjustments and AGM HK Adjustments: The AGM Tianjin and AGM Beijing Adjustments and AGM HK Adjustments columns of the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Condensed Consolidated Statements of Operations represent the Pro Forma Adjustments to historical financial results directly attributable to the Transactions in accordance with ASC 205. This reflects the separation of these companies, including the elimination of associated assets, liabilities, equity, and income (loss) attributable to the Transactions, that were included in the Company’s historical financial statements.

(b) Represents the recovery of elimination between the Company and AGM Tianjin as well as AGM HK.

CORPORATE HISTORY AND STRUCTURE

Our equity structure is a direct holding structure. Below is a chart illustrating our current corporate structure following the disposal of AGM HK and its PRC subsidiaries:

AGM Holdings was incorporated on April 27, 2015 under the laws of the British Virgin Islands. It is a holding company with operations conducted through its subsidiaries as described below.

AGM Technology Limited (“AGM HK”) was incorporated on May 21, 2015 under the laws of Hong Kong. It is an operating subsidiary focused on serving customers in Asia. On September 5, 2025, we entered into an Equity Transfer Agreement with Mr. Peng Liu, an unrelated third party, pursuant to which we sold all shares of AGM HK (the “Target Company”) held by us. Following the completion of this transaction, AGM HK and its subsidiaries ceased to be part of our consolidated group and are therefore not shown in the above corporate structure chart.

AGM Tianjin Construction Development Co., Ltd. (“AGM Tianjin”) was incorporated on October 13, 2015 in Tianjin under the laws of the People’s Republic of China. AGM Tianjin was subsidiary of AGM HK. and held 100% of the equity interests in Beijing AnGaoMeng Technology Service Co., Ltd. (“AGM Beijing”), which was incorporated on November 13, 2015 in Beijing. AGM Beijing was a subsidiary of AGM Tianjin.

AGM Software was incorporated on June 14, 2017 under the laws of BVI. AGM Software is a subsidiary of AGM Holdings and its principal activity will be assisting AGM HK in providing our core technology services to customers in Hong Kong.

On July 26, 2019, AGM Holdings acquired 100% of the equity interest in Anyi Network, Inc. (“Anyi Network”) and its subsidiaries, which was subsequently disposed of in December 2020.

On April 16, 2019, AGMTrade UK LTD (“AGM UK”), a subsidiary incorporated on July 18, 2017, was dissolved under the laws of England and Wales. On November 20, 2019, AGM Trade Global PTY LTD (“AGM Australia”), a subsidiary incorporated on July 25, 2017, was dissolved under the laws of Australia. On October 8, 2019, AGM Holdings transferred its 100% ownership of AGMClub Service Limited (“AGMClub”), a Hong Kong company incorporated on August 14, 2017. On August 15, 2019, AGM Global Asset Management Limited (“AGM Global”), a subsidiary acquired on May 24, 2018, was dissolved under the laws of Cayman Islands. AGM UK, AGM Australia, AGMClub and AGM Global were for business development purposes. They are holding companies and have not engaged any substantial businesses. As the business strategies developed, AGM Holdings wound up AGM UK, AGM Australia, AGMClub and AGM Global.

On May 19, 2020, Nanjing XinGaoMeng Software Technology Co., Ltd. (“AGM Nanjing”), an indirectly subsidiary incorporated on September 28, 2016, was dissolved under the laws of PRC. AGM Nanjing was a holding company and did not have any substantial assets or liabilities

On October 19, 2020, AGM Tianjin International Financial Leasing Co. Ltd. (“AGM Leasing”) was incorporated in the People’s Republic of China under the laws of the People’s Republic of China. AGM Leasing is a subsidiary of AGM HK and a wholly foreign-owned entity under the PRC laws. AGM Leasing was incorporated for the purpose of conducting financial leasing services for the Company. AGM Leasing did not conduct any operations or own any material assets or liabilities and was dissolved in July 2021.

On June 17, 2021, Nanjing Lucun Semiconductor Co., Ltd. (“Nanjing Lucun”) was incorporated in the People’s Republic of China under the laws of the People’s Republic of China. Nanjing Lucun was a subsidiary of AGM HK. On November 24, 2022, Nanjing Lucun established a branch in Beijing. Pursuant to an equity purchased agreement dated May 6, 2025, Hong Kong Giant Electronics Co., Limited agreed to purchase Nanjing Lucun for a consideration of USD57,450,000.

On August 9, 2021, AGM Defi Tech was incorporated under the laws of Hong Kong. AGM Defi Tech is a subsidiary of AGM Holdings and its principal activity is to provide software development and consulting services in Asia.

On July 30, 2021, AGM Defi Lab was incorporated under the laws of Singapore. AGM Defi Lab is a subsidiary of AGM Holdings and its principal activity is to provide software development and consulting services in Asia.

On January 26, 2024, AGM Electronic, a direct subsidiary of AGM Holdings, was incorporated under the laws of Hong Kong. AGM Electronic was formed to conduct technology hardware research and development, manufacture, and sales in Asia.

On April 17, 2024, AGM Canada, a direct subsidiary of AGM Holdings, was incorporated under the laws of British Columbia, Canada. AGM Canada was formed to conduct technology hardware research and development, manufacture, and sales in North America.

On April 26, 2024, Beijing Bixin, a direct subsidiary of AGM Electronic, was incorporated under the laws of the People’s Republic of China. Beijing Bixin was formed to serve customers in Asia.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For our management’s discussion and analysis of financial condition and results of operations for the fiscal years ended December 31, 2022, 2023, and 2024, please read “Item 5. Operating and Financial Review and Prospects” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

For our management’s discussion and analysis of financial condition and results of operations for the six months ended June 30, 2024 and 2025, please read exhibit 99.1 to the report on Form 6-K, which was filed on October 10, 2025 and is incorporated by reference into this prospectus.

BUSINESS

We are a technology company. Our products and services include technology hardware research and development, and assembling and sales of technology hardware. Our mission is to become one of the key participants and contributors in the global technology hardware supply chain and fintech blockchain ecosystem.

In the third quarter of 2021, we formed the company’s new growth strategy and the decision to enter into the ASIC chip research and development to be conducted through AGM HK. In August 2021, we announced the launch of our first ASIC crypto Miner - KOI MINER C16 (“C16”). C16 is equipped with the C3012 chip made by Semiconductor Manufacturing International Corp.’s N+1 process. C16 has a hash rate up to 113 TH/s and a power efficiency ratio of 30 J/T, supporting the mining of Bitcoin, Bitcoin Cash (BCH) and other cryptocurrencies.

C16’s parameters have surpassed our competitors’ models, including: Antminer S19 pro of Bitmain, which has a power consumption of 3250W and hash rate of 104TH/S, and AvalonMiner1246 of Canaan, which has an A1246 hash rate of 90TH/S, power consumption of 3420W and power efficiency of 38J/T, and Whatminer M30S ++ of MicroBT, which has a hash rate of 112TH/S, power consumption of 3472 W and power efficiency of 31 J/T. Since the launch of C16, we have received orders from buyers in the United States, Canada and Europe.

Sales Channels and Long-Term Opportunities

For the technology hardware business, senior sales personnel contact customers directly to promote and introduce product attributes, functions, operation and maintenance. Furthermore, we plan to use search engine marketing, search engine optimization, inherent virus marketing features developed within our products and social network marketing to targeted users. We believe the brand value will develop rapidly as our product inherently bring more educational value to retail clients as comparing to competitors’ product.

Customers and Suppliers

Customers

For the fiscal year ended December 31, 2024, three customers accounted for 64%, 21% and 12% of the Company’s total revenue, respectively. For the fiscal year ended December 31, 2023, three customers accounted for 53%, 19% and 13% of the Company’s total revenue, respectively. For the fiscal years ended December 31, 2022, four customers accounted for 24%, 23%, 15% and 14% of the Company’s revenues, respectively.

Suppliers

For the fiscal year ended December 31, 2024, five suppliers accounted for 75% and 25% of the Company’s total revenue, respectively. For the fiscal year ended December 31, 2023, four suppliers accounted for 29%, 26%, 24% and 10% of the Company’s total cost of revenues, respectively. For the fiscal years ended December 31, 2022, two suppliers accounted for 56% and 19% of the Company’s total cost of revenues, respectively.

Legal Proceedings

As of the date hereof, there is no legal proceeding pending or threatened against to which we are a party of. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise.

Employees

As of June 30, 2025, we had a total of four full-time employees. Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We believe that we maintain a good working relationship with our employees, and we have not experienced any significant labor disputes. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. As required by regulations in China, we participate in various employee social security plans that are organized by local governments.

Intellectual Property

We regard our intellectual property rights as critical to our operations. We rely on a combination of patents, copyrights, trademarks and trade secret laws to protect our intellectual property. As of the date of this prospectus, we owned three domain names.

Property, Plant and Equipment

As of the date of this prospectus, we do not own any real property, and has leased for the following location.

Facility	Address	Monthly Rent	Space	Lease terms
Office	Unit 2212, 22/F, CC Wu Building, 302-308 Hennessy Road, Wanchai, Hong Kong	US$ 3,000	650 square feet	July 7, 2025 to July 6, 2028

Cybersecurity

Our Board of Directors is responsible for reviewing the Company’s cybersecurity risk management and control systems in relation to the financial reporting by the Company, including the Company’s cybersecurity strategy. We maintain a process for assessing, identifying and managing material risks from cybersecurity threats, including risks relating to disruption of business operations or financial reporting systems, intellectual property theft; fraud; extortion; harm to employees or customers; violation of privacy laws and other litigation and legal risk; and reputational risk, as part of our overall risk management system and processes. Our Chief Executive Officer assess and manages our cybersecurity risks and presents to our Board of Directors, on a yearly basis, the work carried out on the identification, categorization, and mitigation procedures put in place in relation to the most relevant risks of the company, including cybersecurity risks. In this sense, risks related to cybersecurity have been categorized as “high relevance” for the Company.

Our IT department is responsible for targeted and regular monitoring of cybersecurity risks. They independently and continuously monitor cybersecurity risks and countermeasures to defend against such threats and, in the event of a cybersecurity threat or cybersecurity incident, inform executive management and our Board of Directors. In addition to the regular meetings between executive management and the individual risk owners mainly consisting out of the various departments’ heads, a comprehensive cybersecurity risk analysis for internal and external risks is carried out as appropriate.

According to the priority of the cybersecurity risks as result of the risk evaluation, risks are addressed by concrete actions and, if appropriate and possible, necessary countermeasures. In order to be able to react quickly and flexibly to cybersecurity risks, risk management is integrated into existing processes and reporting channels. Our risk management program considers cybersecurity risks alongside other company risks, and our enterprise risk professionals consult with company subject matter experts to gather information necessary to identify cybersecurity risks and evaluate their nature and severity, as well as identify mitigations and assess the impact of those mitigations on residual risk. We may engage third parties from time to time to conduct risk assessments.

REGULATIONS

Regulation of Internet Information Services

Internet information services are regulated by the Administrative Measures on Internet Information Services, or the ICP Measures, promulgated on September 25, 2000 by the State Council and amended on January 8, 2011, further revised and promulgated on December 6, 2024, and implemented on January 20, 2025. “Internet information services” are defined as services that provide information to online users through the internet. Internet information services providers, also called Internet content providers, or ICPs, that provide commercial services are required to obtain an operating license from the MIIT or its provincial counterpart.

To the extent the internet information services provided relate to certain matters, including news, publication, education or medical and health care (including pharmaceutical products and medical equipment), approvals must also be obtained from the relevant industry regulators in accordance with the laws, rules and regulations governing those industries.

Regulation of Internet Content

The PRC government has promulgated measures relating to Internet content through various ministries and agencies, including the MIIT, the News Office of the State Council, the Ministry of Culture and the General Administration of Press and Publication. In addition to various approval and license requirements, these measures specifically prohibit internet activities that result in the dissemination of any content which is found to contain pornography, promote gambling or violence, instigate crimes, undermine public morality or the cultural traditions of the PRC or compromise State security or secrets. ICPs must monitor and control the information posted on their websites. If any prohibited content is found, they must remove such content immediately, keep a record of it and report to the relevant authorities. If an ICP violates these measures, the PRC government may impose fines and revoke any relevant business operation licenses.

Regulation of Internet Security

The Decision in Relation to Protection of the Internet Security enacted by the SCNPC on December 28, 2000 provides that the following activities conducted through the Internet are subject to criminal punishment:

●	gaining improper entry into a computer or system of strategic importance;

●	disseminating politically disruptive information or obscenities;

●	leaking State secrets;

●	spreading false commercial information; or

●	infringing intellectual property rights.

The Administrative Measures on the Security Protection of Computer Information Network with International Connections, issued by the Ministry of Public Security on December 16, 1997 and amended on January 8, 2011, prohibit the use of the Internet in a manner that would result in the leakage of State secrets or the spread of socially destabilizing content. If an ICP violates these measures, the Ministry of Public Security and the local security bureaus may revoke its operating license and shut down its websites.

Regulation Relating to Privacy Protection

Under the ICP Measures, ICPs are prohibited from producing, copying, publishing or distributing information that is humiliating or defamatory to others or that infringes upon the lawful rights and interests of others. Depending on the nature of the violation, ICPs may face criminal charges or sanctions by PRC security authorities for such acts, and may be ordered to suspend temporarily their services or have their licenses revoked.

Under the Several Provisions on Regulating the Market Order of Internet Information Services, issued by the MIIT on December 29, 2011, and implemented on March 15, 2012, ICPs are also prohibited from collecting any user personal information or providing any such information to third parties without the consent of a user. ICPs must expressly inform the users of the method, content and purpose of the collection and processing of such user personal information and may only collect such information necessary for its services. ICPs are also required to properly maintain the user personal information, and in case of any leak or likely leak of the user personal information, ICPs must take remedial measures immediately and report any material leak to the tele-communication’s regulatory authority.

In addition, the Decision on Strengthening Network Information Protection promulgated by the Standing Committee of the National People’s Congress on December 28, 2012 emphasizes the need to protect electronic information that contains individual identification information and other private data. The decision requires ICPs to establish and publish policies regarding the collection and use of personal electronic information and to take necessary measures to ensure the security of the information and to prevent leakage, damage or loss. Furthermore, MIIT’s Rules on Protection of Personal Information of Telecommunications and Internet Users promulgated on July 16, 2013, and implemented on September 1, 2013, contain detailed requirements on the use and collection of personal information as well as the security measures to be taken by ICPs.

The PRC government retains the power and authority to order ICPs to provide an Internet user’s personal information if such user posts any prohibited content or engages in any illegal activities through the Internet.

Regulations on Intellectual Property Rights

Patent. Patents in the PRC are principally protected under the Patent Law of the PRC. The duration of a patent right is 10 years, 15 years or 20 years from the date of application, depending on the type of patent right.

Copyright. Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years from the date of its first publication.

Trademark. Registered trademarks are protected under the Trademark Law of the PRC and related rules and regulations. Trademarks are registered with the Trademark Office of the SAIC. Where registration is sought for a trademark that is identical or similar to another trademark which has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of such trademark may be rejected. Trademark registrations are effective for a renewable ten-year period, unless otherwise revoked.

Domain Names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

Regulations on Tax

PRC Enterprise Income Tax

The PRC enterprise income tax, or EIT, is calculated based on the taxable income determined under the applicable EIT Law and its implementation rules, which became effective on January 1, 2008, and were subsequently amended on February 24, 2017, and December 29, 2018, respectively. The EIT Law imposes a uniform enterprise income tax rate of 25% on all resident enterprises in China, including foreign-invested enterprises.

Uncertainties exist with respect to how the EIT Law applies to our tax residence status and our offshore subsidiaries. Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise, the only official guidance for this definition currently available is set forth in Circular 82 issued by the State Administration of Taxation, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder.

According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met:

●	the primary location of the day-to-day operational management is in the PRC;

●	decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

●	the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders meeting minutes are located or maintained in the PRC; and

●	50% or more of voting board members or senior executives habitually reside in the PRC.

We believe that we meet the conditions outlined in the immediately preceding paragraph and should be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status. See “Risk Factors — Risks Related to Doing Business in China — Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.”

In the event that we or any of our offshore subsidiaries is considered to be a PRC resident enterprise: (1) we or our offshore subsidiaries, as the case may be, may be subject to the PRC enterprise income tax at the rate of 25% on our worldwide taxable income; (2) dividend income that we or our offshore subsidiaries, as the case may be, receive from our PRC subsidiaries may be exempt from the PRC withholding tax; and (3) dividends paid to our overseas shareholders who are non-PRC resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as PRC-sourced income and as a result be subject to PRC withholding tax at a rate of up to 10%, and similarly, dividends paid to our overseas shareholders who are non-PRC resident individuals, as well as gains realized by such shareholders from the transfer of our shares, may be regarded as PRC-sourced income and as a result be subject to PRC withholding tax at a rate of 20%, subject to the provision of any applicable agreement for the avoidance of double taxation.

Under SAT Circular 698 and Bulletin 7, if a non-resident enterprise transfers “PRC taxable assets” of a PRC resident enterprise indirectly by disposition of the equity interests of an overseas non-public holding company without reasonable commercial purpose, the parties involved in the indirect transfer of the PRC taxable assets and the PRC resident enterprise whose equity is transferred indirectly, may report such equity transfer matter to the PRC competent tax authority of the PRC resident enterprise. The PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax. As a result, gains derived from such disposition may be subject to a PRC withholding tax rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price which is not on an arm’s length basis and results in reducing the taxable income, the relevant tax authority has the power to make a reasonable adjustment as to the taxable income of the transaction. Circular 698 was retroactively effective on January 1, 2008. On February 3, 2015, the State Administration of Taxation released SAT Bulletin 7 to amend and clarify several issues related to Circular 698. According to SAT Bulletin 7, the term “PRC taxable assets” includes assets attributed to an establishment in China, immoveable properties located in China, and equity investments in PRC resident enterprises; and when determining whether there is a “reasonable commercial purpose” of the transaction arrangement, factors to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income mainly derives from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the replicability of the transaction by direct transfer of PRC taxable assets; and the tax situation of such indirect transfer and applicable tax treaties or similar arrangements. If Circular 698 and Bulletin 7 were determined by the tax authorities to be applicable to us, our offshore subsidiaries and our non-resident enterprise investors, we, our offshore subsidiaries and our non-resident enterprise investors might be required to expend valuable resources to comply with this circular, which may materially and adversely affect us or our non-resident enterprise investors. On October 17, 2017, the SAT issued the Announcement of the SAT Bulletin 37, which came into effect on December 1, 2017. This announcement clarifies the administration requirements for the withholding of enterprise income tax on income derived by non-resident enterprises from sources within China, specifies the withholding agents, timing of withholding, and filing procedures, and provides detailed rules on the tax treatment of offshore enterprises transferring equity interests in Chinese resident enterprises, with the aim of strengthening the withholding administration of enterprise income tax for non-resident enterprises. Upon its implementation on December 1, 2017, SAT Circular 698 and Bulletin 7 were simultaneously repealed. See “Risk Factors — Risks Related to Doing Business in China — We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises or other assets attributed to a PRC establishment of a non-PRC company, or other assets attributable to a PRC establishment of a non-PRC company.”

Under applicable PRC laws, payers of PRC-sourced income to non-PRC residents are generally obligated to withhold PRC income taxes from the payment. In the event of a failure to withhold, the non-PRC residents are required to pay such taxes on their own. Failure to comply with the tax payment obligations by the non-PRC residents will result in penalties, including full payment of taxes owed, fines and default interest on those taxes.

PRC Value-added Tax

The PRC Provisional Regulations on Value-Added Tax were promulgated by the State Council on December 13, 1993, which became effective on January 1, 1994 and were subsequently amended from time to time. The Detailed Rules for the Implementation of the PRC Provisional Regulations on Value-Added Tax (2011 Revision) was promulgated by the MOF on December 25, 1993 and subsequently amended December 15, 2008 and October 28, 2011. On November 19, 2017, the State Council promulgated the Decisions on Abolishing the PRC Provisional Regulations on Business Tax and Amending the PRC Provisional Regulations on Value-Added Tax. Pursuant to these regulations, rules and decisions, all enterprises and individuals engaged in sale of goods, provision of processing, repair, and replacement services, sales of services, intangible assets, real property, and the importation of goods within the PRC territory are VAT taxpayers. On March 21, 2019, the MOF, the SAT, and the General Administration of Customs jointly issued the Announcement on Relevant Policies on Deepen the Reform of Value-Added Tax. Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price, starting from April 1, 2019, the VAT rate was lowered to 13%.

On December 25, 2024, the State Council promulgated the "Value-Added Tax Law of the People’s Republic of China," which came into effect on January 1, 2026. According to this law, entities and individuals (including individual businesses) that sell goods, services, intangible assets, or immovable property within the territory of the People’s Republic of China, or import goods, are VAT taxpayers and shall pay value-added tax in accordance with regulations. Unless otherwise stipulated, the tax rate for taxpayers selling goods, providing processing, repair and replacement services, leasing tangible movable property, or importing goods is 13%.

SAFE Circular 37

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

Share Option Rules

Under the Administration Measures on Individual Foreign Exchange Control issued by the PBOC on December 25, 2006, all foreign exchange matters involved in employee share ownership plans and share option plans in which PRC citizens participate require approval from SAFE or its authorized branch. Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In addition, under the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Share Incentive Plans of Overseas Publicly-Listed Companies, or the Share Option Rules, issued by SAFE on February 15, 2012, PRC residents who are granted shares or share options by companies listed on overseas stock exchanges under share incentive plans are required to (i) register with SAFE or its local branches, (ii) retain a qualified PRC agent, which may be a PRC subsidiary of the overseas listed company or another qualified institution selected by the PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the share incentive plans on behalf of the participants, and (iii) retain an overseas institution to handle matters in connection with their exercise of share options, purchase and sale of shares or interests and funds transfers.

Employment Laws

In accordance with the PRC National Labor Law, which became effective in January 1,1995, was subsequently amended on August 27, 2009 and December 29, 2018. and the PRC Labor Contract Law, which became effective in January 1,2008, was subsequently amended and promulgated on December 28, 2012, and came into effect on July 1, 2013, employers must execute written labor contracts with full-time employees in order to establish an employment relationship. All employers must compensate their employees equal to at least the local minimum wage standards. All employers are required to establish a system for labor safety and sanitation, strictly abide by state rules and standards and provide employees with appropriate workplace safety training. In addition, employers in China are obliged to pay contributions to the social insurance plan and the housing fund plan for employees. We have contributed to the basic. and minimum social insurance plan. Due to a high employee turnover rate in our industry, it is difficult for us to comply fully with the law. While we believe that we have made adequate provision of such outstanding amounts of contributions to such plans in our financial statements, any failure to make sufficient payments to such plans would be in violation of applicable PRC laws and regulations and, if we are found to be in violation of such laws and regulations, we could be required to make up the contributions for such plans as well as to pay late fees and fines.

Economic Substance

The BVI, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (as amended, the “Substance Law”) came into force in the BVI introducing certain economic substance requirements for BVI “relevant entities” which are engaged in certain banking, insurance, fund management, financing and leasing, headquarters, shipping, holding company, intellectual property or distribution and service center business (being “relevant activities”) and are in receipt of gross income arising from relevant activities in any relevant financial period. In the case of business companies incorporated before January 1, 2019, the economic substance requirements apply for financial years commencing June 30, 2019.

The economic substance requirements that are imposed include that in-scope companies be directed and managed in the BVI, have core income generating activities in the BVI, and have an adequate level of employees, expenditures, and premises in the BVI. Business companies that carry on holding company business (which means it only holds equity participations in other entities and only earns dividends and capital gains) will be subject to reduced substance requirements.

Beneficial ownership

The Beneficial Ownership Secure Search System Act, 2017 (as amended) of the BVI requires registered agents in the BVI to create a database of beneficial ownership information relating to in-scope entities for which they act as registered agent. Subject to certain exemptions, in-scope BVI companies are required to:

●	identify its parent, immediate parent, ultimate parent and beneficial owner or registrable legal entity (or, if it is listed on a recognized exchange, provide details of that exchange);

●	identify whether it carries on one or more relevant activities for economic substance purposes and, if so, which ones;

●	provide details of any applicable exchange listing where its securities are listed on a recognized exchange; and

●	where the company carries on a relevant activity and is not a non-resident, provide certain additional information regarding its immediate parent and ultimate parent (if any).

A BVI company is obliged to notify its registered agent of (i) the required beneficial ownership information within 15 days of identifying it; and (ii) the required economic substance information regarding the carrying on of a relevant activity or listing on a recognized exchange within six months following the end of the financial reporting period in question. A BVI company who becomes aware of a change in the prescribed information relating to a beneficial owner or registrable legal entity must, within 15 days of becoming aware of the change, notify its registered agent of the change(s) and the date(s) on which it or they took place.

MANAGEMENT

The following table provides information regarding our executive officers and directors as of the date hereof:

Name	Age	Position(s)
Bo Zhu	38	Chief Executive Officer, Chief Strategy Officer and Director
Hailiang Jia	49	Independent Director and Chair of Audit Committee.
Jianping Niu	68	Independent Director
Yang Cao	41	Independent Director

The business address of each of the officers and directors is Unit 2212, 22/F, CC Wu Building, 302-308 Hennessy Road, Wanchai, Hong Kong.

Bo Zhu. Dr. Zhu has served as the Chief Strategy Officer since May 2021 and as the Chief Executive Officer and a director since October 2023. Dr. Zhu possesses an in-depth understanding of the blockchain technology application, as well as a well-known reputation and extensive network within the industry due to the extended time spent in high-performance computing research in the past years. Dr. Zhu is the sole director of Hong Kong Kisen Co., Limited since November 2019, which is engaged in import and export trades of electronic components based on communication chips and IoT sensor modules. Dr. Zhu was an assistant researcher at Zhejiang University from 2013 to 2017. Dr. Zhu is also accomplished in academia. He has partaken in multiple research programs where he focuses on data analysis, intelligent and large data visualization, parallel computing and numerical simulation, He has published over 20 research papers, 19 of which are indexed in SCI/EI (science and engineering). Dr. Zhu received his PhD in Computer Science and Technology from Zhejiang University in 2013.

Hailiang Jia. Mr. Jia has served as our Independent Director and Chair of Compensation Committee since June 2025. Mr. Jia has over 20 years of experience in finance and executive management roles across multiple industries, including technology, trade, and accounting. Mr. Jia has served as the Chief Financial Officer at 3 E Network Technology Group Ltd (Nasdaq: MASK) since November 2024. From June 2003 to October 2008, Mr. Jia served as the Chief Financial Officer at Henan Ocean Chemical Fiber Group Co., LTD. in China. Between November 2008 and October 2014, he served as the Chief Financial Officer at Zhengzhou Sanhui Electric Co., LTD. in China. From November 2014 to October 2019, Mr. Jia served as the Chief Financial Officer of Zhengzhou Wate Energy-saving Technology Co., LTD. in China. Starting from August 2022, Mr. Jia has been a certified public accountant at Hebei Huatai United Accounting Firm. Mr. Jia received a bachelor’s degree in finance and accounting from Henan University of Technology (formerly known as Henan Food University) in 2000 and a master’s degree of business administration from the same university in 2013.

Yang Cao. Mr. Cao has served as our Independent Director since June 2025. Mr. Cao has extensive experience in technology management and education, with a career spanning roles in academia and executive leadership in the software and logistics sectors. He has served as the General Manager of Beijing Kewoyi Technology Co., Ltd. since January 2021, where he leads the development and operation of an online freight logistics platform. Previously, Mr. Cao served as a product manager at Beijing Zhongkezhixing Lot Technology Co., Ltd from 2020 to 2023, primarily responsible for software technology development and logistics services. Mr. Cao received a bachelor’s degree in computer science from Henan Normal University in 2008.

Jianping Niu. Ms. Niu has served as our Independent Director since June 2025. Ms. Niu has over 40 years of experience in logistics and supply chain management, specializing in cold chain operations and logistics information systems. She has served as the director of logistics information at Beijing Zhengguangtong International Supply Chain Management Co., Ltd. since August 2024, where she oversees cold chain management, RFID and IoT technology integration, and compliance with GSP/GMP standards. Previously, Ms. Niu served as a director of warehouse operations at Beijing Kewoyi Technology Co., Ltd. from November 2021 to August 2024, managing multiple regional cold chain warehouses and implementing advanced tracking technologies. Ms. Niu received a bachelor’s degree in chemistry from Henan Normal University in 1978.

Family Relationships

None of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Duties of Directors

Under British Virgin Islands law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our Board of Directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party;

●	executing checks, promissory notes and other negotiable instruments on behalf of the company; and

●	keeping a register of all relevant charges created by the company.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for reelection. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Board of Directors

As of the date of this prospectus, our board of directors consists of four directors, including three independent directors, namely Bo Zhu, Hailiang Jia, Jianping Niu and Yang Cao and a majority of whom are independent as such term is defined by the Nasdaq Capital Market.

The directors are re-elected at our general meeting of shareholders every year.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

We do not have a lead independent director because of the foregoing reason and also because we believe our independent directors are encouraged to freely voice their opinions on a relatively small company board. We believe this leadership structure is appropriate because we are a relatively small company in the process of listing on a public exchange. Our Board of Directors plays a key role in our risk oversight. The Board of Directors makes all relevant Company decisions. As a smaller company with a small board of directors, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

Board Committees

We have established and adopted charters for three standing committees under the Board of Directors: the Audit Committee, the Compensation Committee, the Nominating Committee. Each Committee consists of only independent directors of the Company.

●	Audit Committee: Hailiang Jia, Yang Cao, Jianping Niu

●	Compensation Committee: Yang Cao, Hailiang Jia, Jianping Niu

●	Nominating Committee: Jianping Niu, Yang Cao, Hailiang Jia

The Board of Directors also adopted an insider trading policy that allows insiders to sell securities of the Company pursuant to pre-arranged trading plans.

Effective October 23, 2000, the SEC adopted rules related to insider trading. One of these rules, Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, provides an exemption to the insider trading rules in the form of an affirmative defense. Rule 10b5-1 recognizes the creation of formal programs under which executives and other insiders may sell the securities of publicly traded companies on a regular basis pursuant to written plans that are entered into at a time when the plan participants are not aware of material non-public information and that otherwise comply with the requirements of Rule 10b5-1.

Audit Committee

Our Audit Committee consisted of Hailiang Jia, Yang Cao, Jianping Niu. Mr. Hailiang Jia is the Chair of our Audit Committee. We have determined that all of them satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. Our Board of Directors has determined that Mr. Jia qualifies as an Audit Committee financial expert and has the accounting or financial management expertise as required under Item 407(d)(5)(ii) and (iii) of Regulation S-K. The Audit Committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The Audit Committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee

Our Compensation Committee consists of Yang Cao, Hailiang Jia, Jianping Niu. Mr. Yang Cao is the Chair of our Compensation Committee. We have determined that all of them satisfy the “independence” requirements under Nasdaq Rule 5605. The Compensation Committee will assist the Board of Directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The Compensation Committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the Board of Directors for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the Board of Directors for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee

Our Nominating Committee consists of Jianping Niu, Yang Cao, Hailiang Jia. Ms. Jianping Niu is the Chair of our Nominating Committee. We have determined that all of them satisfy the “independence” requirements under Nasdaq Rule 5605. The Nominating Committee will assist the Board of Directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The Nominating Committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the Board of Directors;

●	reviewing annually with the Board of Directors the current composition of the Board of Directors with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the Board of Directors; and

●	advising the Board of Directors periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the Board of Directors on all matters of corporate governance and on any remedial action to be taken.

Corporate Governance

The business and affairs of the company are managed under the direction of our Board. We have conducted Board meetings regularly since inception. Each of our directors has attended all meetings either in person, via telephone conference, or through written consent for special meetings. In addition to the contact information in this prospectus, the Board has adopted procedures for communication with the officers and directors as the date hereof. Each shareholder will be given specific information on how he/she can direct communications to the officers and directors of the Company at our annual shareholders’ meetings. All communications from shareholders are relayed to the members of the Board.

Compensation of Directors

Each of Mr. Bo Zhu, Mr. Hailiang Jia, Ms. Jianping Niu, and Mr. Yang Cao will receive annual cash compensation of US$120,000, US$36,000, US$30,000 and US$30,000, respectively, payable quarterly according to the offer letter the Company signed with each of the directors.

SELLING SHAREHOLDER

The Class A Ordinary Shares being offered by the Selling Shareholder are those that have been issued to the Selling Shareholder and those issuable to the Selling Shareholder pursuant to the equity line of credit facility established under the ELOC Purchase Agreement and pursuant to the ELOC Warrant. We are registering Class A Ordinary Shares in order to permit the Selling Shareholder to offer the shares for resale from time to time.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership of the Class A Ordinary Shares by the Selling Shareholder, as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The second column lists the number of ordinary shares beneficially owned by the Selling Shareholder as of the date of this prospectus.

The third column lists the maximum number of Class A Ordinary Shares that may be offered for resale by the Selling Shareholder pursuant to this prospectus. Such number represents the maximum number of Class A Ordinary Shares issuable to the Selling Shareholder under the ELOC Purchase Agreement and ELOC Warrant, assuming the full utilization of the equity line of credit facility, and does not take into account any limitations on issuance or ownership set forth in the ELOC Purchase Agreement and ELOC Warrant.

Under the terms of the ELOC Purchase Agreement, the Company may not issue Class A Ordinary Shares to the Selling Shareholder to the extent that such issuance would cause the Selling Shareholder, together with its affiliates and attribution parties, to beneficially own more than 9.99% of the Company’s issued and outstanding ordinary shares following such issuance. Under the terms of the ELOC Warrant, the Company may not issue Class A Ordinary Shares to the Selling Shareholder to the extent that such issuance would cause the Selling Shareholder, together with its affiliates and attribution parties, to beneficially own more than 4.99% of the Company’s issued and outstanding ordinary shares following such issuance.

The Selling Shareholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Class A Ordinary Shares Owned (1)	Percentage of Class A Ordinary Shares Owned (1)	Maximum Number of Class A Ordinary Shares to be Registered Hereby (2)
L1 Capital Global Opportunities Master Fund	249,603	9.99%	25,000,000

(1)	* Represents Class A Ordinary Shares issuable to the Selling Shareholder pursuant to the Prepaid Advances, 50,000 pre-delivery shares and 150,0000 shares underlying a prefunded warrant to acquire pre-delivery shares which were issued in connection with the Prepaid Advance assuming full exercise and conversion thereof, subject to the beneficial ownership limitations set forth therein. Shares beneficially owned by the Selling Shareholder as of the date hereof do not include shares issuable under the ELOC Purchase Agreement as such shares, if issuable, are issuable at the discretion of the Company, or shares underling the ELOC Warrant which is subject to a 4.99% beneficial ownership limitation. David Feldman and Joel Arber are the Directors of L1 Capital Global Opportunities Master Fund. As such they may be deemed to be beneficial owners of such Class A Ordinary Shares. To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such securities, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities for all other purposes, except to the extent of their pecuniary interests. The business address of L1 Capital Global Opportunities Master Fund is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.
(2)	Represents the maximum number of shares being registered hereby, consisting of 24,391,223 shares issuable under the ELOC Purchase Agreement and 608,777 shares issuable under the ELOC Warrant.

Prior Transactions

On September 22, 2025, the Company entered into a series of agreements with the Selling Shareholder, pursuant to which the Company agreed to allot and issue up to US$6 million in face value of Prepaid Advances.

Under the related Securities Purchase Agreement (the “SPA”), the Company may issue up to US$6 million in aggregate principal amount of Advances in three tranches. The First Tranche of US$2 million is issued in two installments: US$1,500,000 at initial closing and US$500,000 upon the effectiveness of an initial resale registration statement to be filed with the U.S. Securities and Exchange Commission (“SEC”). The Second Tranche of US $2 million becomes available upon satisfaction of certain equity conditions, including minimum trading volume, market capitalization, and the absence of SEC reporting deadlines in the following 90 days. The Third Tranche, also US$2 million, may be issued by mutual consent and satisfaction of certain conditions within 360 days following the Second Tranche closing. Each Advance is convertible into the Company’s Class A ordinary shares at the lower of 120% of the average of the three daily VWAPs before the applicable closing, or a floating price based on 93% of the lowest VWAP in the ten trading days immediately preceding conversion, if no event of default exists.

The initial closing of the First Tranche occurred on September 22, 2025, pursuant to which the Company issued a Prepaid Advance in the initial principal amount of US$1,500,000 for total gross proceeds of US$1,380,000. The second closing of the First Tranche occurred on December 18, 2025, pursuant to which the principal of the original Prepaid Advance was increased by US$500,000 in exchange for total gross proceeds of US$425,000. Such Prepaid Advance is convertible at a subscription price equal to the lower of US$6.39 and 90% of the lowest daily VWAP in the 10 trading days immediately preceding the applicable conversion date, subject to adjustment as provided therein and subject to a floor price of US$0.7844 per share. There is currently US$1.5 million outstanding under such Prepaid Advance. The Prepaid Advance contains a 9.99% beneficial ownership limitation. Among the conditions to sales under the ELOC Purchase Agreement is that the principal amount plus all accrued and unpaid interest and other amounts outstanding under all Prepaid Advances then outstanding shall be less than $500,000.

The Company also entered into a Registration Rights Agreement and a Guarantee Agreement (executed by certain of its subsidiaries) in connection with the foregoing transactions.

DESCRIPTION OF SHARES

Second Amended and Restated Articles

AGM Holdings was incorporated on April 27, 2015 under the BVI Act as a business company limited by shares. As of the date of hereof, the Company is authorized to issue a maximum of 90,000,000 shares with a par value of US$ 0.05 each, comprising i) 60,000,000 shares of Class A Ordinary Shares, par value US$ 0.05 per share and ii) 30,000,000 shares of Class B ordinary shares, par value US$ 0.05 per share. As of the date of this prospectus, there are 2,298,931 Class A Ordinary Shares and 1,200,000 Class B ordinary shares issued and outstanding.

The Second Amended and Restated Articles provide that the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

The following are summaries of the material provisions of the Second Amended and Restated Articles and the BVI Act, insofar as they relate to the material terms of our Class A Ordinary Shares. As a convenience to potential investors, we provide the below description of BVI laws and the Second Amended and Restated Articles together with a comparison to similar features under Delaware law.

Class A Ordinary Shares

General

Each Class A Ordinary Shares in the Company confers upon the shareholder the right to one vote at a meeting of the shareholders of the Company or on any resolution of shareholders.

Each Class A Ordinary Share in the Company confers upon the shareholder the right to an equal share in any dividend paid by the Company.

Each Class A Ordinary Share in the Company confers upon the shareholder the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

All of our issued Class A Ordinary Shares are fully paid and non-assessable. Certificates representing the Class A Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their Class A Ordinary Shares.

Class B Ordinary Shares

General

Each Class B ordinary share in the Company confers upon the shareholder the right to five votes at a meeting of the shareholders of the Company or on any resolution of shareholders.

Each Class B ordinary share may not be sold, assigned, transferred, alienated, commuted, anticipated, or otherwise disposed of (including by will or the laws of descent and distribution), or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation, or be otherwise encumbered, and are not subject to attachment, garnishment, execution or other legal or equitable process, and any attempt to do so shall be null and void.

Each Class B ordinary share shall only be issued to the Company’s or its subsidiaries’ employees or those entities of which its principal shareholder is an employee of the Company or its subsidiaries. Shareholder’s termination of employment with the Company or its subsidiaries shall immediately result in the cancellation of any and all issued and outstanding of Class B ordinary shares held by such shareholder on the date of termination.

Sale, assignment, transfer, alienation, or otherwise disposition of any Class A ordinary share by common shareholder of Class B ordinary shares shall immediately result in the cancellation of equal number of Class B ordinary shares on the date of such disposition.

Shareholder(s) of Class B ordinary share in the Company shall not:

●	receive the right to any dividend paid by the Company;

●	receive the right to any distribution of the surplus assets of the Company on its liquidation.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares and Class B Ordinary Shares is VStock Transfer, LLC, 18 Lafayette Pace, Woodmere, NY 11598.

Distributions

The holders of our Class A Ordinary Shares are entitled to such dividends or other distributions as may be authorized by our Board of Directors, subject to the BVI Act and the Second Amended and Restated Articles.

Shareholders’ voting rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called meeting of the shareholders entitled to vote on such action. Each Class A Ordinary Share in the Company confers upon the shareholder the right to one vote at a meeting of the shareholders of the Company or on any resolution of shareholders and Each Class B Ordinary Share in the Company confers upon the shareholder the right to five votes at a meeting of the shareholders of the Company or on any resolution of shareholders. An action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of the British Virgin Islands do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the British Virgin Islands, and we have made no provisions in the Second Amended and Restated Articles to allow cumulative voting for elections of directors.

Meetings of shareholders

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven days’ notice of the meeting to those shareholders whose names appear as shareholders in the register of members of the Company and are entitled to vote at the meeting, and the other directors. Our Board of Directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested within 28 days of receiving the written request. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds. A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The duly authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

The quorum for a meeting of shareholders is duly constituted if, at the beginning of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved.

Meetings of directors

Our business and affairs are managed by our Board of Directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors, but a meeting of directors held without three days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors, , but if any resolution is adopted otherwise than by the unanimous written consent of all directors or all members of a committee of directors, a copy of such resolution shall forthwith be sent to all directors or all members of a committee of directors not consenting to such resolution.

Protection of minority shareholders

We would normally expect British Virgin Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) an infringement of individual rights of the minority shareholder (such as the right to vote and pre-emptive rights), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Additionally, BVI law provides certain shareholder remedies for a minority shareholder whose rights have been breached or who disagrees with the way the Company is being managed. These remedies include an action for unfair prejudice and a derivative action.

Powers and Duties of directors

Under BVI law, our directors owe the Company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and in what the director believes to be in the best interests of the Company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the Company acts in a manner which contravenes the BVI Act or our memorandum and articles of association, as amended and re-stated from time to time.

The functions and powers of our board of directors include, among others:

●	managing the business and affairs of the Company;

●	exercising the powers of the Company to incur any debt, liability or other obligation (including to give a guarantee, indemnity or other payment obligation in respect of the obligations of any person) and create any charge over its assets or undertaking (whether present or future) as security for any debt, liability or other obligation of the Company or any other person; and

●	executing cheques, promissory notes, bills of exchange and other negotiable instruments on behalf of the Company.

Interested transactions

A director of the Company who is interested in a transaction entered into or to be entered into by the Company may: (a) vote on a matter relating to the transaction; (b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and (c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction, and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit. A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company. Subject to compliance with the BVI Act, a director shall not, by reason of that director’s office, be accountable to the Company for any remuneration, profit or other benefit derived, or resulting, from such transaction and no such transaction shall be liable to be avoided on the grounds that a director has an interest in it or derives any remuneration, profit or other benefit from it.

A disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

Directors and officers

Unless the shareholders decide otherwise by a resolution of shareholders, the number of directors is not subject to a maximum number but the minimum number of directors shall be one.

Subject to the Second Amended and Restated Articles and the BVI Act, our directors may by a resolution of directors:

●	appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a chairman of the board of directors, a president and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.;

●	delegate one or more of their powers, including the power to affix the seal, to the committees; and/or

●	appoint any person (including a director) to be an agent of the Company and delegate their powers to that agent on any terms they think fit.

The directors cannot delegate to a committee the power to:

●	amend the memorandum and articles of association of the Company;

●	change the Company’s registered office or registered agent;

●	designate committees of directors;

●	delegate powers to a committee of directors;

●	appoint or remove a director or agent;

●	fix emoluments of directors;

●	approve a plan of merger, consolidation or arrangement;

●	make a declaration of solvency or approve a liquidation plan;

●	make a determination that the Company will, immediately after a proposed distribution, satisfy the Solvency Test; or

●	authorize the Company to continue as a Company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

The directors cannot delegate to an agent the power to:

●	amend the memorandum and articles of association of the Company;

●	change the Company’s registered office or registered agent;

●	designate committees of directors;

●	delegate powers to a committee of directors;

●	appoint or remove any director or agent;

●	fix the compensation of any director;

●	approve a plan of merger, consolidation or arrangement;

●	make a declaration of solvency or approve a liquidation plan;

●	make a determination that the Company will, immediately after a proposed distribution, satisfy the Solvency Test; or

●	authorize the Company to continue as a Company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new Class A Ordinary Shares under either British Virgin Islands law or the Second Amended and Restated Articles.

Nil paid and partly paid shares

The directors may issue shares that are nil paid or partly paid on issue. Shares that are not fully paid on issue are subject to the forfeiture provisions of the Second Amended and Restated Articles. For this purpose, shares are not considered to be fully paid on issue if the consideration for which they are issued is a promissory note (or other written obligation to contribute money or property) or a contract for future services.

Transfer of Class A Ordinary Shares

Shares listed on Nasdaq may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on Nasdaq (including, but not limited to, the applicable Nasdaq listing rules). The transfer of a share is only effective once the name of the transferee is entered in the register of members.

Liquidation

The BVI court has authority under the Insolvency Act of the BVI to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

A BVI business company may enter into voluntary liquidation under the BVI Companies Act if it has no liabilities or is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities.

Calls on Shares and forfeiture of Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified date of payment. Where a written notice of call has been issued and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the shares to which the notice relates. The Company is under no obligation to refund any moneys to the shareholder whose shares have been cancelled and that shareholder shall be discharged from any further obligation to the Company.

Issuance of Shares

Subject to the provisions of the BVI Act, our Board of Directors may authorize the issuance of shares at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors, subject to the BVI Act, the Second Amended and Restated Articles and any applicable requirements imposed from time to time by the SEC, The Nasdaq Capital Market or any recognized stock exchange on which our securities are listed.

Variation of rights

The rights attached to shares may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent of the issued shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our Board of Directors:

●	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

●	subject to our memorandum of association, divide our authorized and issued shares into a larger number of shares; and

●	subject to our memorandum of association, combine our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Under the BVI Act, holders of our shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) our register of members, (iii) our register of directors and (iv) minutes of meetings and resolutions of our shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

Rights of non-resident or foreign shareholders

There are no limitations imposed by the Second Amended and Restated Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Second Amended and Restated Articles governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, we have 2,298,931 Class A Ordinary Shares and 1,200,000 Class B ordinary shares issued and outstanding. Future sales of substantial amounts of shares of our Class A Ordinary Shares in the public market after this Offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future. All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Rule 144

Any of our restricted Class A Ordinary Shares outstanding may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 under the Securities Act.

Under Rule 144, a-six month holding period is required from the date of payment for the Class A Ordinary Shares. If the Class A Ordinary Shares have been held at least six months but not one year or more, we must comply with the current public information requirement of Rule 144(c).

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Class A Ordinary Shares then outstanding, in the form of Class A Ordinary Shares or otherwise, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of the Class A Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements.

TAXATION

U.S. Federal Income Taxation Considerations

The following does not address the U.S. federal income tax considerations to any particular investor or to any person in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities (including private foundations);

●	qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	persons liable for alternative minimum tax;

●	persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A Ordinary Shares);

●	persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Class A Ordinary Shares through partnerships or other pass-through entities (except as explicitly discussed below in “Material U.S. Federal Income Tax Considerations Applicable to U.S. Holders of Our Class A Ordinary Shares”);

●	beneficiaries of a Trust holding our Class A Ordinary Shares; or

●	persons holding our Class A Ordinary Shares through a Trust.

The discussion set forth below is addressed only to U.S. Holders (as defined below) that purchase Class A Ordinary Shares in this offering.

WE URGE POTENTIAL PURCHASERS OF OUR CLASS A ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES.

Material U.S. Federal Income Tax Considerations Applicable to U.S. Holders of Our Class A Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Class A Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Class A Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Class A Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (as defined below) that hold Class A Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This brief description is based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Revenue Code”), existing, temporary and proposed U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Class A Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A Ordinary Shares are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

We urge potential purchasers of our Class A Ordinary Shares to consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of purchasing, owning and disposing of our Class A Ordinary Shares.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF ACQUIRING, OWNING AND DISPOSING OF CLASS A ORDINARY SHARES. HOLDERS OF CLASS A ORDINARY SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSIDERATIONS TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Taxation of Dividends and Other Distributions on our Class A Ordinary Shares

Subject to the PFIC (as defined below) rules discussed below, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the U.S., or we are eligible for the benefits of an approved qualifying income tax treaty with the U.S. that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the U.S. and the BVI, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the U.S. Under IRS authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the U.S. if they are listed on certain exchanges, which presently include the Nasdaq (on which our Class A Ordinary Shares are listed). Even if our Class A Ordinary Shares are listed on the Nasdaq, there can be no assurance that the Class A Ordinary Shares will be considered readily tradable on an established securities market in future years. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent that the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of Class A Ordinary Shares equal to the difference between the amount realized (in USD) and your tax basis (in USD) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in such Class A Ordinary Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of Class A Ordinary Shares on the exercise of a Warrant. A U.S. Holder’s tax basis in Class A Ordinary Shares received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the Warrant exchanged therefor and the exercise price. A U.S. Holder’s holding period for Class A Ordinary Shares received upon exercise of the Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrant and will not include the period during which such U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

Passive Foreign Investment Company (“PFIC”)

For U.S. federal income tax purposes, a non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the Revenue Code, for any taxable year if either:

●	75% or more of its gross income for such taxable year is passive income (as defined for U.S. federal income tax purposes)(the “income test”); or

●	50% or more of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

For purposes of the PFIC provisions of the Revenue Code, passive income generally includes dividends, interest, certain rents and royalties and certain gains from commodities or securities transactions and the excess of gains over losses from the disposition of certain assets which produce passive income. For purposes of the income test and asset test, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for any taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including under certain circumstances, a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under the PFIC rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) in your holding period prior to the first taxable year in which we were a PFIC, will be treated as ordinary income;

●	the amount allocated to each of your other taxable years (or portions thereof) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) Class A Ordinary Shares and for which the Company is determined to be a PFIC, makes a mark-to-market election with respect to such shares for such taxable year. A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq (on which our Class A Ordinary Shares are listed). If the Class A Ordinary Shares are regularly traded on the Nasdaq and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC; however, we cannot guarantee that our Class A Ordinary Shares will continue to be listed and regularly traded on the Nasdaq. U.S. Holders are advised to consult their tax advisors as to whether the Class A Ordinary Shares are considered marketable for these purposes.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a timely and valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. Therefore, prospective investors should assume that a qualified electing fund election will not be available.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

If you hold Class A Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such Class A Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually at the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. There can be no assurance that we will or will not be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or will be requested. You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file an IRS Form 8938.

Material PRC Income Tax Considerations

The following brief description of PRC enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

According to the EIT Law, which was promulgated by the SCNPC on March 16, 2007, became effective on January 1, 2008, and was then amended February 24, 2017, and December 29, 2018 and the Implementation Rules of the EIT Law, which were promulgated by the State Council on December 6, 2007, and became effective on January 1, 2008, and were subsequently amended on April 23, 2019 and again on December 6, 2024, with the latest amendment effective as of January 20, 2025,” enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises with income having no substantial connection with their institutions in the PRC, pay enterprise income tax on their income obtained in the PRC at a reduced rate of 10%.

We are a holding company incorporated in the BVI and we gain substantial income by way of dividends paid to us indirectly from our entities in the PRC. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a “resident enterprise,” which means that it is treated in a manner similar to a PRC enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property, and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which was promulgated on April 22, 2009 and became effective retroactively on January 1, 2008. It provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in the PRC and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of the PRC; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of the PRC; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of the PRC; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of the PRC.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of AGM, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that AGM and AGM HK should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%.

See “Risk Factors — Risks Relating to Doing Business in the PRC — Under the PRC Enterprise Income Tax Law, we may be classified as a PRC ‘resident enterprise’ for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.”

Currently, as resident enterprises in the PRC, our PRC subsidiaries are subject to the enterprise income tax at the rate of 25%, except that, pursuant to the Announcement 2023 No. 12 jointly issued by the Ministry of Finance and the State Taxation Administration, if an enterprise meets certain criteria and is recognized as a small-scale and low-profit enterprise, it is entitled to continue enjoying the preferential tax policy under which its taxable income is calculated at 25% of its actual amount and is then subject to a reduced enterprise income tax rate of 20%. This preferential policy is effective through December 31, 2027. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that AGM Holdings is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our Class A Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event AGM Holdings is determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

Hong Kong Profits Taxation

Hong Kong profits tax is payable by every person (including a body corporate, partnership, and sole proprietorship) carrying on a trade, profession, or business in Hong Kong on the profits arising in or derived from Hong Kong from such trade, profession, or business. With effect from April 1, 2018, a two-tiered profits tax regime applies, under which the profits tax on the first HK$2 million of profits is charged at the rate of 8.25%, whereas profits in excess of HK$2 million are subject to the standard profits tax rate of 16.5%. However, only one “entity” (which, for the purpose of the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), refers to a natural person, a body of persons or a body corporate, including a corporation, a partnership and a trust) within a group of “connected entities” can enjoy the two-tier profit tax rates. An entity is regarded as a “connected entity” of another entity if: (i) one of the has control over the other; (ii) both of them are under common control of the same entity; or (iii) in the case of the first entity being a natural person carrying on business as a sole proprietorship, the other entity is the same person carrying on another sole proprietorship business. For the purpose of the two-tiered profits tax regime, a group of connected entities will need to nominate which entity will benefit and to make election accordingly. If no nomination has been made, the assessable profits of each entity within the group will be chargeable to the standard profits tax rate. Gains arising from the sale of Class A Ordinary Shares, where the purchases and sales of the Class A Ordinary Shares are effected outside of Hong Kong such as, for example, on British Virgin Islands, should not be subject to Hong Kong profits tax.

No tax is imposed in Hong Kong in respect of capital gains from the sale of property (such as the ordinary shares).

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

No Hong Kong stamp duty is payable on the purchase and sale of the Class A Ordinary Shares.

British Virgin Islands Taxation

The Government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Company or its shareholders who are not tax resident in the British Virgin Islands.

The Company and all distributions, interest and other amounts paid by the Company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the Ordinary Shares in the Company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the Company.

Except to the extent that the Company has any interest in real property in the British Virgin Islands, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the Company or its shareholders.

There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands or between China and the British Virgin Islands.

British Virgin Islands Economic Substance Legislation

The BVI, together with several other non-European Union jurisdictions, has introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “ES Act”) came into force in the BVI introducing certain economic substance requirements for in-scope BVI entities which are engaged in certain “relevant activities”.

Although it is presently anticipated that the ES Act will have little material impact on the company or its operations, as the legislation is relatively new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on the company.

PLAN OF DISTRIBUTION

The Selling Shareholder, which has used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Class A Ordinary Shares or interests in shares of Class A Ordinary Shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A Ordinary Shares or interests in shares of Class A Ordinary Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholder may use any one or more of the following methods when disposing of shares or interests therein:

●	distributions to members, partners, shareholders or other equityholders of the Selling Shareholder;

●	ordinary brokerage transactions and transactions;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales and settlement of short sales entered into after the effective date of the Registration Statement of which this Prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the shares of Class A Ordinary Shares owned by it and, if they default in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of the Selling Shareholder, from time to time, under this Prospectus, or under an amendment to this Prospectus under Rule 424(b) or other applicable provision of the Securities Act, by amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this Prospectus. The Selling Shareholder also may transfer the shares of Class A Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Shareholders for purposes of this Prospectus.

In connection with the sale of our Class A Ordinary Shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholder may also sell shares of our Class A Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Class A Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction, to the extent required).

The aggregate proceeds to the Selling Shareholder from the sale of the Class A Ordinary Shares offered by it will be the purchase price of the Class A Ordinary Shares less discounts or commissions, if any. The Selling Shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Class A Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Shareholder and any underwriters, broker-dealers or agents that participate in the sale of the Class A Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Shareholder shall not be deemed to be an underwriter solely as a result of its participation in this offering). Any discounts, commissions, concessions or profit it earns on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act (or an exemption therefrom).

To the extent required, the shares of our Class A Ordinary Shares to be sold, the names of the Selling Shareholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement that includes this Prospectus.

Regulation M

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our Class A Ordinary Shares and activities of the Selling Shareholder.

We have advised the Selling Shareholder that while it is engaged in a distribution of the shares included in this Prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability and liquidity of the shares offered by this Prospectus.

LEGAL MATTERS

We are being represented by TsingLaw NY LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters with respect to BVI law will be passed upon for us by our BVI counsel, Harney Westwood & Riegels. Certain legal matters as to PRC law will be passed upon for us by Shanghai Skylight Law Firm. Certain legal matters as to Hong Kong law will be passed upon for us by Charles Wilson LLP.

EXPERTS

The unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2025 and 2024 included, and consolidated financial statements as of December 31, 2024 and 2023 and for the year ended December 31, 2024 and 2023 in this prospectus have been so included in reliance on the report of GGF CPA LTD, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of GGF CPA LTD is located at Level 3, Shop 119 No. 2, Jingang Avenue, Nansha District, Guangzhou, Guangdong 510000.

Our consolidated financial statements as of December 31, 2022 and for the year ended December 31, 2022 in this prospectus have been so included in reliance on the report of KCCW Accountancy Corp., the independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The current address of KCCW Accountancy Corp. is 3333 S. Brea Canyon Rd., Suite 206, Diamond Bar, CA 91765.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Ordinary Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

We are subject to periodic reporting and other information requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we will be exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering. Such information will automatically update and supersede the information contained in this prospectus and the documents listed below: (i) our 2024 Annual Report filed with the SEC on May 13, 2025, as amended by the amendment No. 1 to the Annual Report on Form 20-F filed with the SEC on August 22, 2025, and (ii) our report of foreign private issuer on Form 6-Ks filed with the SEC on May 15, 2025, May 29, 2025, June 3, 2025, June 9, 2025, June 23, 2025, June 27, 2025, July 1, 2025, July 15, 2025, July 24, 2025, July 31, 2025, September 4, 2025, September 11, 2025, September 18, 2025, September 23, 2025, October 1, 2025, October 10, 2025, October 10, 2025, October 30, 2025, December 19, 2025, and January 23, 2026.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Unit 2212, 22/F, CC Wu Building,

302-308 Hennessy Road,

Wanchai, Hong Kong

You also may access the incorporated reports and other documents referenced above on our website at www.agmhgroup.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. You may access our annual reports on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Shareholder is not soliciting offers to buy these securities in any jurisdiction where the offer or sale

AGM GROUP HOLDINGS, INC.

UNAUDITED INTERIOM CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in US$, except for number of shares)

	June 30,	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$532,848	$1,170,462
Restricted cash	2	2
Accounts receivable, net	31,426,844	13,385,507
Inventories	9,440,200	27,172,200
Advances to suppliers, net	4,241,091	99,861
Prepayment and other current assets, net	9,803,453	4,174,868
Assets of discontinued operations - current	-	6,301,392
Total current assets	55,444,438	52,304,292
NON - CURRENT ASSETS:
Property and equipment, net	8,404	8,532
Intangible assets, net	26,787	32,527
Deferred tax assets	8,933,023	2,713,808
Assets of discontinued operations - non-current	-	6,308,929
Total non - current assets	8,968,214	9,063,796
TOTAL ASSETS	$64,412,652	$61,368,088

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,018,267	$12,909,752
Accrued expenses and other payables	3,438,703	2,510,916
Advances from customers	539	539
Due to related parties	2,173,365	2,200,451
Income tax payable	16,025,604	15,392,010
Liabilities of discontinued operations - current	-	6,472,461
Total current liabilities	28,656,478	39,486,129
NON - CURRENT LIABILITIES:
Liabilities of discontinued operations - non-current	-	16,543
Total non - current liabilities	-	16,543
TOTAL LIABILITIES	$28,656,478	$39,502,672

SHAREHOLDERS’ EQUITY:
Class A Ordinary Shares (4,000,000 shares authorized with par value of $0.05, 1,974,163 and 485,058 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)*	$98,708	$24,253
Class B Ordinary Shares (4,000,000 shares authorized with par value of $0.05, 42,000 and 42,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)*	2,100	2,100
Additional paid-in capital*	31,217,741	26,502,858
Statutory reserves	-	335,696
Retained earnings	2,962,341	5,423,638
Accumulated other comprehensive loss	1,475,284	(10,423,129)
Total shareholders’ equity	35,756,174	21,865,416
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$64,412,652	$61,368,088

*	Adjusted for the effect of 1-for-50 reverse share split on June 3, 2025, see Note 15 for details.

AGM GROUP HOLDINGS, INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPEATIONS AND COMPREHENSIVE (LOSS)/INCOME

(Amounts in US$, except for number of shares)

	For The Six Months Ended June 30,
	2025	2024

Revenues	$20,309,043	$3,826,875
Cost of revenues	(17,952,964)	(2,112,000)
Gross profit	2,356,079	1,714,875

Operating expenses
Selling, general & administrative expenses	2,680,892	15,653,615
Total operating expenses	2,680,892	15,653,615

Loss from operations	(324,813)	(13,938,740)

Other income/(expenses)
Other income	27,912	26,076
Other expenses	(260,191)	(102,556)
Total other expenses	(232,279)	(76,480)

Loss from continuing operation before provision of income taxes	(557,092)	(14,015,220)
Provision for income taxes benefit/(expenses)	5,630,045	3,395,757
Net income/(loss) from continuing operation	5,072,953	(10,619,463)

Discontinued operation
Loss from discontinued operation, net of income tax	(18,226)	(4,302,319)
Loss on sale of discontinued operation, net of income tax	(7,851,720)	-
Loss from discontinued operation, net of income tax	(7,869,946)	(4,302,319)

Net loss	$(2,796,993)	$(14,921,782)

Comprehensive income/(loss)
Net loss	$(2,796,993)	$(14,921,782)
Other comprehensive income/(loss)
Gain on sale of discontinued operation	11,945,545	-
Foreign currency translation adjustment	(47,132)	(185,586)
Total comprehensive income/(loss)	$9,101,420	$(15,107,368)

Income/(loss) earnings per common share*
Continuing operations - Basic and Diluted	$3.70	$(21.89)
Discontinued operations - Basic and Diluted	$(5.74)	$(8.87)
Net loss per common share - Basic and Diluted	$(2.04)	$(30.76)

Weighted average Class A ordinary shares outstanding, basic and diluted*	1,370,765	485,058

*	Adjusted for the effect of 1-for-50 reverse share split on June 3, 2025, see Note 15 for details.

AGM GROUP HOLDINGS, INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Number of	Number of					(Accumulated	Accumulated
	Class A	Class B	Class A	Class B	Additional		loss)/	other
	Ordinary	Ordinary	Ordinary	Ordinary	paid-in	Statutory	Retained	comprehensive
	Share	Share	Share	Share	capital	Reserves	earnings	income/(loss)	Total
Balance, December 31, 2023	485,058	42,000	$24,253	$2,100	$26,502,858	$335,696	$2,304,543	$(9,736,950)	$19,432,500
Net loss							(14,921,782)		(14,921,782)
Foreign currency translation adjustment								(185,586)	(185,586)
Balance, June 30, 2024	485,058	42,000	$24,253	$2,100	$26,502,858	$335,696	$(12,617,239)	$(9,922,536)	4,325,132

	Number of	Number of					(Accumulated	Accumulated
	Class A	Class B	Class A	Class B	Additional		loss)/	other
	Ordinary	Ordinary	Ordinary	Ordinary	paid-in	Statutory	Retained	comprehensive
	Share	Share	Share	Share	capital	Reserves	earnings	income/(loss)	Total
Balance, December 31, 2024	485,058	42,000	$24,253	$2,100	$26,502,858	$335,696	$5,423,638	$(10,423,129)	$21,865,416
Net loss							(2,796,993)		(2,796,993)
Issuance of ordinary shares	327,800		16,390		4,772,948				4,789,338
Issuance of ordinary shares for warrants exercised	1,161,305		58,065		(58,065)				-
Disposal of discontinued operation						(335,696)	335,696	11,945,545	11,945,545
Foreign currency translation adjustment								(47,132)	(47,132)
Balance, June 30, 2025	1,974,163	42,000	$98,708	$2,100	$31,217,741	$-	$2,962,341	$1,475,284	$35,756,174

The shares and per share date are presented on a retroactive basis to reflect the reverse stock split completed on June 3, 2025(Note 15).

AGM GROUP HOLDINGS, INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in US$)

	For The Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$(2,796,993)	$(14,921,782)
Net income (loss) from discontinued operations, net of tax	(7,869,946)	(4,302,319)
Net income (loss) from continuing operations	5,072,953	(10,619,463)

Adjustment to reconcile net (loss)/income to net cash used in operating activities
Depreciation and amortization	7,117	5,740
Allowance for doubtful accounts	1,928,708	14,788,061
Loss on sale of discontinued operation	7,851,720	-
Deferred tax expenses/(benefits)	(6,234,415)	(3,703,105)
Changes in operating assets and liabilities:
Accounts receivable	(19,685,969)	4,820,553
Inventories	17,732,000	-
Advances to suppliers	(4,431,830)	(2,309,081)
Prepayment and other current assets	(1,532,055)	(365,307)
Accounts payable	2,641	27,000
Accrued expenses and other payables	(3,054,606)	113,833
Income tax payable	589,206	307,348
Advances from customers		(3,706,627)
Net cash used in operating activities from continuing operations	(1,754,530)	(641,048)
Net cash provided by/(used in) operating activities from discontinued operations	(3,823,293)	50,321
Net cash used in operating activities	(5,577,823)	(590,727)

Cash flows from investing activities
Net cash used in investing activities from continuing operations	-	-
Net cash used in investing activities from discontinued operations	-	-
Net cash used in investing activities	-	-

Cash flows from financing activities
Issuance of Common stock for cash, net of issuance costs	4,789,338	-
Proceeds from related parties	451,300	560,000
Repayments to related parties	(479,503)	-
Net cash provided by financing activities from continuing operations	4,761,135	560,000
Net cash used in financing activities from discontinued operations	-	(72,493)
Net cash provided by financing activities	4,761,135	487,507

Effect of exchange rate changes on cash, cash equivalents and restricted cash	170,568	(264,495)
Net change in cash, cash equivalents and restricted cash	(646,120)	(367,715)
Cash, cash equivalents and restricted cash, beginning of the period	1,178,970	1,601,479
Cash, cash equivalents and restricted cash, end of the period	532,850	1,233,764
Less cash, cash equivalents and restricted cash of discontinued operations–end of period	-	22,191
Cash, cash equivalents and restricted cash of continuing operations–end of period	532,850	1,211,573

Reconciliation of cash, cash equivalents and restricted cash, beginning of the year
Cash, cash equivalents	1,170,931	1,599,906
Restricted cash	8,039	1,573
Cash, cash equivalents and restricted cash, beginning of period	1,178,970	1,601,479

Reconciliation of cash, cash equivalents and restricted cash, end of year
Cash, cash equivalents	532,848	1,233,764
Restricted cash	2	-
Cash, cash equivalents and restricted cash, end of period	532,850	1,233,764

Note 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

AGM Group Holdings Inc. (“AGM Holdings”) was incorporated on April 27, 2015 under the laws of the British Virgin Islands (“BVI”). AGM Holdings is a holding company and does not own any material assets or liabilities other than holding equity interest of multiple entities and certain cash and cash equivalents.

On May 21, 2015, AGM Holdings incorporated a wholly owned subsidiary, AGM Technology Limited (“AGM HK”) in Hong Kong. AGM HK engaged in the sale of cryptocurrency mining machines and standardized computing equipment.

On October 13, 2015, AGM HK incorporated a Chinese limited liability subsidiary, AGM Tianjin Construction Development Co., Ltd. (“AGM Tianjin”) formerly known as Shenzhen AnGaoMeng Financial Technology Service Co., Ltd., for the purpose of being a holding company for the equity interests in China.

On November 13, 2015, AGM Tianjin incorporated a wholly owned Chinese limited liability subsidiaries, Beijing AnGaoMeng Technology Service Co., Ltd. (“AGM Beijing”).

On June 14, 2017, AGM Software Service LTD (“AGM Software”) was incorporated under the laws of BVI. AGM Software is a wholly-owned subsidiary of AGM Holdings.

On June 17, 2021, AGM HK incorporated a wholly owned Chinese limited liability subsidiary, Nanjing Lucun Semiconductor Co. Ltd. (“Nanjing Lucun”) in China under the laws of the People’s Republic of China (the “PRC”). Nanjing Lucun is primarily engaged in the sale of cryptocurrency mining machines and standardized computing equipment. On November 24, 2022, Nanjing Lucun Semiconductor Co., Ltd. Beijing Branch was incorporated.

On July 30, 2021 AGM Holdings incorporated a wholly owned limited liability subsidiary, AGM Defi Lab Ptd Limited (“AGM Defi Lab”) under the laws of Singapore. On August 8, 2021 AGM Holdings incorporated a wholly owned limited liability subsidiary, AGM Defi Tech Limited (“AGM Defi Tech”) in Hong Kong. On October 21, 2021, AGM Defi Tech incorporated a wholly owned subsidiary, Beijing Keen Sense Technology Service Co., Ltd (“Beijing Keen Sense”) in China under the laws of PRC. These three subsidiaries are mainly engaged in software development.

On January 26, 2024, AGM Electronic Technology Limited (“AGM Electronic”) was incorporated under the laws of Hong Kong. AGM Electronic is a wholly owned subsidiary of AGM Holdings.

On April 17, 2024, AGM Canada Holdings Limited (“AGM Canada”) was incorporated under the laws of British Columbia, Canada. AGM Canada is a wholly-owned subsidiary of AGM Holdings.

On April 26, 2024, Beijing Bixin Electronic Technology Co., Ltd (“Beijing Bixin”) was incorporated under the laws of the People’s Republic of China. Beijing Bixin is a wholly-owned subsidiary of AGM Electronic.

On October 1, 2024, AGM Energy Corp. (“AGM Energy”) was incorporated under the laws of Alberta, Canada. AGM Canada owns 49% of AGM Energy while Chong Chao Ma, CEO of AGM Canada, owns 16%. Bound by contractual agreement, Ma will vote in line with AGM Canada. In combination, AGM Canada is holding 65% of voting rights.

On December 4, 2024, AGM Integrated Tech Limited (“AGM Integrated”) was incorporated under the laws of Hong Kong. AGM Holdings owns 100% of AGM Integrated. Those entity does not have any operations as of the date of this annual report.

On October 10, 2024, Beijing Branch of Nanjing Lucun Semiconductor Co., Ltd. was deregistered.

On May 6, 2025, AGM HK entered into an Equity Transfer Agreement by and among AGM HK, Nanjing Lucun and Hong Kong Giant Electronics Co., Limited (“Giant Electronics”) for the sale of shares of Nanjing Lucun held by AGM HK to Giant Electronics (the “Equity Transfer Agreement”). The transaction was completed on May 7, 2025.

Note 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

As of June 30, 2025, AGM Holdings’ subsidiaries are as follows:

			Percentage of
	Date of	Place of	Effective
Name	Incorporation	Incorporation	Ownership	Principal Activities
AGM Technology Limited (“AGM HK “)	May 21, 2015	Hong Kong	100%	Sale of cryptocurrency mining machines and standardized computing equipment
AGM Tianjin Construction Development Co., Ltd. (“AGM Tianjin”) formerly Shenzhen AnGaoMeng Financial Technology Service Co., Ltd.	October 13, 2015	China	100%	Holding entity
Beijing AnGaoMeng Technology Service Co., Ltd. (“AGM Beijing”)	November 13, 2015	China	100%	Software development and provider
AGM Software Service LTD (“AGM Software”)	June 14, 2017	BVI	100%	Core technology service provider
Nanjing Lucun Semiconductor Co., Ltd. (“Nanjing Lucun”)*	June 17, 2021	China	100%	Sale of cryptocurrency mining machines and standardized computing equipment
AGM Defi Lab Pte Limited (“AGM Defi Lab”)	July 30, 2021	Singapore	100%	Software development and provider
AGM Defi Tech Limited (“AGM Defi Tech”)	August 8, 2021	Hong Kong	100%	Software development and provider
Beijing Keen Sense Technology Service Co., Ltd (“Beijing Keen Sense”)	October 21, 2021	China	100%	Software development and provider
AGM Electronic Technology Limited (“AGM Electronic”)	January 26, 2024	Hong Kong	100%	Sale of cryptocurrency mining machines and standardized computing equipment
AGM Canada Holdings Limited (“AGM Canada”)	April 17, 2024	Canada	100%	Sale of cryptocurrency mining machines and standardized computing equipment
Beijing Bixin Electronic Technology Co., Ltd (“Beijing Bixin”)	April 26, 2024	China	100%	Software development and provider
AGM Energy Corp. (“AGM Energy”)	October 1, 2024	Canada	49%	Clean energy industries
AGM Integrated Tech Limited (“AGM Integrated”)	December 4, 2024	Hong Kong	100%	Sale of cryptocurrency mining machines and standardized computing equipment

*	The Company has disposed the subsidiaries.

AGM HK, AGM Tianjin, AGM Beijing, AGM Software, Nanjing Lucun, AGM Defi Lab, AGM Defi Tech, Beijing Keen Sense, AGM Electronic, AGM Canada, Beijing Bixin, AGM Energy, and AGM Integrated, are referred to as subsidiaries. AGM Holdings and its consolidated subsidiaries are collectively referred to herein as the “Company” unless specific reference is made to an entity.

Note 2 - SUMMARY OF SIGNIFICANT POLICIES

Basis of Presentation

The interim condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) to reflect the financial position, results of operations and cash flows of the Company. Significant accounting policies followed by the Company in the preparation of the accompanying condensed consolidated financial statements are summarized below.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts for AGM Holdings and all its consolidated subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Discontinued Operation

A discontinued operation may include a component of an entity or a group of components of an entity, or a business or non-profit activity. A disposal of a component of an entity is required to be reported in discontinued operation if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when any of the following occurs: (1) the component of an entity or group of components of an entity meets the criteria to be classified as held for sale; (2) the component of an entity or group of components of an entity is disposed of by sale; (3) the component of an entity or group of components of an entity is disposed of other than by sale (for example, by abandonment or in ad distribution to owners in a spinoff).

For the component disposed of other than by sale in accordance with paragraph 360-10-45-15, the Company adopted ASC Topic 205-20-45-3 and reported the results of operations of the discontinued operations, less applicable income tax expenses or benefits as a separate component in the statement where net income (loss) is reported for current and all prior periods presented.

On December 10, 2024, the Company decided to divest Nanjing Lucun. The transaction was completed on May 7, 2025. As of December 31, 2024, the operation was classified as a discontinued operation. For the six months ended June 30, 2025 and 2024, the operation of Nanjing Lucun was presented as discontinued operations.

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation in order to reflect the discontinued operations of Nanjing Lucun. None of the ese reclassifications had an impact on reported financial position or cash flows for any of the period presented.

Foreign Currency Translation

The accompanying condensed consolidated financial statements are presented in United States dollar (“$”), which is the reporting currency of the Company. For the subsidiaries whose functional currencies are Renminbi (“RMB”), results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the exchange rate at the end of the period, and equity is translated at historical exchange rates. The resulting translation adjustments are included in determining other comprehensive income or loss. Transaction gains and losses are reflected in the condensed consolidated statements of operations.

The condensed consolidated balance sheet balances, with the exception of equity at June 30, 2025 and December 31, 2024 were translated at RMB7.1586 and RMB7.1884 to $1.00, respectively. The equity accounts were stated at their historical rate. The average translation rates applied to condensed consolidated statements of operations and cash flows for the six months ended June 30, 2025 and 2024 were RMB7.1839 and RMB7.1051 to $1.00, respectively.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes. Significant estimates and assumptions by management include, among others, allowance for credit losses, provision of advances to suppliers, discount rate for leases, depreciation of property and equipment and impairment assessments of long-lived assets and income taxes including the valuation allowance for deferred tax assets. While the Company believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Cash and Cash Equivalents

Cash and cash equivalents are financial assets that are either cash or highly liquid investments with an original maturity term of 90 days or less. At June 30, 2025 and December 31, 2024, the Company’s cash equivalents primarily consist cash in various financial institutions.

Note 2 - SUMMARY OF SIGNIFICANT POLICIES (Continued)

Restricted cash

Restricted cash consists of frozen deposits due to overdue reconciliations. The balance of restricted cash was $2 and $2 as of June 30, 2025 and December 31, 2024, respectively.

Inventories

Inventories, primarily consisting of standardized computing equipment, which are finished goods from manufacturers. Inventories are stated at the lower of cost or net realizable value, with net realized value represented by estimated selling prices in the ordinary course of business, less reasonably predictable costs of disposal and transportation. Cost of inventory is determined using the first-in first-out cost method. Adjustments are recorded to write down the cost of inventory to the estimated net realizable value due to slow-moving merchandise and damaged products, which is dependent upon factors such as historical and forecasted consumer demand. No inventory write-down was recorded for the six months ended June 30, 2025 and the year ended December 31, 2024.

Advances to Suppliers

Advances to suppliers primarily consist of prepayments for purchase of cryptocurrency mining machines and standardized computing equipment. Advance payment depends on specific circumstances, including the industry practice, negotiations with suppliers, security for steady supply of products, and the delivery time of products received from suppliers after the advance payment. Advance to suppliers is settled when the products are provided and accepted by the Company. The Company reviews its advances to suppliers on a periodic basis and determines the adequacy of provision. Provision is recognized to reflect the expected recoverable amount from the advances to suppliers when the Company considers the likelihood of future economic benefits associated with the advances to supplier is remote.

Fair Value of Financial Instruments

The Company follows the provisions of Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures (“ASC 820”). It clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 -	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 -	Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 -	Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the accompanying condensed consolidated balance sheets for cash and cash equivalents, accounts receivable and other current assets, accounts payable and other payables, due to related parties and contingent consideration approximate their fair value based on the short-term maturity of these instruments.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable consists principally of amounts due from trade customers. Credit is extended based on an evaluation of the customer’s financial condition and collateral is not generally required.

The Company evaluates its accounts receivable for expected credit losses on a regular basis. The Company maintains an estimated allowance for credit losses to reduce its accounts receivable to the amount that it believes will be collected. The Company uses the length of time a balance has been outstanding, the payment history, creditworthiness and financial conditions of the customers and industry trend as credit quality indicators to monitor the Company’s receivables within the scope of expected credit losses model, along with reasonable and supportable forecasts as a basis to develop the Company’s expected loss estimates. The Company adjusts the allowance percentage periodically when there are significant differences between estimated credit losses and actual bad debts. If there is strong evidence indicating that the accounts receivable is likely to be unrecoverable, the Company also makes specific allowance in the period in which a loss is determined to be probable. Accounts receivable balances are written off after all collection efforts have been exhausted.

Note 2 - SUMMARY OF SIGNIFICANT POLICIES (Continued)

Adoption of Accounting Standards Update (“ASU” 2016-13)

In June 2016, the FASB issued ASU 2016-13: Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. The Company has adopted ASU 2016-13 since January 1, 2021, the impact of which on the Company’s condensed consolidated financial statements was immaterial.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Identifiable significant improvements are capitalized and expenditures for maintenance, repairs, and betterments, including replacement of minor items, are charged to expense.

Depreciation is computed based on cost, less the estimated residual value, if any, using the straight-line method over the estimated useful life. The residual value rate and useful life of property and equipment are summarized as follows:

	Residual	Useful
Property and Equipment	value rate	life
Electronic equipment	5%	3 years
Office equipment	5%	5 years
Leasehold improvement	0%	Shorter of the lease term or the estimated useful life of the assets

Intangible Assets

Intangible assets with definite useful lives are amortized over their estimated useful lives to their estimated residual values. Intangible assets mainly represent the domain name at cost, less accumulated amortization on a straight-line basis over an estimated life of ten years.

	Residual
Intangible Asset	value rate	Useful life
AGM domain name	0%	10 years
Software	0%	5 years

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all years presented. The core principle of this new revenue standard is that a company should recognize revenue when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle by the Company in its determination of revenue recognition:

●	Step 1: Identify the contract(s) with the customer;

●	Step 2: Identify the performance obligations in the contract;

●	Step 3: Determine the transaction price;

●	Step 4: Allocate the transaction price to the performance obligations in the contract; and

●	Step 5: Recognize revenue when or as the Company satisfies a performance obligation.

Note 2 - SUMMARY OF SIGNIFICANT POLICIES (Continued)

The Company is a server developer, engaging in research, development and sale of server, including ASIC miner, and standardized computing equipment and bundle of products or services that may include a combination of these items.

The Company derives revenue from the sales of cryptocurrency mining machines and standardized computing equipment and bundle of products or services that may include a combination of these items. The Company enters into contracts with customers that include promises to transfer various products and services, which are generally capable of being distinct and accounted for as separate performance obligations. The transaction price is allocated to each performance obligation on a relative standalone selling price basis.

The Company acts as a principal as it takes control of the merchandises, is primarily obligated for the merchandise sold to the consumers, bears inventory risks and has the latitude in establishing prices. For the six months ended June 30, 2025 and 2024, the Company derives revenue from the sale of cryptocurrency mining machines and standardized computing equipment. The Company recognizes product revenues on a gross basis as the Company is responsible to fulfill the promise to provide specified goods. Revenue is recognized at a point in time upon the transfer of control of products to customers.

Contract liability

The contract liabilities consist of advances from customers, which relate to unsatisfied performance obligations at the end of each reporting period and consists of cash payments received in advance from customers in sales of server products, cryptocurrency mining machines and standardized computing equipment. As of June 30, 2025 and December 31, 2024, the Company’s advances from customers amounted to $539 and $539 from continuing operations and nil and $4,537,799 from discontinued operation, respectively.

The Company reports revenues net of applicable sales taxes and related surcharges.

Costs of Revenues

Cost of revenues primarily consist of cost of product revenue, which includes direct costs of cryptocurrency mining machines, standardized computing equipment.

Leases

On January 1, 2021, the Company adopted Accounting Standards Update No. 2016-02, Leases (Topic 842) (ASU 2016-02), as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use (ROU) assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

The Company determines if an arrangement is a lease upon inception. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The right to control the use of an asset includes the right to obtain substantially all of the economic benefits of the underlying asset and the right to direct how and for what purpose the asset is used. Upon adoption of ASU 2016-02 and related standards, operating lease right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate present value is the Company’s incremental borrowing rate or, if available, the rate implicit in the lease. The Company includes options to renew the lease as part of the right of use lease asset and liability when it is reasonably certain the Company will exercise the option. The Company also takes into considerations when certain lease contains fair value purchase and termination options with an associated penalty. Operating leases are included in operating lease right-of-use (“ROU”) assets and current and non-current lease liabilities in the condensed consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in the condensed consolidated balance sheets. There was no finance leases for the six months ended June 30, 2025 and the years ended December 31, 2024.

Note 2 - SUMMARY OF SIGNIFICANT POLICIES (Continued)

Selling, General & Administrative Expenses

Selling, general and administrative expenses consist primarily of credit losses, sales and administrative employee-related expenses and professional fees.

Research and Development Expenses

Research and development costs are expensed as incurred. The costs primarily consist of the wage expenses incurred to continuously improve and upgrade the Company’s services.

Government Grants

Government grant is recognized when there is reasonable assurance that the Company will comply with the conditions attach to it and the grant will be received. From June 15, 2021, Nanjing Pukou Economic Development Zone Management Committee (the “Committee”) provided an office to the Company for free for 5 years to attract the enterprise for the development of the integrated circuit industry in Nanjing. As of June 30, 2025 and December 31, 2024, the balance of deferred government grant was nil and nil from continuing operations and $42,883 and $55,334 from discontinued operation, respectively. The amount of other income for the government grant recognized during the six months ended June 30, 2025 and 2024 was nil and nil from continuing operations and $13,242 and $20,084 from discontinued operation, respectively.

Income Taxes

The Company is governed by the Income Tax Law of China and Inland Revenue Ordinance of Hong Kong, as amended. Based on a review of surrounding facts and circumstances, the revenue generated from AGM HK and AGM Integrated belongs to offshore revenue as its operation is outside Hong Kong. Therefore, the Company considers AGM HK and AGM Integrated are not subject to tax at 16.5% on the assessable profits arising in or derived from Hong Kong or 8.25% if the net profit under $2,000,000 for 2019 and beyond under Inland Revenue Ordinance of Hong Kong.

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740, “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Act has caused the Company’s deferred income taxes to be revalued. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through income tax expense. Pursuant to the guidance within SEC Staff Accounting Bulletin No. 118 (“SAB 118”), as of December 31, 2017, the Company recognized the provisional effects of the enactment of the Act for which measurement could be reasonably estimated. The ultimate impact of the Act may differ from these estimates due to the Company’s continued analysis or further regulatory guidance that may be issued as a result of the Act.

The Company applied the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes,” which provides clarification related to the process associated with accounting for uncertain tax positions recognized in the Company’s financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of June 30, 2025,and December 31, 2024, the Company had uncertain tax positions accrued, and will continue to evaluate for uncertain positions in the future.

Note 2 - SUMMARY OF SIGNIFICANT POLICIES (Continued)

Value Added Tax

The amount of Value Added Tax (“VAT) liability is determined by applying the applicable tax rate to the invoiced amount of software service provided.

The Company reports revenue net of China’s VAT for all the periods presented in the accompanying condensed consolidated statements of operations.

Comprehensive (Loss)/ Income

ASC 220 “Comprehensive Income” established standards for reporting and display of comprehensive (loss)/income, its components and accumulated balances. Components of comprehensive (loss)/income include net loss/income and foreign currency translation adjustments. For the six months ended June 30, 2025 and 2024, the only component of accumulated other comprehensive loss was foreign currency translation adjustments.

Related Party Transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the Company’s securities (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company conducts business with its related parties in the ordinary course of business. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due from/to related parties due to their related party nature.

Concentration and risks

a) Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk are cash and cash equivalents, and accounts receivable arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company routinely assesses the financial strength of the customer and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, consequently, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

b) Foreign currency exchange rate risk

The functional currency and the reporting currency of the Company are RMB and U.S. dollars, respectively. The Company’s exposure to foreign currency exchange rate risk primarily relates to cash and cash equivalents, accounts receivable and accounts payable. Any significant fluctuation of RMB against U.S. dollars may materially and adversely affect the Company’s cash flows, revenues, earnings and financial positions.

c) Currency convertibility risk

The Company transacts some of its business in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China (the “PBOC”) or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

(Loss)/Earnings per Common Share

Basic (loss)/earnings per ordinary share is computed by dividing net (loss)/earnings attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding during the period. Diluted (loss)/earnings per share is computed by dividing net (loss)/income attributable to ordinary shareholders by the sum of the weighted-average number of ordinary shares outstanding and dilutive potential ordinary shares during the period.

Note 2 - SUMMARY OF SIGNIFICANT POLICIES (Continued)

Statutory reserves

In accordance with the PRC Company Laws, the Company’s PRC subsidiaries must make appropriations from their after-tax profits as determined under the People’s Republic of China Generally Accepted Accounting Principles (“PRC GAAP”) to non-distributable reserve funds including statutory surplus fund and discretionary surplus fund. The appropriation to the statutory surplus fund must be 10% of the after-tax profits as determined under PRC GAAP. Appropriation is not required if the statutory surplus fund has reached 50% of the registered capital of the PRC companies. Appropriation to the discretionary surplus fund is made at the discretion of the PRC companies.

The statutory surplus fund and discretionary surplus fund are restricted for use. They may only be applied to offset losses or increase the registered capital of the respective companies. These reserves are not allowed to be transferred to the Company by way of cash dividends, loans or advances, nor can they be distributed except for liquidation.

For the six months ended June 30, 2025 and the year ended December 31, 2024, profit appropriation to statutory surplus fund for the Company’s entities incorporated in the PRC was nil and nil, respectively. No appropriation to other reserve funds was made for any of the periods presented.

Segment Reporting

The Company has organized its operations into one operating segments. The segment reflects the way the Company evaluates its business performance and manages its operations by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

As the Company’s long-lived assets are substantially located in Hong Kong and the Company’s revenues and expenses are derived from Hong Kong, no geographical segments are presented.

Recently Issued Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Improvement to Income Tax Disclosure. This standard requires more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This standard also includes certain other amendments to improve the effectiveness of income tax disclosures. ASU 2023-09 is effective for public business entities, for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The Company is in the process of evaluation the impact of adopting this new guidance on its condensed consolidated financial statement.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The amendments in this update require that a public entity disclose on an annual and interim basis, 1) significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and included within each reported measure of segment profit or loss, 2) an amount for other segment items by reportable segment and a description of its composition. The other segment items category is the difference between segment revenue less the segment expenses disclosed under the significant expense principle and each reported measure of segment profit or loss, and 3) disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. For all public business entities, ASU 2023-07 is effective for annual periods beginning after December 15, 2024; early adoption is permitted. The Company will adopt and apply the guidance in fiscal year 2025. There is no material impact expected to our results of operations, cash flows and financial condition at the time of adoption, however the Company is still assessing the disclosure impact.

Recently issued ASUs by the FASB, except for the ones mentioned above, are not expected to have a significant impact on the Company’s condensed consolidated results of operations or financial position. Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the condensed consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its condensed consolidated financial condition, results of operations, cash flows, or disclosures.

Note 3 - DISCONTINUED OPERATION

On December 10, 2024, the Company decided to sell Nanjing Lucun. The transaction was completed on May 7, 2025.

In accordance with the provisions of ASC 205-20, we determined that the results from operations assets and liabilities associated with Nanjing Lucun were to be excluded from our continuing operations and presented as a discontinued operation in our consolidated financial statements. As a result, we classified the results from operations of Nanjing Lucun separately in captions titled “discontinued operations” on our consolidated statements of operations and comprehensive income/(loss) for the current and prior year. Additionally, assets and liabilities associated with Nanjing Lucun as of December 31, 2024 were reclassified from certain amounts reported in prior years to present separately in captions titled “assets of discontinued operations – current”, “assets of discontinued operations – non-current”, “liabilities of discontinued operations – current” and “liabilities of discontinued operations – non-current” to conform to current year financial statement presentation.

The following is a summary of assets and liabilities as of June 30, 2025 and a reconciliation of assets and liabilities disclosed in the notes to financial statements that are presented as a discontinued operation on the consolidated balance sheet as of December 31, 2024:

	June 30,	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$-	$469
Restricted cash	-	8,037
Advances to suppliers, net	-	2,795,162
Prepayment and other current assets, net	-	3,497,724
Total current assets	-	6,301,392
NON - CURRENT ASSETS:
Property and equipment, net	-	6,512
Operating lease right-of-use assets	-	55,334
Deferred tax assets	-	6,247,083
Total non - current assets	-	6,308,929
TOTAL ASSETS	$-	$12,610,321

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$-	$2,640
Accrued expenses and other payables	-	1,233,311
Advances from customers	-	4,537,799
Deferred government grant, current	-	38,792
Income tax payable	-	659,919
Total current liabilities	-	6,472,461
NON - CURRENT LIABILITIES:
Deferred government grant, non-current	-	16,543
Total non - current liabilities	-	16,543
TOTAL LIABILITIES	$-	$6,489,004

Note 3 - DISCONTINUED OPERATION (Continued)

The following is a reconciliation of the major classes of financial statement line items constituting net (loss)/income from discontinued operations from Nanjing Lucun, our discontinued operation, that is disclosed in the notes to the financial statements and presented in the consolidated statements of net (loss)/income for the six months ended June 30, 2025 and 2024 :

	Six months	Six months
	ended	ended
	June 30,	June 30,
	2025	2024
Net revenues	$-	$23,287,088
Cost of revenues	(21,344)	(22,785,394)
Gross profit	(21,344)	501,694
Operating expenses	(23,673)	(5,582,294)
Other income/(expenses).net	23,060	48,541
Loss before income tax	$(21,957)	$(5,032,059)
Income tax expense	3,731	729,740
Loss from discontinued operation, net of income tax	$(18,226)	$(4,302,319)
Loss on sale of discontinued operation, net of income tax	(7,851,720)	-
Loss from discontinued operation, net of income tax	(7,869,946)	(4,302,319)

The Company realized a loss of $7,851,720 from the disposal of Nanjing Lucun offset by loss from discontinued operations of $18,226 for the six months ended June 30, 2025. As the result, total loss from discontinued operation for the six months ended June 30, 2025 amounted $7,869,946.

Details of the entities disposed were as follows:

SCHEDULE OF DETAILS OF ENTITIES DISPOSED

Nanjing Lucun
Total assets	$64,850,329
Total liabilities	11,494,154
Total net assets	53,356,175
Total accumulated other comprehensive income	11,945,545
Subtotal	65,301,720
Total consideration	57,450,000
Total loss on sale of discontinued operation	$(7,851,720)

Note 4 - ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	June 30,	December 31,
	2025	2024
Accounts receivable	41,231,910	21,545,104
Allowance for credit losses	(9,805,066)	(8,159,597)
Accounts receivable, net	$31,426,844	$13,385,507

For the six months ended June 30, 2025 and 2024, the Company recorded credit losses of $1,645,469 and $40,018, respectively.

Note 5 - ADVANCES TO SUPPLIERS, NET

Advances to suppliers consisted of the following:

	June 30,	December 31,
	2025	2024
Advances to suppliers	6,004,037	1,639,728
Provision for impairment	(1,762,946)	(1,539,867)
Advances to suppliers, net	$4,241,091	$99,861

For the six months ended June 30, 2025 and 2024, the Company recorded provision of $223,079 and $14,748,044 for the advances to suppliers.

Note 6 - INVENTORIES

Inventories, primarily consisted of cryptocurrency mining machines and standardized computing equipment, which are finished goods from manufactures.

As of June 30, 2025 and December 31, 2024, inventories consisted of the following:

	June 30,	December 31,
	2025	2024
Finished goods	$9,440,200	$27,172,200

No inventory write-down was recorded for the six months ended June 30, 2025 and December 31,2024.

Note 7 - PREPAYMENT AND OTHER CURRENT ASSETS

Prepayment and other current assets consist of prepaid expenses, other receivables, and deposits. As of June 30, 2025 and December 31, 2024, prepayment and other current assets consisted of the following:

	June 30,	December 31,
	2025	2024
Loan receivable (1)	$4,998,275	$4,182,031
Prepaid input VAT	1,093	1,088
Deposits and others	5,959,853	1,147,517
Subtotal	10,959,221	5,330,636
Allowance for credit losses (2)	(1,155,768)	(1,155,768)
Total prepayment and other current assets	$9,803,453	$4,174,868

(1)	In 2021, the Company entered into a loan agreement to lend $400,000 loan to AGM Group Ltd. In April 2022, the Company extended additional $900,000 loan to AGM Group Ltd. at the interest rate of 1% as working capital support and change the amount to $1,200,000 on April 4, 2023. As of June 30, 2025, the outstanding amount of loans to AGM Group Ltd. was $1,350,000, generating interest income of $44,673 and received $24,711 interest on April 17, 2024.

On April 10, 2022, 19 July, 2022 and 18 October, 2022, the Company entered into a loan agreement with a third party, Muliang Agriculture Limited, to lend $280,000 , $20,000 and $5,000 at the interest rate of 1% for one year as working capital support. On April 9, 2023, both parties agreed to extend the loan to December 31, 2024 and increased the amount to $600,000. On December 3, 2024, both parties agreed to extend the loan to December 31, 2025. As of June 30, 2025, the total amount of loans to Muliang Agriculture Limited was $465,000, generating interest income of $12,714, and received $5,996 interest on April 18, 2024.

On March 1, 2023, the Company entered into a loan agreement with a third party, Northnew Management Limited, to lend $2,000,000 at the interest rate of 1%. On March 10, 2024, both parties agreed to extend the loan to December 31, 2024 and increased the amount to $2,300,000. On December 11, 2024, both parties agreed to further extend the term to December 31, 2025. On February 20, 2025, both parties agreed to extend the loan to December 31, 2025 and increased the amount to $3,100,000. As of June 30, 2025, the total amount of loans to Northnew Management Limited was $3,095,426, generating interest income of $41,775.

(2)	As of June 30, 2025 and December 31, 2024, the Company recorded credit losses of $1,155,768 and $1,155,768, respectively.

Note 8 - PROPERTY AND EQUIPMENT, NET

As of June 30, 2025 and December 31, 2024, property and equipment, net consisted of the following:

	June 30,	December 31,
	2025	2024
Electronic equipment	$150,935	$150,309
Office equipment	12,817	12,764
Leasehold improvement	-	-
Total property and equipment	163,752	163,073
Less: accumulated depreciation	(155,348)	(154,541)
Total property and equipment, net	8,404	8,532

Depreciation and amortization expenses for the six months ended June 30, 2025, 2024 and 2023 were $1,377, $0 and $44,473, respectively. For the six months ended June 30, 2025, 2024 and 2023, the Company recognized loss of nil, nil and nil on disposed of property and equipment in the consolidated statements of operations, respectively. There was no impairment recorded for these property and equipment for the six months ended June 30, 2025, 2024 and 2023.

Note 9 - INTANGIBLE ASSETS, NET

As of June 30, 2025 and December 31, 2024, intangible assets, net consisted of the following:

	June 30,	December 31,
	2025	2024
AGM domain name	$14,800	$14,800
Software	50,000	50,000
Total intangible assets	64,800	64,800
Less: accumulated amortization	(38,013)	(32,273)
Total intangible assets, net	26,787	32,527

For the six months ended June 30, 2025 and 2024, amortization expenses amounted to $5,740 and $5,740 respectively. The following is an estimated, by fiscal years, of amortization amount of intangible asset:

Year ending December 31,
2025 (remaining 6 months)	$5,740
2026	11,480
2027	9,567
Total	$26,787

Note 10 - RELATED PARTY TRANSACTIONS AND BALANCES

As of June 30, 2025, related parties of the Company consisted of the following:

Name of Related Party	Nature of Relationship
HongKong Kisen Co., Limited (“HongKong Kisen”)	Company ultimately controlled by Chief Strategy Officer (“CSO”)

Due to related parties

The Company mainly finance its operations through proceeds borrowed from related parties. As of June 30, 2025 and December 31, 2024, due to related parties consisted of the following:

					Exchange
	December 31,			Interest	Rate	June 30,
	2024	Received	Repayment	Expenses	Translation	2025
HongKong Kisen (1)	2,195,948	451,300	(475,000)	32	1,085	2,173,365
Yufeng Mi	4,503		(4,503)			-
Total due to related parties	2,200,451	451,300	(479,503)	32	1,085	2,173,365

(1)	On April 7, 2022, the Company entered into a loan agreement with HongKong Kisen to borrow $10,000,000 at the interest rate of 0.1% for 10 months as working capital support and repaid $2,000,000 to HongKong Kisen in advance in 2022.

On January 1, 2023, both parties agreed to terminate the loan agreement mentioned above and obtain borrowings up to $20,000,000 at the interest rate of 0.1% for one year as working capital support. On January 1, 2024, both parties agreed to extend the loan to December 31, 2024. On January 1, 2025, both parties agreed to extend the loan to December 31, 2025.

In 2023, the Company borrowed $4,384,975 from HongKong Kisen and repaid $3,160,000, generating interest expense of $9,316.

In 2024, the Company borrowed $962,000 from HongKong Kisen and repaid $8,021,693, generating interest expense of $9,565.

In 2025, the Company borrowed $451,300 from HongKong Kisen and repaid $475,000,generating interest expense of $1,117. As of June 30,2025, total interest payable is $4,217.

The loan mentioned above can be extended on both parties’ consensus.

Apart from loan from HongKong Kisen, the balance of due to related parties represents expenses incurred by related parties in the ordinary course of business. These amounts are interest free, unsecured and could be settled on demand.

Note 11 - SHAREHOLDERS’ EQUITY

In August 2021, Firebull Holding Limited, holder of 5,000,000 Class A ordinary shares and 5,000,000 Class B ordinary shares of the Company sold and transferred 5,000,000 Class A ordinary shares to Firebull Tech Limited. Pursuant to section 11 of the Company’s memorandum and articles of association, the 5,000,000 Class B ordinary shares held by Firebull Holding was cancelled accordingly.

On December 14, 2021, the Company issued 2,898,552 Class A ordinary shares to investors.

On March 2, 2025, the Company engaged with Maxim Group LLC as the exclusive placement agent on a best-efforts basis in connection with an offering for issuance and sale of $16,390,000 Class A ordinary shares with a par value of $0.001 per share and 16,390,000 warrants each to purchase one Class A ordinary share, at a combined offering price of $0.33 per Class A ordinary share and warrant. This transaction was completed on March 4, 2025.

In March, 2025, 58,069,113 Class A ordinary shares issued for the exercised warrants.

On June 3, 2025, the Company completed the consolidation (the “Consolidation”) of the ordinary shares of the Company on the basis of 50 pre-Consolidation Shares for every one (1) post-Consolidation Share. The Company’s total issued and outstanding Class A ordinary shares has been reduced from 98,713,955 Class A ordinary shares with a par value of US$0.001 each to 1,974,163 Class A ordinary shares with a par value of US$0.05 each. The Company’s total issued and outstanding Class B ordinary shares has been reduced from 2,100,000 Class B ordinary shares with a par value of US$0.001 each to approximately 42,000 Class B ordinary shares with a par value of US$0.05 each. The balances of common stock and additional paid-in capital were retrospectively restated for the effect of the reverse share split.

Warrants

For each Class A ordinary share purchased on December 14, 2021, an investor received from the Company one-half unregistered warrant, for an aggregate of 1,449,276 warrant (“2021 Warrants”). The 3.5-year warrants are exercisable immediately from the date of issuance and have an exercise price of US$8.3 per share. The purchase price for one ordinary share and one-half corresponding warrant is US$6.90. As the expiration date of the warrant is dependent on the initial effective date of the registration statement and such statement was declared effective on June 8, 2022, the expiration date of the warrant is December 8, 2025.

Additionally, the Company has retained FT Global Capital, Inc. (“FT Global Capital”) to act as exclusive placement agent in connection with this offering. The Company agreed to issue to the FT Global Capital or its designees warrants to purchase up to 202,899 Class A ordinary shares. FT Global Capital’s warrants will be exercisable commencing on the date of issuance at a per share price of $8.3, subject to certain adjustments, and will expire three and a half years from the initial effective date of registration statement.

On March 2, 2025, the Company engaged with Maxim Group LLC (“Maxim”) as the exclusive placement agent on a best-efforts basis in connection with an offering for issuance and sale of $16,390,000 Class A ordinary shares with a par value of $0.001 per share and 16,390,000 warrants (“2025 Warrants”) each to purchase one Class A ordinary share, at a combined offering price of $0.33 per Class A ordinary share and warrant. This transaction was completed on March 4, 2025. The Company has also issued to Maxim warrants to purchase up to 327,800 Class A ordinary shares. The warrant for Maxim is exercisable at any time, and from time to time, in whole or in part, commencing from six months after the effective date of the registration statement and expire on the fifth anniversary of the commencement of sales of this offering. Maxim’s warrants will be exercisable at price equal to 125% of the offering price of $0.33.

Pursuant to Section 3(b) of the Securities Purchase Agreement for the 2021 Warrants, the exercise price of the 2021 Warrants was adjusted to $0.1023 per share due to the issuance of 2025 Warrants.

In March, 2025, the 2025 Warrants, apart from Maxim’s warrants, were exercised.

Due to reverse share split, the number of warrants and exercise price were adjusted retrospectively. As of June 30, 2025 and December 31, 2024, the aggregate numbers of warrants were 39,596 and 33,040, respectively.

As of June 30, 2025 and December 31, 2024, the Company had 33,040 and 33,040 warrants after adjustments for reverse share split outstanding to purchase 33,040 and 33,040 class A ordinary shares with a weighted average exercise price of $5.115 per share and $5.115 per share and remaining contractual lives 0.45 and 0.95 year respectively for the 2021 Warrants.

As of June 30, 2025 and December 31, 2024, the Company had 6,556 and nil warrants after adjustments for reverse share split outstanding to purchase 6,556 and nil Class A ordinary shares with an exercise price of $20.625 per share and nil respectively for the 2025 Warrants. The remaining contractual life as of June 30, 2025 was 4.25 years.

Note 12 - RESTRICTED NET ASSETS

Part of the Company’s operations are conducted through its PRC subsidiaries, and the Company’s ability to pay dividends is primarily dependent on receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by its subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations, and after it has met the PRC requirements for appropriation to statutory reserves. Paid-in capital and additional paid-in capital of its subsidiaries included in the Company’s consolidated net assets are also non-distributable for dividend purposes.

In accordance with the Company Law of the PRC and the PRC regulations on enterprises with foreign investment, whether a domestic enterprise or a wholly owned foreign enterprise (“WFOE”) established in the PRC are both required to provide certain statutory reserves, namely general reserve fund, the enterprise expansion fund and staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. Both a domestic enterprise and a WFOE are required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its registered capital based on the enterprise’s PRC statutory accounts. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. All of the Company’s PRC consolidated subsidiaries are subject to the above mandated restrictions on distributable profits.

As a result of these PRC laws and regulations, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company. As of June 30, 2025 and December 31, 2024, net assets restricted in the aggregate included in the Company’s consolidated net assets were nil and $335,696.

Note 13 - INCOME TAX

British Virgin Islands (“BVI”)

Under the tax laws of BVI, AGM Holdings and AGM Software are not subject to tax on income or capital gain. In addition, payments of dividends by the Company to their shareholders are not subject to withholding tax in the BVI.

Hong Kong

Under the tax laws of Hong Kong, AGM HK, AGM Defi Tech, and AGM Integrated is subject to tax at 16.5% on the assessable profits arising in or derived from Hong Kong or 8.25% if the net profit under $2,000,000 for 2019 and beyond, and allowed to offset their future tax taxable income with taxable operating losses with carried forward indefinitely. Based on a review of surrounding facts and circumstances, the revenue generated from AGM HK and AGM Integrated belongs to offshore revenue as their operation is in mainland China instead of in Hong Kong, and therefore AGM HK and AGM Integrated was considered as a PRC resident enterprise.

Singapore

Under the tax laws of Singapore, AGM Defi Lab are subject to tax at 10% on income or capital gain.

China

On March 16, 2007, the National People’s Congress passed the Enterprise Income Tax Law (“the China EIT Law”), which was effective as of January 1, 2008. Companies incorporated in China are allowed to offset future tax taxable income with taxable operating losses carried forward in a 5-year period.

The China EIT Law also provides that an enterprise established under the laws of foreign countries or regions but whose “de facto management body” is located in China be treated as a resident enterprise for PRC tax purpose and consequently be subject to China income tax at the rate of 25% for its worldwide income. The Implementing Rules of the China EIT Law merely defines the location of the “de facto management body” as “the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, properties, etc., of a non-PRC company is located.” On April 22, 2009, China State Administration of Taxation further issued a notice entitled “Notice regarding Recognizing Offshore-Established Enterprises Controlled by PRC Shareholders as Resident Enterprises Based on Their place of Effective Management.” Under this notice, a foreign company controlled by a PRC company or a group of PRC companies shall be deemed as a PRC resident enterprise, if (i) the senior management and the core management departments in charge of its daily operations mainly function in China; (ii) its financial decisions and human resource decisions are subject to decisions or approvals of persons or institutions in China; (iii) its major assets, accounting books, company sales, minutes and files of board meetings and shareholders’ meetings are located or kept in China; and (iv) more than half of the directors or senior management personnel with voting rights reside in China. Based on a review of surrounding facts and circumstances, the Company believes that there is an uncertain tax position as to whether its operations outside of China will be considered a resident enterprise for PRC tax purposes due to limited guidance and implementation history of the China EIT Law. Should the Company be treated as a resident enterprise for PRC tax purposes, the Company will be subject to PRC tax on worldwide income at a uniform tax rate of 25%. For the six months ended June 30, 2025 and the year ended December 31, 2024,the Company has evaluated this uncertain tax position and recorded a tax liability on the Condensed Consolidated Balance Sheet.

Note 13 - INCOME TAX (Continued)

The China EIT Law also imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Such withholding income tax was exempted under the previous income tax regulations. British Virgin Islands, where the Company is incorporated, did not have such tax treaty with China.

AGM Beijing, AGM Tianjin, Nanjing Lucun, Beijing Keen Sense, and Beijing Bixin are subject to 25% China statutory tax rate. AGM Beijing, Nanjing Lucun, Beijing Keen Sense, Beijing Bixin, AGM Holdings HK, and AGM Defi Tech incurred net loss for the six months ended June 30, 2025.

The provision for income taxes consisted of the following:

	For The Six Months Ended June 30,
	2025	2024
Current	$(589,170)	$(307,348)
Deferred	6,219,215	3,703,105
Total	$5,630,045	$3,395,757

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate are as follows:

	For The Six Months Ended June 30,
	2025	2024
Statutory income tax rate	25%	25%
Tax effect of different tax rates in other jurisdictions	(2)%	(1)%
Changes in valuation allowance	(1)%	-%
Tax effect of loss on sale of discontinued operation	45%	-%
Effective tax rate	67%	24%

The summary of cumulative net operating losses carried forward for the Company’s subsidiaries in different regions is as follows:

	For The Six Months Ended June 30,
	2025	2024
PRC Region	$276,350	$28,757
HK Region	23,008,418	2,569
Singapore Region	-	6,440
Total cumulative net operating loss carry-forward	$23,284,768	$37,766

Components of the Company’s net deferred tax assets are set forth below:

	June 30,	December 31,
	2025	2024
Deferred tax assets:
Net operating loss carry-forwards	$6,428,637	$604,689
Allowance for doubtful accounts	2,795,978	2,328,841
Impairment provision of advances to suppliers	384,967	384,967
Lease liability	-	-
Total of deferred tax assets	$9,609,582	$3,318,497
Less: valuation allowance	(676,559)	(604,689)
Net deferred tax assets	$8,933,023	$2,713,808

Defer tax liabilities:
Right-of-use assets	$-	$-
Total deferred tax liabilities	-	-
Deferred tax assets, net	$8,933,023	$2,713,808

Note 13 - INCOME TAX (Continued)

As of June 30, 2025 and December 31, 2024, net deferred tax assets, net of the Company were of $8,933,023 and $2,713,808, respectively, which was consisted of allowance for doubtful accounts, impairment provision of advances to suppliers and operating loss carry-forwards. As of June 30, 2025, the Management believes that the Company’s cumulative losses arising from recurring business of subsidiaries constituted significant strong evidence that most of the deferred tax assets would be realizable and therefore valuation allowance of $676,559 was accrued accordingly.

Accounting for Uncertainty in Income Taxes

The Company and certain subsidiaries are established in various foreign countries with significant operations located in China. The Company might not be subject to PRC income tax and did not pay any income tax to PRC however it is uncertain as to whether China tax authority may take different views about the Company’s tax positions which may lead to additional tax liabilities.

The tax authority of China Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in China after those enterprises complete their relevant tax filings. Therefore, the Company’s PRC entities’ tax filings results are subject to change. It is therefore uncertain as to whether China tax authority may take different views about the Company’s PRC entities’ tax filings, which may lead to additional tax liabilities.

ASC 740 requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The management evaluated the company’s tax position and recognized liabilities for uncertain tax positions for the six months ended June 30, 2025 and he years ended December 31, 2024, 2023 and 2022, and the period from inception (April 27, 2015) to December 31, 2015. The Company recognized liabilities for uncertain tax positions, which was included in income tax payable on the Condensed Consolidated Balance Sheets as of June 30, 2025 and December 31, 2024.

The activity of the unrecognized tax positions related to the Company’s uncertain tax positions is summarized as follows:

	June 30,	December 31,
	2025	2024
Gross beginning balance	8,519,452	6,961,166
Gross increase to tax positions in the current period	586,787	1,558,286
Gross ending balance	9,106,239	8,519,452

There were no interests and penalties in relation to the Company uncertain tax positions for June 30, 2025, December 31, 2024 and 2023.

Note 14 - CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

Credit Risk

As of June 30, 2025 and December 31, 2024, the Company had $5,940 and $128,093 of cash balance held in China banks, respectively. China banks protect consumers against loss if their bank or thrift institution fails, and each of the Company’s bank accounts are insured up to RMB500,000 (approximately $69,846). As a result, cash held in China financial institutions of nil and $30,578 were not insured as of June 30,2025 and December 31, 2024, respectively. As of June 30, 2025 and December 31, 2024, the Company had $526,910 and $1,042,371 of cash balance held in Hongkong banks, respectively. The Hong Kong Deposit Protection Scheme insures eligible deposits up to HK$500,000 (approximately $63,696) per depositor per bank. As a result, cash held in Hongkong financial institutions of $335,821 and $909,606 were not insured as of June 30, 2025 and December 31, 2024, respectively. The Company have not experienced any losses in such accounts through June 30, 2025.

Note 14 - CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS (Continued)

The Company’s cash position by geographic area was as follows:

	June 30,		December 31,
	2025		2024
Country:
Singapore	$228,373	43%	$228,448	19%
China (Hongkong)	299,013	56%	936,264	80%
China (Mainland)	5,464	1%	5,752	1%
Total cash and cash equivalents, and restricted cash	$532,850	100%	$1,170,464	100%

Almost all of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, the Company believe that the concentration of credit risk with respect to trade accounts receivable is limited due to generally short payment terms. The Company also perform ongoing credit evaluations of customers to help further reduce potential credit risk.

Customers

As of June 30, 2025, five customers accounted for 29%, 23%, 21%, 13%, 13% of the Company’s revenues, respectively. As of June 30,2024, one customer accounted for 99% of the Company’s revenues.

Suppliers

As of June 30, 2025, one supplier accounted for 99% of the Company’s cost of revenues. As of June 30,2024, one supplier accounted for 100% of the Company’s cost of revenues.

As of June 30, 2025, the Company entered into lease agreements as lessee with third parties for the operation. The Company has total future lease payment of $0 from continuing operations. As of June 30, 2025, the Group did not have any purchase commitments or capital commitments.

As of June 30, 2024, the Company entered into lease agreements as lessee with third parties for the operation. The Company has total future lease payment of $0 from continuing operations and of $8,840 from discontinued operation, respectively. As of June 30, 2024, the Group did not have any purchase commitments or capital commitments.

Note 15 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company determined that previously issued consolidated financial statements for the fiscal year ended December 31, 2024 and 2023 contained in the Company’s Form 20-F filed on May 13, 2025, unaudited interim condensed consolidated financial statements for the six months ended June 30, 2024 contained in the Company’s Form 6-K filed on November 19, 2024 should be amended required by ASC 260-10-55-12, 505-10-S99-4, and 505-20-30-6 to reflect the following items:

	Previously	Reclassification &
	stated	Restatement	Restated
For the six months ended June 30, 2024
Consolidated statements of operations and comprehensive income/(loss)
Continuing operations - Basic and Diluted(2)	$(0.44)	$(21.45)	$(21.89)
Discontinuing operations - Basic and Diluted(2)	$(0.18)	$(8.69)	$(8.87)
Net income(loss) per common share - Basic and Diluted(1)	$(0.62)	$(30.14)	$(30.76)
Weighted average Class A ordinary shares outstanding, basic and diluted(1)	24,254,842	(23,769,784)	485,058

	Previously	Reclassification &
	stated	Restatement	Restated
As of December 31, 2024 and 2023
Consolidated balance sheets
Class A Ordinary Shares(1)	$24,255	$(2)	$24,253
Class B Ordinary Shares(1)	$2,100	$-	$2,100
Additional paid-in capital(1)	$26,502,856	$2	$26,502,858

(1)	On June 3, 2025, the Company completed the Consolidation for reverse share split. After the reverse share split, the Company’s authorized capitalization is 4,000,000 Class A ordinary shares with a par value of $0.05 per share, and 4,000,000 Class B ordinary shares with a par value of $0.05 per share. The issued and outstanding number of shares of the Company’s Class A ordinary shares was correspondingly decreased to 1,974,163, and the issued number of shares of the Company’s Class B ordinary shares was correspondingly decreased to 42,000.

As of December 31, 2024, the balances of Class A Ordinary Shares, Class B Ordinary Shares and additional paid-in capital were $24,253, $2,100 and $26,502,858, retrospectively restated for effect of the reverse stock split on June 3, 2025.

(2)	The restatements for basic and diluted earnings per share for unaudited interim condensed consolidated financial statements for the six months ended June 30, 2024 reflected changes of restatements of issued and outstanding common stock for effect of the reverse Stock Split on June 3, 2025.

Note 16 - SUBSEQUENT EVENTS

On July 9, 2025, Ms. Yue Wang resigned as an independent director and the chair of the Nominating Committee, a member of Compensation Committee and Audit Committee of the Company. Mr. Jialin Liu also resigned as an independent director and the chair of the Compensation Committee, a member of Nominating Committee and Audit Committee of the Company.

Effective as of July 9, 2025, Ms. Jianping Niu was appointed as the chair of Nominating Committee, a member of the Audit Committee and Compensation Committee of the Company by the existing members of the board of directors (the “Board") of the Company pursuant to the Second Amended and Restated Memorandum and Articles of Association of the Company; and Mr. Yang Cao was appointed as the chair of Compensation Committee, a member of the Audit Committee and Nominating Committee of the Company by the Board pursuant to the Second Amended and Restated Memorandum and Articles of Association of the Company.

On July 28, 2025, AGM HK entered into an equity transfer agreement by and among AGM HK, Huai’an Qiguangdian Network Technology Co., Ltd. (“HQ Network”), AGM Tianjin and AGM Beijing (collectively with AGM Tianjin, the “Target Companies”) for the sale of shares of the Target Companies held by AGM HK to HQ Network with a consideration of $5,000. The transaction was completed on July 30, 2025.

On August 11, 2025, Beijing Keen Sense Technology Service Co., Ltd was deregistered.

On August 29, 2025, the Board of Directors of the company approved and adopted an equity incentive plan (the “2025 Share Incentive Plan”), which became effective on August 29, 2025.

On September 5, 2025, the Company entered into an equity transfer agreement by and among AGM HK and Mr. Peng Liu for the sale of shares of AGM HK for a consideration of $6,850,000. This transaction was completed on September 9, 2025.

On September 22, 2025, the Company entered into a series of agreements with an institutional investor, pursuant to which the Company agreed to allot and issue up to US$6 million in face value of original issue discount convertible advances (the “Advances”).The initial closing of the first tranche occurred on September 22, 2025, pursuant to which the Company issued an Advance in the initial principal amount of $1,500,000 for total gross proceeds of $1,380,000.

Effective as of October 8, 2025, the Company amended its memorandum and articles of association (the “M&A”) to increase the number of authorized shares from 8,000,000 shares with a par value of US$0.05 each, comprising (i) 4,000,000 Class A ordinary shares, par value US$0.05 per share, and (ii) 4,000,000 Class B ordinary shares, par value US$0.05 per share, to 90,000,000 shares with a par value of US$0.05 each, comprising (i) 60,000,000 Class A ordinary shares, par value US$0.05 per share, and (ii) 30,000,000 Class B ordinary shares, par value US$0.05 per share.

The Company has performed an evaluation of subsequent events through October 10, 2025, which was the date of the condensed consolidated financial statements were issued, and determined that no other events that would have required adjustment or disclosure in the condensed consolidated financial statements except for the events mentioned below.

AGM GROUP HOLDINGS INC.

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

AGM Group Holdings Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of AGM Group Holdings Inc. (“the Company”), as of December 31, 2024 and 2023 and the related consolidated statements of operations and comprehensive loss, changes in shareholder’s equity and cash slows for the each of the two years ended December 31, 2024, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023 and the results of its operations and its cash flows for each of the two years ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) related to the accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matters or on the accounts or disclosures to which they relate.

Impairment Assessment of Advances to Suppliers

As described in Note 2 to the consolidated financial statements, advances to suppliers primarily consisted of prepayments for the purchase of inventories. The Company reviews its advances to suppliers periodically and determines the adequacy of provision. Once the Company considers that the likelihood of future economic benefits associated with the advances to supplier is remote, a provision would be provided to reflect the expected recoverable amount from the advances to suppliers.

We identified the provision for advances to suppliers as a critical audit matter due to the material balance on the balance sheet and significant judgement and assumptions were used by the Management regarding the valuation of the provision during the year, which in turn led to a high degree of auditor judgment, subjectivity, and effort in performing procedures and evaluating audit evidence relating to Management’s assessment of the amount to provide the provision of advances to suppliers.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. The primary procedures we performed to address this critical audit matter included the following:

 - Reviewed the Company’s accounting policies, contracts, assumptions and estimates concerning future economic benefits and evaluate whether management’s conclusions were appropriate.

- Tested the amount of provision recognized based on supporting documents.

/s/ GGF CPA LTD

We have served as the Company’s auditor since 2024

Guangzhou, Guangdong, China

PCAOB NO: 2729

May 13, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

AGM Group Holdings Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of AGM Group Holdings Inc. (“the Company”), as of December 31, 2022 and the related consolidated statements of operations and comprehensive loss/income, changes in shareholders’ equity and cash flows for the year then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2022 and the consolidated results of its operations and its cash flows for the year ended December 31, 2022, in conformity with U.S generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provided a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Critical Audit Matter Description

As described in Note 2 to the consolidated financial statements, the Company’s revenue is derived from the delivery of its products. The sale of products by the Company is considered complete when the products are delivered at that time the ownership and risk of loss have been transferred to the customer.

The Company considers the contracts with its customer contain one performance obligation, and the Company is entitled to the consideration when performance obligation is satisfied at a point in time. The amount of revenue to be recognized is determined by the contracts between the Company and its customer. The Company recognizes revenue when the product is delivered.

The principal considerations for our determination that performing procedures relating to revenue recognition, specifically the identification and evaluation of the timing and amount of revenue recognition, is a critical audit matter, involved judgment exercised by management in identifying and evaluating the performance obligation. Auditor judgement is involved in performing our audit procedures to evaluate whether the timing and amount of revenue recognition was appropriately stated.

How the Critical Audit Matter Will Be Addressed in the Audit

Our audit procedures over determining the timing and amount of revenue recognition involved, among others, evaluation of management’s assessment in regard to the identification of performance obligation of revenue. We selected sales transactions and performed the following procedures:

- Evaluated the terms and conditions of each selected transaction and the appropriateness of the accounting treatment within the context of the five-step model prescribed by ASC 606, Revenue from Contracts with Customers, and evaluated whether management’s conclusions were appropriate.

- Tested the amount of revenue recognized by agreeing to relevant supporting documents.

/s/ KCCW Accountancy Corp.

We have served as the Company’s auditor since 2023

Diamond Bar, California

November 13, 2023

AGM GROUP HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in US$, except for number of shares)

	December 31,	December 31,
	2024	2023

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,170,462	$1,548,513
Restricted cash	2	1,573
Accounts receivable	13,385,507	4,860,571
Inventories	27,172,200	-
Advances to suppliers	99,861	3,881
Prepayment and other current assets	4,174,868	3,790,100
Assets of discontinued operations - current	6,301,392	76,914,507
Total current assets	52,304,292	87,119,145
NON - CURRENT ASSETS:
Property and equipment, net	8,532	9,062
Intangible assets, net	32,527	44,007
Operating lease right-of-use assets	-	9,726
Deferred tax assets	2,713,808	3,488,976
Assets of discontinued operations - non-current	6,308,929	6,876,429
Total non - current assets	9,063,796	10,428,200
TOTAL ASSETS	$61,368,088	$97,547,345

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	12,909,752	19,909,752
Accrued expenses and other payables	2,510,916	1,827,004
Advances from customers	539	3,707,166
Due to related parties	2,200,451	9,244,774
Operating lease liabilities, current	-	8,738
Income tax payable	15,392,010	13,839,598
Liabilities of discontinued operations - current	6,472,461	29,444,690
Total current liabilities	39,486,129	77,981,722
NON - CURRENT LIABILITIES:
Liabilities of discontinued operations - non-current	16,543	133,123
Total non - current liabilities	16,543	133,123
TOTAL LIABILITIES	$39,502,672	$78,114,845
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Class A Ordinary Shares (200,000,000 shares authorized with par value of $0.001, 24,254,842 and 24,254,842 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively)	$24,255	$24,255
Class B Ordinary Shares (200,000,000 shares authorized with par value of $0.001, 2,100,000 and 2,100,000 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively)	2,100	2,100
Additional paid-in capital	26,502,856	26,502,856
Statutory reserves	335,696	335,696
Retained earnings	5,423,638	2,304,543
Accumulated other comprehensive loss	(10,423,129)	(9,736,950)
Total shareholders’ equity	21,865,416	19,432,500
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$61,368,088	$97,547,345

The accompanying notes are an integral part of these consolidated financial statements

AGM GROUP HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPEATIONS AND COMPREHENSIVE INCOME/(LOSS)

(Amounts in US$, except for number of shares)

	For The Years Ended December 31,
	2024	2023	2022

Revenues	$32,044,575	$68,758,258	$203,106,017
Cost of revenues	(25,188,174)	(65,605,382)	(160,839,953)
Gross profit	6,856,401	3,152,876	42,266,064

Operating (expenses)/income
Selling, general & administrative (expenses)/income	(909,042)	12,667,684	(29,621,733)
Total operating expenses	(909,042)	12,667,684	(29,621,733)

Income from operations	5,947,359	15,820,560	12,644,331

Other income/(expenses)
Other income	50,438	37,071	727
Other expenses	(259,269)	(348,569)	(451,797)
Total other expenses	(208,831)	(311,498)	(451,070)

Income from continuing operation before provision of income taxes	5,738,528	15,509,062	12,193,261
Provision for income taxes expenses	(2,330,891)	(4,093,157)	(3,437,982)

Net income from continuing operation	3,407,637	11,415,905	8,755,279

Discontinued operation
(Loss)/income from discontinued operation, net of income tax	(288,542)	(18,855,185)	2,720,360
Gain (loss) /income from discontinued operation, net of income tax	(288,542)	(18,855,185)	2,720,360

Net income/(loss)	$3,119,095	$(7,439,280)	$11,475,639

Comprehensive income/(loss)
Net income/(loss)	$3,119,095	$(7,439,280)	$11,475,639
Other comprehensive income/(loss)
Foreign currency translation adjustment	(686,179)	(3,571,930)	(6,578,195)
Total comprehensive income/(loss)	$2,432,916	$(11,011,210)	$4,897,444

Income/(loss) earnings per common share
Continuing operations - Basic and Diluted	$0.14	$0.47	$0.36
Discontinued operations - Basic and Diluted	(0.01)	$(0.78)	$0.11
Net income(loss) per common share - Basic and Diluted	$0.13	$(0.31)	$0.47

Weighted average Class A ordinary shares outstanding, basic and diluted	24,254,842	24,254,842	24,254,842

The accompanying notes are an integral part of these consolidated financial statements

AGM GROUP HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Number of Class A Ordinary Share	Number of Class B Ordinary Share	Class A Ordinary Share	Class B Ordinary Share	Additional paid-in capital	Statutory Reserves	(Accumulated loss)/ Retained earnings	Accumulated other comprehensive income/(loss)	Total
Balance, December 31, 2021	24,254,842	2,100,000	$24,255	$2,100	$26,010,366	$63,659	$(1,459,779)	$413,175	$25,053,776
Net income	-	-	-	-	-	-	11,475,639	-	11,475,639
Appropriation to statutory reserve	-	-	-	-	-	272,037	(272,037)	-	-
Deposit received on issuance of common shares	-	-	-	-	492,490	-	-	-	492,490
Foreign currency translation adjustment	-	-	-	-	-	-	-	(6,578,195)	(6,578,195)
Balance, December 31, 2022	24,254,842	2,100,000	$24,255	$2,100	$26,502,856	$335,696	$9,743,823	$(6,165,020)	$30,443,710
Net loss	-	-	-	-	-	-	(7,439,280)	-	(7,439,280)
Appropriation to statutory reserve	-	-	-	-	-	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	-	-	(3,571,930)	(3,571,930)
Balance, December 31, 2023	24,254,842	2,100,000	$24,255	$2,100	$26,502,856	$335,696	$2,304,543	$(9,736,950)	$19,432,500
Net income	-	-	-	-	-	-	3,119,095	-	3,119,095
Appropriation to statutory reserve
Foreign currency translation adjustment	-	-	-	-	-	-	-	(686,179)	(686,179)
Balance, December 31, 2024	24,254,842	2,100,000	$24,255	$2,100	$26,502,856	$335,696	$5,423,638	$(10,423,129)	$21,865,416

The accompanying notes are an integral part of these consolidated financial statements

AGM GROUP HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in US$)

	For The Years Ended December 31,
	2024	2023	2022

Cash flows from operating activities
Net income/(loss)	$3,119,095	$(7,439,280)	$11,475,639
Net (loss)/income from discontinued operation, net of tax	(288,542)	(18,855,185)	2,720,360
Net income from continuing operation	3,407,637	11,415,905	8,755,279

Adjustment to reconcile net (loss)/income to net cash used in operating activities
Depreciation and amortization	9,577	12,147	4,474
Amortization of operating lease right-of-use asset	9,726	34,398	52,888
(Reversal)/Allowance for doubtful accounts	(1,224,026)	(15,390,030)	27,469,288
Deferred tax expenses/(benefits)	772,605	3,677,894	(7,061,293)
Changes in operating assets and liabilities:
Accounts receivable	(9,269,454)	72,581,225	(84,856,875)
Inventories	(27,172,200)	-	-
Advances to suppliers	1,872,507	4,370,651	(7,883,145)
Prepayment and other current assets	(384,957)	(3,148,581)	(1,322,850)
Accounts payable	(7,000,000)	(44,431,668)	50,497,027
Accrued expenses and other payables	765,495	294,939	1,725,216
Income tax payable	1,552,412	394,138	14,360,136
Advances from customers	(3,706,627)	3,697,928	(21,695,025)
Operating lease liabilities	(8,738)	(104,714)	(53,604)
Net cash (used in)/provided by operating activities from continuing operations	(40,376,043)	33,404,232	(20,008,484)
Net cash provided by/(used in) operating activities from discontinuing operations	47,487,469	(35,095,950)	2,666,216
Net cash provided by/(used in) operating activities	7,111,426	(1,691,718)	(17,342,268)

Cash flows from investing activities
Purchase of property and equipment	-	(1,050)	-
Purchase of intangible asset	-	-	(50,000)
Proceeds from disposal of property and equipment	2,433	-	-
Net cash provided by/(used in) investing activities from continuing operations	2,433	(1,050)	(50,000)
Net cash provided by/(used in) investing activities from discontinuing operations	113,415	(9,658)	(282,308)
Net cash provided by/(used in) investing activities	115,848	(10,708)	(332,308)

Cash flows from financing activities
Proceeds from related parties	962,000	4,384,975	10,000,000
Receipt of financing deposit	-	-	492,490
Repayments to related parties	(8,021,693)	(3,160,000)	(2,000,000)
Net cash (used in)/provided by financing activities from continuing operations	(7,059,693)	1,224,975	8,492,490
Net cash (used in)/provided by financing activities from discontinuing operations	(182,558)	97,844	(1,486,746)
Net cash (used in)/provided by financing activities	(7,242,251)	1,322,819	7,005,744

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(407,532)	(2,092,354)	(3,684,350)
Net change in cash, cash equivalents and restricted cash	(422,509)	(2,471,961)	(14,353,182)
Cash, cash equivalents and restricted cash, beginning of the period	1,601,479	4,073,440	18,426,622
Cash, cash equivalents and restricted cash, end of the period	1,178,970	1,601,479	4,073,440
Less cash, cash equivalents and restricted cash of discontinued operations–end of period	8,506	51,393	28,188
Cash, cash equivalents and restricted cash of continuing operations–end of period	1,170,464	1,550,086	4,045,252

Reconciliation of cash, cash equivalents and restricted cash, beginning of the year
Cash, cash equivalents	1,599,906	4,073,440	18,426,622
Restricted cash	1,573	-	-
Cash, cash equivalents and restricted cash, beginning of period	1,601,479	4,073,440	18,426,622

Reconciliation of cash, cash equivalents and restricted cash, end of year
Cash, cash equivalents	1,170,931	1,599,906	4,073,440
Restricted cash	8,039	1,573	-
Cash, cash equivalents and restricted cash, end of period	1,178,970	1,601,479	4,073,440

Supplemental cash flow information
Interest paid	$-	$-	$6,938
Income taxes paid	$709	$156,842	$218,121

Non-cash investing and financing activities
Additions of ROU Assets	$-	$136,598	$416,013

The accompanying notes are an integral part of these consolidated financial statements

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

AGM Group Holdings Inc. (“AGM Holdings”) was incorporated on April 27, 2015 under the laws of the British Virgin Islands (“BVI”). AGM Holdings is a holding company and does not own any material assets or liabilities other than holding equity interest of multiple entities and certain cash and cash equivalents.

On May 21, 2015, AGM Holdings incorporated a wholly owned subsidiary, AGM Technology Limited (“AGM Technology”) in Hong Kong. AGM Technology engaged in the sale of cryptocurrency mining machines and standardized computing equipment.

On October 13, 2015, AGM Technology incorporated a Chinese limited liability subsidiary, AGM Tianjin Construction Development Co., Ltd. (“AGM Tianjin”) formerly known as Shenzhen AnGaoMeng Financial Technology Service Co., Ltd., for the purpose of being a holding company for the equity interests in China.

On November 13, 2015, AGM Tianjin incorporated a wholly owned Chinese limited liability subsidiaries, Beijing AnGaoMeng Technology Service Co., Ltd. (“AGM Beijing”).

On June 14, 2017, AGM Software Service LTD (“AGM Software”) was incorporated under the laws of BVI. AGM Software is a wholly-owned subsidiary of AGM Holdings.

On June 17, 2021, AGM Technology incorporated a wholly owned Chinese limited liability subsidiary, Nanjing Lucun Semiconductor Co. Ltd. (“Nanjing Lucun”) in China under the laws of the People’s Republic of China (the “PRC”). Nanjing Lucun is primarily engaged in the sale of cryptocurrency mining machines and standardized computing equipment. On November 24, 2022, Nanjing Lucun Semiconductor Co., Ltd. Beijing Branch was incorporated.

On July 30, 2021 AGM Holdings incorporated a wholly owned limited liability subsidiary, AGM Defi Lab Ptd Limited (“AGM Defi Lab”) under the laws of Singapore. On August 8, 2021 AGM Holdings incorporated a wholly owned limited liability subsidiary, AGM Defi Tech Limited (“AGM Defi Tech”) in Hong Kong. On October 21, 2021, AGM Defi Tech incorporated a wholly owned subsidiary, Beijing Keen Sense Technology Service Co., Ltd (“Beijing Keen Sense”) in China under the laws of PRC. These three subsidiaries are mainly engaged in software development.

On January 26, 2024, AGM Electronic Technology Limited (“AGM Electronic”) was incorporated under the laws of Hong Kong. AGM Electronic is a wholly owned subsidiary of AGM Holdings.

On April 17, 2024, AGM Canada Holdings Limited (“AGM Canada”) was incorporated under the laws of British Columbia, Canada. AGM Canada is a wholly-owned subsidiary of AGM Holdings.

On April 26, 2024, Beijing Bixin Electronic Technology Co., Ltd (“Beijing Bixin”) was incorporated under the laws of the People’s Republic of China. Beijing Bixin is a wholly-owned subsidiary of AGM Electronic.

On October 1, 2024, AGM Energy Corp. (“AGM Energy”) was incorporated under the laws of Alberta, Canada. AGM Canada owns 49% of AGM Energy while Chong Chao Ma, CEO of AGM Canada, owns 16%. Bound by contractual agreement, Ma will vote in line with AGM Canada. In combination, AGM Canada is holding 65% of voting rights.

On December 4, 2024, AGM Integrated Tech Limited (“AGM Integrated”) was incorporated under the laws of Hong Kong. AGM Holdings owns 100% of AGM Integrated. Those entity does not have any operations as of the date of this annual report.

AGM Electronic, AGM Canada and AGM integrated are mainly engaged in sales of cryptocurrency mining machines and standardized computing equipment. Beijing Bixin is primarily engaged in software development and provider. AGM Energy is into clean energy industry. None of these entities has any operations from inception to the date of this annual report.

On October 10, 2024, Beijing Branch of Nanjing Luxun Semiconductor Co., Ltd. was deregistered.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

As of December 31, 2023, AGM Holdings’ subsidiaries are as follows:

Name	Date of Incorporation	Place of Incorporation	Percentage of Effective Ownership	Principal Activities
AGM Technology Limited (“AGM Technology “)	May 21, 2015	Hong Kong	100%	Sale of cryptocurrency mining machines and standardized computing equipment
AGM Tianjin Construction Development Co., Ltd. (“AGM Tianjin”) formerly Shenzhen AnGaoMeng Financial Technology Service Co., Ltd.	October 13, 2015	China	100%	Holding entity
Beijing AnGaoMeng Technology Service Co., Ltd. (“AGM Beijing”)	November 13, 2015	China	100%	Software development and provider
AGM Software Service LTD (“AGM Software”)	June 14, 2017	BVI	100%	Core technology service provider
*Nanjing Lucun Semiconductor Co., Ltd. (“Nanjing Lucun”)	June 17, 2021	China	100%	Sale of cryptocurrency mining machines and standardized computing equipment
AGM Defi Lab Ptd Limited (“AGM Defi Lab”)	July 30, 2021	Singapore	100%	Software development and provider
AGM Defi Tech Limited (“AGM Defi Tech”)	August 8, 2021	Hong Kong	100%	Software development and provider
Beijing Keen Sense Technology Service Co., Ltd (“Beijing Keen Sense”)	October 21, 2021	China	100%	Software development and provider
AGM Electronic Technology Limited (“AGM Electronic”)	January 26, 2024	Hong Kong	100%	Sale of cryptocurrency mining machines and standardized computing equipment
AGM Canada Holdings Limited (“AGM Canada”)	April 17, 2024	Canada	100%	Sale of cryptocurrency mining machines and standardized computing equipment
Beijing Bixin Electronic Technology Co., Ltd (“Beijing Bixin”)	April 26, 2024	China	100%	Software development and provider
AGM Energy Corp. (“AGM Energy”)	October 1, 2024	Canada	49%	Clean energy industries
AGM Integrated Tech Limited (“AGM Integrated”)	October 1, 2024	Hong Kong	100%	Sale of cryptocurrency mining machines and standardized computing equipment

*	On December 10, 2024, the board of directors decided to sell the Nanjing Lucun, a wholly-owned subsidiary of the company before April 30, 2025. The sale of Nanjing Lucun falls under the category of non-continuing operations that have significant impact on the company’s entity’s operation, financial performance, or represent a strategic shift as it conforms to the definition of discontinued operations under ASC 205-20-45-1A to 45-1C and ASC 205-20-45-1E. We retrospectively classified it as a discontinued operation

AGM Technology, AGM Tianjin, AGM Beijing, AGM Software, Nanjing Lucun, AGM Defi Lab, AGM Defi Tech, Beijing Keen Sense, AGM Electronic, AGM Canada, Beijing Bixin, AGM Energy, and AGM Integrated, are referred to as subsidiaries. AGM Holdings and its consolidated subsidiaries are collectively referred to herein as the “Company” unless specific reference is made to an entity.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT POLICIES

Basis of Presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) to reflect the financial position, results of operations and cash flows of the Company. Significant accounting policies followed by the Company in the preparation of the accompanying consolidated financial statements are summarized below.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts for AGM Holdings and all its consolidated subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Discontinued Operation

A discontinued operation may include a component of an entity or a group of components of an entity, or a business or non-profit activity. A disposal of a component of an entity is required to be reported in discontinued operation if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when any of the following occurs: (1) the component of an entity or group of components of an entity meets the criteria to be classified as held for sale; (2) the component of an entity or group of components of an entity is disposed of by sale; (3) the component of an entity or group of components of an entity is disposed of other than by sale (for example, by abandonment or in ad distribution to owners in a spinoff).

For the component disposed of other than by sale in accordance with paragraph 360-10-45-15, the Company adopted ASC Topic 205-20-45-3 and reported the results of operations of the discontinued operations, less applicable income tax expenses or benefits as a separate component in the statement where net income (loss) is reported for current and all prior periods presented.

Based on a strategic plan, the Company decided to sell Nanjing Lucun. As of December 31, 2024 and 2023, the operations of these entities were reclassified as discontinued operations. For the years ended December 31, 2024 and 2023, the operations of the above entities were presented in discontinued operations.

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation in order to reflect the discontinued operations of Nanjing Lucun. None of the ese reclassifications had an impact on reported financial position or cash flows for any of the period presented.

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollar (“$”), which is the reporting currency of the Company. For the subsidiaries whose functional currencies are Renminbi (“RMB”), results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the exchange rate at the end of the period, and equity is translated at historical exchange rates. The resulting translation adjustments are included in determining other comprehensive income or loss. Transaction gains and losses are reflected in the consolidated statements of operations.

The consolidated balance sheet balances, with the exception of equity at December 31, 2024 and December 31, 2023 were translated at RMB7.1884 and RMB7.0827 to $1.00, respectively. The equity accounts were stated at their historical rate. The average translation rates applied to consolidated statements of operations and cash flows for the years ended December 31, 2024, 2023 and 2022 were RMB7.1217, RMB7.0467 and RMB6.7261 to $1.00, respectively.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes. Significant estimates and assumptions by management include, among others, allowance for doubtful accounts, discount rate for leases, depreciation of property and equipment and impairment assessments of long-lived assets and income taxes including the valuation allowance for deferred tax assets. While the Company believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Cash and cash equivalents

Cash and cash equivalents are financial assets that are either cash or highly liquid investments with an original maturity term of 90 days or less. At December 31, 2024 and 2023, the Company’s cash equivalents primarily consist cash in various financial institutions.

Restricted cash

Restricted cash includes deposits whose accounts are frozen due to overdue reconciliation and no transaction has occurred for a long time. The balance of restricted cash was $2 and $1,573 from continuing operations and $8,037 and nil from discontinued operation as of December 31, 2024 and 2023, respectively.

Inventories

Inventories, primarily consisting of standardized computing equipment, which are finished goods from manufacturers. Inventories are stated at the lower of cost or net realizable value, with net realized value represented by estimated selling prices in the ordinary course of business, less reasonably predictable costs of disposal and transportation. Cost of inventory is determined using the first-in first-out cost method. Adjustments are recorded to write down the cost of inventory to the estimated net realizable value due to slow-moving merchandise and damaged products, which is dependent upon factors such as historical and forecasted consumer demand. No inventory write-down was recorded for the years ended December 31, 2024, 2023, and 2022.

Advances to suppliers

Advances to suppliers primarily consist of prepayments for purchase of cryptocurrency mining machines and standardized computing equipment. Advance payment depends on specific circumstances, including the industry practice, negotiations with suppliers, security for steady supply of products, and the delivery time of products received from suppliers after the advance payment. Advance to suppliers is settled when the products are provided and accepted by the Company. The Company reviews its advance to suppliers on a periodic basis and determines the adequacy of provision. Provision is recognized to reflect the expected recoverable amount from the advances to suppliers when the Company considers the likelihood of future economic benefits associated with the advances to supplier is remote.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT POLICIES (Continued)

Fair Value of Financial Instruments

The Company follows the provisions of Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures (“ASC 820”). It clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the accompanying consolidated balance sheets for cash and cash equivalents, accounts receivable and other current assets, accounts payable and other payables, due to related parties and contingent consideration approximate their fair value based on the short-term maturity of these instruments.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consists principally of amounts due from trade customers. Credit is extended based on an evaluation of the customer’s financial condition and collateral is not generally required.

The Company evaluates its accounts receivable for expected credit losses on a regular basis. The Company maintains an estimated allowance for credit losses to reduce its accounts receivable to the amount that it believes will be collected. The Company uses the length of time a balance has been outstanding, the payment history, creditworthiness and financial conditions of the customers and industry trend as credit quality indicators to monitor the Company’s receivables within the scope of expected credit losses model, along with reasonable and supportable forecasts as a basis to develop the Company’s expected loss estimates. The Company adjusts the allowance percentage periodically when there are significant differences between estimated bad debts and actual bad debts. If there is strong evidence indicating that the accounts receivable is likely to be unrecoverable, the Company also makes specific allowance in the period in which a loss is determined to be probable. Accounts receivable balances are written off after all collection efforts have been exhausted.

Adoption of Accounting Standards Update (“ASU” 2016-13)

In June 2016, the FASB issued ASU 2016-13: Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. The Company has adopted ASU 2016-13 since January 1, 2021, the impact of which on the Company’s consolidated financial statements was immaterial.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT POLICIES (Continued)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Identifiable significant improvements are capitalized and expenditures for maintenance, repairs, and betterments, including replacement of minor items, are charged to expense.

Depreciation is computed based on cost, less the estimated residual value, if any, using the straight-line method over the estimated useful life. The residual value rate and useful life of property and equipment are summarized as follows:

Property and Equipment	Residual value rate	Useful life
Electronic equipment	5%	3 years
Office equipment	5%	5 years
Leasehold improvement	0%	Shorter of the lease term or the estimated useful life of the assets

Intangible Assets

Intangible assets with definite useful lives are amortized over their estimated useful lives to their estimated residual values. Intangible assets mainly represent the domain name at cost, less accumulated amortization on a straight-line basis over an estimated life of ten years.

Intangible Asset	Residual value rate	Useful life
AGM domain name	0%	10 years
Software	0%	5 years

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all years presented.  The core principle of this new revenue standard is that a company should recognize revenue when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle by the Company in its determination of revenue recognition:

●	Step 1: Identify the contract(s) with the customer;

●	Step 2: Identify the performance obligations in the contract;

●	Step 3: Determine the transaction price;

●	Step 4: Allocate the transaction price to the performance obligations in the contract; and

●	Step 5: Recognize revenue when or as the Company satisfies a performance obligation.

The Company is a server developer, engaging in research, development and sale of server, including ASIC miner, and standardized computing equipment and bundle of products or services that may include a combination of these items.

The Company derives revenue from the sales of cryptocurrency mining machines and standardized computing equipment and bundle of products or services that may include a combination of these items. The Company enters into contracts with customers that include promises to transfer various products and services, which are generally capable of being distinct and accounted for as separate performance obligations. The transaction price is allocated to each performance obligation on a relative standalone selling price basis.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT POLICIES (Continued)

The Company acts as a principal as it takes control of the merchandises, is primarily obligated for the merchandise sold to the consumers, bears inventory risks and has the latitude in establishing prices. For the years ended December 31, 2024, 2023 and 2022, the Company derives revenue from the sale of cryptocurrency mining machines and standardized computing equipment. The Company recognizes product revenues on a gross basis as the Company is responsible to fulfill the promise to provide specified goods. Revenue is recognized at a point in time upon the transfer of control of products to customers.

Contract liability

The contract liabilities consist of advances from customers, which relate to unsatisfied performance obligations at the end of each reporting period and consists of cash payments received in advance from customers in sales of server products, cryptocurrency mining machines and standardized computing equipment. As of December 31, 2024 and 2023, the Company’s advances from customers amounted to $539 and $3,707,166 from continuing operations and$4,537,799 and $26,424,582 from discontinued operation, respectively.

The Company reports revenues net of applicable sales taxes and related surcharges.

Costs of Revenues

Cost of revenues primarily consist of cost of product revenue, which includes direct costs of cryptocurrency mining machines, standardized computing equipment.

Leases

On January 1, 2021, the Company adopted Accounting Standards Update No. 2016-02, Leases (Topic 842) (ASU 2016-02), as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use (ROU) assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

The Company determines if an arrangement is a lease upon inception. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The right to control the use of an asset includes the right to obtain substantially all of the economic benefits of the underlying asset and the right to direct how and for what purpose the asset is used. Upon adoption of ASU 2016-02 and related standards, operating lease right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate present value is the Company’s incremental borrowing rate or, if available, the rate implicit in the lease. The Company includes options to renew the lease as part of the right of use lease asset and liability when it is reasonably certain the Company will exercise the option. The Company also takes into considerations when certain lease contains fair value purchase and termination options with an associated penalty. Operating leases are included in operating lease right-of-use (“ROU”) assets and current and non-current lease liabilities in the consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in the consolidated balance sheets. There were no finance leases for the years ended December 31, 2024, 2023 and 2022.

Selling, general & administrative (income)/expenses

Selling, general and administrative expenses consist primarily of bad debt expense, sales and administrative employee-related expenses, professional fees, travel costs, and other corporate expenses.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT POLICIES (Continued)

Government grants

Government grant is recognized when there is reasonable assurance that the Company will comply with the conditions attach to it and the grant will be received. From June 15, 2021, Nanjing Pukou Economic Development Zone Management Committee (the “Committee”) provided an office to the Company for free for 5 years to attract the enterprise for the development of the integrated circuit industry in Nanjing. As of December 31, 2024 and 2023, the balance of deferred government grant was nil and nil from continuing operations and $55,334 and $97,137 from discontinued operation, respectively. The amount of other income for the government grant recognized during the years ended December 31, 2024, 2023 and 2022 was nil, nil and nil from continuing operations and $40,074, $40,501 and $42,431 from discontinued operation, respectively.

Income Taxes

The Company is governed by the Income Tax Law of China and Inland Revenue Ordinance of Hong Kong, as amended. Based on a review of surrounding facts and circumstances, the revenue generated from AGM Technology belongs to offshore revenue as its operation is outside Hong Kong. Therefore, the Company considers AGM Technology is not subject to tax at 16.5% on the assessable profits arising in or derived from Hong Kong or 8.25% if the net profit under $2,000,000 for 2019 and beyond under Inland Revenue Ordinance of Hong Kong.

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740, “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Act has caused the Company’s deferred income taxes to be revalued. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through income tax expense. Pursuant to the guidance within SEC Staff Accounting Bulletin No. 118 (“SAB 118”), as of December 31, 2017, the Company recognized the provisional effects of the enactment of the Act for which measurement could be reasonably estimated. The ultimate impact of the Act may differ from these estimates due to the Company’s continued analysis or further regulatory guidance that may be issued as a result of the Act.

The Company applied the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes,” which provides clarification related to the process associated with accounting for uncertain tax positions recognized in the Company’s financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31, 2024, 2023 and 2022, the Company had uncertain tax positions accrued, and will continue to evaluate for uncertain positions in the future.

Value Added Tax

The amount of Value Added Tax (“VAT) liability is determined by applying the applicable tax rate to the invoiced amount of software service provided. The Company reports revenue net of China’s VAT for all the periods presented in the accompanying consolidated statements of operations.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT POLICIES (Continued)

Comprehensive Income/(Loss)

ASC 220 “Comprehensive Income” established standards for reporting and display of comprehensive income/(loss), its components and accumulated balances. Components of comprehensive income/(loss) include net income and foreign currency translation adjustments. For the years ended December 31, 2024, 2023 and 2022, the only component of accumulated other comprehensive loss was foreign currency translation adjustments.

Related Party Transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the Company’s securities (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company conducts business with its related parties in the ordinary course of business. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due from/to related parties due to their related party nature.

Concentration and risks

a) Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk are cash and cash equivalents, and accounts receivable arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company routinely assesses the financial strength of the customer and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, consequently, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

b) Foreign currency exchange rate risk

The functional currency and the reporting currency of the Company are RMB and U.S. dollars, respectively. The Company’s exposure to foreign currency exchange rate risk primarily relates to cash and cash equivalents, accounts receivable and accounts payable. Any significant fluctuation of RMB against U.S. dollars may materially and adversely affect the Company’s cash flows, revenues, earnings and financial positions.

c) Currency convertibility risk

The Company transacts some of its business in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China (the “PBOC”) or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT POLICIES (Continued)

Earnings per Common Share

Basic earnings per ordinary share is computed by dividing net earnings attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding during the period. Diluted earnings per share is computed by dividing net income attributable to ordinary shareholders by the sum of the weighted-average number of ordinary shares outstanding and dilutive potential ordinary shares during the period.

Statutory reserves

In accordance with the PRC Company Laws, the Company’s PRC subsidiaries must make appropriations from their after-tax profits as determined under the People’s Republic of China Generally Accepted Accounting Principles (“PRC GAAP”) to non-distributable reserve funds including statutory surplus fund and discretionary surplus fund. The appropriation to the statutory surplus fund must be 10% of the after-tax profits as determined under PRC GAAP. Appropriation is not required if the statutory surplus fund has reached 50% of the registered capital of the PRC companies. Appropriation to the discretionary surplus fund is made at the discretion of the PRC companies.

The statutory surplus fund and discretionary surplus fund are restricted for use. They may only be applied to offset losses or increase the registered capital of the respective companies. These reserves are not allowed to be transferred to the Company by way of cash dividends, loans or advances, nor can they be distributed except for liquidation.

For the years ended December 31, 2024, 2023 and 2022, profit appropriation to statutory surplus fund for the Company’s entities incorporated in the PRC was nil, nil and $272,037, respectively. No appropriation to other reserve funds was made for any of the periods presented.

Segment Reporting

The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker has been identified as the chief executive officer of the Company who reviews financial information of separate operating segments based on U.S. GAAP. The chief operating decision maker now reviews results analyzed by customer. This analysis is only presented at the revenue level with no allocation of direct or indirect costs. Consequently, the Company has determined that it has only one operating segment.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT POLICIES (Continued)

Recently Issued Accounting Pronouncements

In March 2023, the FASB issued ASU No. 2023-01, “Leases (Topic 842): Common Control Arrangements”, which amends certain provisions of ASC 842 that apply to arrangements between related parties under common control. In addition, the ASU amends the accounting for leasehold improvements in common-control arrangements for all entities. ASU 2023-01 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted in any annual or interim period as of the beginning of the related fiscal year. The Company will adopt ASU 2023-01 from January 1, 2024. The Company expects the impact of adoption of this ASU to be immaterial to consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Improvement to Income Tax Disclosure. This standard requires more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This standard also includes certain other amendments to improve the effectiveness of income tax disclosures. ASU 2023-09 is effective for public business entities, for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The Company is in the process of evaluation the impact of adopting this new guidance on its consolidated financial statement.

Recently issued ASUs by the FASB, except for the ones mentioned above, are not expected to have a significant impact on the Company’s consolidated results of operations or financial position. Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows, or disclosures.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - DISCONTINUED OPERATION

On December 10, 2024, the Company decided to sell the subsidiaries, Nanjing Lucun, based on a strategic plan. Purchasers have not yet been identified however these entities are ready for sale.

In accordance with the provisions of ASC 205-20, we determined that the results from operations assets and liabilities associated with Nanjing Lucun were to be excluded from our continuing operations and presented as a discontinued operation in our consolidated financial statements. As a result, we classified the results from operations of Nanjing Lucun separately in captions titled “discontinued operations” on our consolidated statements of operations and comprehensive income/(loss) for the current and prior year. Additionally, assets and liabilities associated with Nanjing Lucun as of December 31, 2023 were reclassified from certain amounts reported in prior years to present separately in captions titled “assets of discontinued operations – current”, “assets of discontinued operations – non-current”, “liabilities of discontinued operations – current” and “liabilities of discontinued operations – non-current” to conform to current year financial statement presentation.

The following is a summary of assets and liabilities as of December 31, 2024 and a reconciliation of assets and liabilities disclosed in the notes to financial statements that are presented as a discontinued operation on the consolidated balance sheet as of December 31, 2023:

	December 31,	December 31,
	2024	2023
ASSETS OF DISCONTINUED OPERATION
CURRENT ASSETS:
Cash and cash equivalents	$469	$51,393
Restricted cash	8,037	-
Inventories	-	5,502,404
Advances to suppliers, net	2,795,162	71,299,563
Prepayment and other current assets, net	3,497,724	61,147
Total current assets	6,301,392	76,914,507
NON - CURRENT ASSETS:
Property and equipment, net	6,512	370,616
Operating lease right-of-use assets	55,334	260,522
Deferred tax assets	6,247,083	6,245,291
Total non - current assets	6,308,929	6,876,429
TOTAL ASSETS	$12,610,321	$83,790,936

LIABILITIES OF DISCONTINUED OPERATION
CURRENT LIABILITIES:
Accounts payable	$2,640	$1,902,320
Accrued expenses and other payables	1,233,311	156,141
Advances from customers	4,537,799	26,424,582
Due to related parties	-	182,558
Deferred government grant, current	38,792	37,610
Operating lease liabilities, current	-	70,998
Income tax payable	659,919	670,481
Total current liabilities	6,472,461	29,444,690
NON - CURRENT LIABILITIES:
Operating lease liabilities, non-current	-	73,596
Deferred government grant, non-current	16,543	59,527
Total non - current liabilities	16,543	133,123
TOTAL LIABILITIES	$6,489,004	$29,577,813

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - DISCONTINUED OPERATION (Continued)

The following is a reconciliation of the major classes of financial statement line items constituting net (loss)/income from discontinued operations from Nanjing Lucun, our discontinued operation, that is disclosed in the notes to the financial statements and presented in the consolidated statements of net (loss)/income for the years ended December 31, 2024, 2023 and 2022:

	Years Ended December 31,
	2024	2023	2022
Net revenues	$23,871,417	$24,148,914	$39,289,537
Cost of revenues	(23,443,331)	(22,672,758)	(34,967,113)
Gross profit	428,086	1,476,156	4,322,424
Operating expenses	(882,885)	(26,538,318)	(772,706)
Other income/(expenses).net	71,756	(70,220)	77,429
(Loss)/income before income tax	$(383,043)	$(25,132,382)	$3,627,147
Income tax expense	94,501	6,277,197	(906,787)
(Loss)/income from discontinued operation, net of income tax	$(288,542)	$(18,855,185)	$2,720,360

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	December 31,	December 31,
	2024	2023
Accounts receivable	21,545,104	12,275,650
Allowance for doubtful accounts	(8,159,597)	(7,415,079)
	$13,385,507	$4,860,571

The Company reversed credit losses of nil and recorded credit losses of $744,518 for the year ended December 31, 2024 and reversed credit losses of $21,946,806 and recorded credit losses of $1,892,597 for the year ended December 31, 2023, and recorded $27,469,288 for the year ended December 31, 2022, respectively.

Note 5 - ADVANCES TO SUPPLIERS, NET

Advances to suppliers consisted of the following:

	December 31,	December 31,
	2024	2023
Advances to suppliers	1,639,727	3,512,292
Provision for impairment	(1,539,867)	(3,508,411)
	$99,861	$3,881

For the year ended December 31, 2024, 2023 and 2022, the Company recorded provision of $1,539,867, 3,508,411 and nil for the advances to suppliers.

Note 6 - INVENTORIES

Inventories, primarily consisted of cryptocurrency mining machines and standardized computing equipment, which are finished goods from manufactures. As of December 31, 2024 and 2023, inventories consisted of the following:

	December 31,	December 31,
	2024	2023
Finished goods	$27,172,200	$-

No inventory write-down was recorded for the years ended December 31, 2024, 2023 and 2022.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Prepayment and OTHER CURRENT ASSETS

Prepayment and other current assets consist of prepaid expenses, other receivables, and deposits. As of December 31, 2024 and 2023, prepayment and other current assets consisted of the following:

	December 31,	December 31,
	2024	2023
Loan receivable (1)	$4,182,031	$3,796,003
Prepaid input VAT	1,088	1,105
Deposits and others	1,147,517	1,148,760
Subtotal	5,330,636	4,945,868
Allowance for credit losses (2)	(1,155,768)	(1,155,768)
Total prepayment and other current assets	$4,174,868	$3,790,100

(1)

In 2021, the Company entered into a loan agreement to lend $400,000 to AGM Group Ltd. In April 2022, both parties agreed to increase the loan amount by additional $900,000 at the interest rate of 1% as working capital support and further increased the amount to $1,200,000 on April 4, 2023. As of December 31, 2024, the total amount of loans to AGM Group Ltd. was $1,350,000, generating interest income of $37,978.

On April 10, 2022, 19 July, 2022 and 18 October, 2022, the Company entered into a loan agreement with a third party, Muliang Agriculture Limited, to lend $280,000, $20,000 and $5,000 at the interest rate of 1% for one year as working capital support. On April 9, 2023, both parties agreed to extend the term to December 31, 2024 and increased the amount to a total of $600,000. On December 3, 2024, both parties agreed to further extend the term to December 31, 2025. As of December 31, 2024, the total amount of loans to Muliang Agriculture Limited was $465,000, generating interest income of $10,408.

On March 1, 2023, the Company entered into a loan agreement with a third party, Northnew Management Limited, to lend $2,000,000 at the interest rate of 1%. On March 10, 2024, both parties agreed to extend the term to December 31, 2024 and increased the amount to $2,300,000. On December 11, 2024, both parties agreed to further extend the term to December 31, 2025. As of December 31, 2024, the total amount of loans to Northnew Management Limited was $2,295,426, generating interest income of $28,535.

(2)	As of December 31, 2024, 2023 and 2022, the balance of credit losses was $1,155,768, 1,155,768 and nil, respectively.

Note 8 - PROPERTY AND EQUIPMENT, NET

As of December 31, 2024 and 2023, property and equipment, net consisted of the following:

	December 31,	December 31,
	2024	2023
Electronic equipment	$150,309	$152,552
Office equipment	12,764	12,954
Leasehold improvement	-	-
Total property and equipment	163,073	165,506
Less: accumulated depreciation	(154,541)	(156,444)
Total property and equipment, net	$8,532	$9,062

Depreciation and amortization expenses for the years ended December 31, 2024, 2023 and 2022 were $400, $668 and $1,327, respectively. For the years ended December 31, 2024, 2023 and 2022, the Company recognized loss of nil, nil and nil on disposed of property and equipment in the consolidated statements of operations, respectively. There was no impairment recorded for these property and equipment for the years ended December 31, 2024, 2023 and 2022.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - INTANGIBLE ASSETS, NET

As of December 31, 2024 and 2023, intangible assets, net consisted of the following:

	December 31,	December 31,
	2024	2023
AGM domain name	$14,800	$14,800
Software	50,000	50,000
Total intangible assets	64,800	64,800
Less: accumulated amortization	(32,273)	(20,793)
Total intangible assets, net	32,527	44,007

For the years ended December 31, 2024, 2023 and 2022, amortization expenses amounted to $11,480, $11,479 and $3,147 respectively. The following is an estimated, by fiscal years, of amortization amount of intangible asset,

Year ending December 31,
2025	$11,480
2026	11,480
2027	9,567
Total	$32,527

Note 10 - RELATED PARTY TRANSACTIONS AND BALANCES

As of December 31, 2024, related parties of the Company consist of the following:

Name of Related Party	Nature of Relationship
Yufeng Mi	Chief Technical Officer (“CTO”) and shareholder
HongKong Kisen Co., Limited (“HongKong Kisen”)	Company ultimately controlled by Chief Strategy Officer (“CSO”)

Due to related parties

The Company mainly finance its operations through proceeds borrowed from related parties. As of December 31, 2024 and 2023, due to related parties consisted the following:

	December 31,			Interest	Exchange Rate	December 31,
	2023	Received	Repayment	Expenses	Translation	2024
Yufeng Mi	4,571			-	(68)	4,503
HongKong Kisen (1)	9,240,203	962,000	(8,021,693)	9,565	5,873	2,195,948
Total due to related parties	9,244,774	962,000	(8,021,693)	9,565	5,805	2,200,451

(1)

On April 7, 2022, the Company entered into a loan agreement with HongKong Kisen to borrow $10,000,000 at the interest rate of 0.1% for 10 months as working capital support and repaid $2,000,000 to HongKong Kisen in advance in 2022.

On January 1, 2023, both parties agreed to terminate the loan agreement mentioned above and obtain borrowings up to $20,000,000 at the interest rate of 0.1% for one year as working capital support. On January 1, 2024, both parties agreed to extend the loan to December 31, 2024.

In 2023, the Company borrowed $4,384,975 from HongKong Kisen and repaid $3,160,000, generating interest expense of $9,316.

In 2024, the Company borrowed $962,000 from HongKong Kisen and repaid $8,021,693, generating interest expense of $9,565, as of December 31,2024.

The loan mentioned above can be extended on both parties’ consents.

Apart from loan from HongKong Kisen, the balance of due to related parties represents expenses incurred by related parties in the ordinary course of business. These amounts are interest free, unsecured and could be settled on demand.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 – SHAREHOLDERS’ EQUITY

In August 2021, Firebull Holding Limited, holder of 5,000,000 Class A ordinary shares and 5,000,000 Class B ordinary shares of the Company sold and transferred 5,000,000 Class A ordinary shares to Firebull Tech Limited. Pursuant to section 11 of the Company’s memorandum and articles of association, the 5,000,000 Class B ordinary shares held by Firebull Holding was cancelled accordingly.

On December 14, 2021, the Company issued 2,898,552 Class A ordinary shares to investors. As of December 31, 2022, 24,254,842 shares of class A ordinary share and 2,100,000 shares of Class B ordinary shares were issued and outstanding. The Company deposited with the Escrow Agent an aggregate amount of $500,000 in order to provide a source of funding for certain indemnification obligations of the Company. In December 2022, the Company received the refund of the deposit of $492,490, deducting the charge fee.

Warrants

For each Class A ordinary share purchased on December 14, 2021, an investor received from the Company one-half unregistered warrant, for an aggregate of 1,449,276 warrants. The 3.5-year warrants are exercisable immediately from the date of issuance and have an exercise price of US$8.3 per share. The purchase price for one ordinary share and one-half corresponding warrant is US$6.90.

Additionally, the Company has retained FT Global Capital, Inc. (the “Placement Agent”) to act as exclusive placement agent in connection with this offering. The Company agreed to issue to the Placement Agent or its designees warrants to purchase up to 202,899 Class A ordinary shares (“Placement Agent’s Warrants”). Such Placement Agent’s Warrants will be exercisable commencing on the date of issuance at a per share price of $8.3, subject to certain adjustments, and will expire three and a half (3.5) years from the date of issuance.

The Company’s outstanding warrants are classified as equity since they qualify for exception from derivative accounting as they are considered to be indexed to the Company’s own stock and require net share settlement. The fair value of the warrants of $12.2 million is valued based on the Black-Scholes-Merton model and is recorded as additional paid-in capital from common stock on the relative fair value of net proceeds received using the following assumptions:

Annual dividend yield	-
Expected life (years)	3.5
Risk-free interest rate	1.01%
Expected volatility	152.16%

As of December 31, 2024 and 2023, the Company had 1,652,175 and 1,652,175 warrants outstanding to purchase 1,652,175 and 1,652,175 class A ordinary shares with weighted average exercise price of $8.3 per share and remaining contractual lives of 1.45 and 2.45 years.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 – SHAREHOLDERS’ EQUITY (Continued)

Following is a summary of the status of warrants outstanding and exercisable as of December 31, 2024:

	Warrants	Weighted Average Exercise Price
Warrants outstanding, as of December 31, 2022
Issued	1,652,175	$8.3
Exercised	-	-
Expired	-	-
Warrants outstanding, as of December 31, 2023	1,652,175	$8.3
Issued	-	-
Exercised	-	-
Expired	-	-
Warrants outstanding, as of December 31, 2024	1,652,175	$8.3
Warrants exercisable, as of December 31, 2024	1,652,175	$8.3

Note 12 - RESTRICTED NET ASSETS

Part of the Company’s operations are conducted through its PRC subsidiaries, and the Company’s ability to pay dividends is primarily dependent on receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by its subsidiaries only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations, and after it has met the PRC requirements for appropriation to statutory reserves. Paid-in capital and additional paid-in capital of its subsidiaries included in the Company’s consolidated net assets are also non-distributable for dividend purposes.

In accordance with the Company Law of the PRC and the PRC regulations on enterprises with foreign investment, whether a domestic enterprise or a wholly owned foreign enterprise (“WFOE”) established in the PRC are both required to provide certain statutory reserves, namely general reserve fund, the enterprise expansion fund and staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. Both a domestic enterprise and a WFOE are required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its registered capital based on the enterprise’s PRC statutory accounts. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. All of the Company’s PRC consolidated subsidiaries are subject to the above mandated restrictions on distributable profits.

As a result of these PRC laws and regulations, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company. As of December 31, 2024 and 2023, net assets restricted in the aggregate included in the Company’s consolidated net assets were $335,696 and $335,696, respectively.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 - INCOME TAX

British Virgin Islands (“BVI”)

Under the tax laws of BVI, AGM Holdings and AGM Software are not subject to tax on income or capital gain. In addition, payments of dividends by the Company to their shareholders are not subject to withholding tax in the BVI.

Hong Kong

Under the tax laws of Hong Kong, AGM Technology and AGM Defi Tech is subject to tax at 16.5% on the assessable profits arising in or derived from Hong Kong or 8.25% if the net profit under $2,000,000 for 2019 and beyond, and allowed to offset their future tax taxable income with taxable operating losses with carried forward indefinitely. Based on a review of surrounding facts and circumstances, the revenue generated from AGM Technology belongs to offshore revenue as its operation is in mainland China instead of in Hong Kong, and therefore AGM Technology was considered as a PRC resident enterprise.

Singapore

Under the tax laws of Singapore, AGM Defi Lab are subject to tax at 10% on income or capital gain.

China

On March 16, 2007, the National People’s Congress passed the Enterprise Income Tax Law (“the China EIT Law”), which was effective as of January 1, 2008. Companies incorporated in China are allowed to offset future tax taxable income with taxable operating losses carried forward in a 5-year period.

The China EIT Law also provides that an enterprise established under the laws of foreign countries or regions but whose “de facto management body” is located in China be treated as a resident enterprise for PRC tax purpose and consequently be subject to China income tax at the rate of 25% for its worldwide income. The Implementing Rules of the China EIT Law merely defines the location of the “de facto management body” as “the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, properties, etc., of a non-PRC company is located.” On April 22, 2009, China State Administration of Taxation further issued a notice entitled “Notice regarding Recognizing Offshore-Established Enterprises Controlled by PRC Shareholders as Resident Enterprises Based on Their place of Effective Management.” Under this notice, a foreign company controlled by a PRC company or a group of PRC companies shall be deemed as a PRC resident enterprise, if (i) the senior management and the core management departments in charge of its daily operations mainly function in China; (ii) its financial decisions and human resource decisions are subject to decisions or approvals of persons or institutions in China; (iii) its major assets, accounting books, company sales, minutes and files of board meetings and shareholders’ meetings are located or kept in China; and (iv) more than half of the directors or senior management personnel with voting rights reside in China. Based on a review of surrounding facts and circumstances, the Company believe that there is an uncertain tax position as to whether its operations outside of China will be considered a resident enterprise for PRC tax purposes due to limited guidance and implementation history of the China EIT Law. Should the Company be treated as a resident enterprise for PRC tax purposes, the Company will be subject to PRC tax on worldwide income at a uniform tax rate of 25%. For the years ended December 31, 2024, and 2023, the Company has evaluated this uncertain tax position and recorded a tax liability on the Consolidated Balance Sheet.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 - INCOME TAX (Continued)

The China EIT Law also imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Such withholding income tax was exempted under the previous income tax regulations. British Virgin Islands, where the Company is incorporated, did not have such tax treaty with China.

AGM Beijing, AGM Tianjin, and Beijing Keen Sense are subject to 25% China statutory tax rate. AGM Beijing, AGM Tianjin, Beijing Keen Sense and AGM Defi Lab incurred net loss for the year ended December 31, 2024.

The provision for income taxes consisted of the following:

	For The Year Ended December 31,
	2024	2023	2022
Current	$(1,558,286)	$(394,138)	$(10,499,015)
Deferred	(772,605)	(3,699,019)	7,061,033
Total	$(2,330,891)	$(4,093,157)	$(3,437,982)

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate are as follows:

	For The Year Ended December 31,
	2024	2023	2022
Statutory income tax rate	25%	25%	25%
Tax effect of different tax rates in other jurisdictions	5%	1%	2%
Tax effect of non-deductible expenses	-%	-%	1%
Changes in valuation allowance	11%	-%	-%
Effective tax rate	41%	26%	28%

The summary of cumulative net operating losses carried forward for the Company’s subsidiaries in different regions is as follows:

	For The Year Ended December 31,
	2024	2023	2022
PRC Region	$4,321,912	$2,666,264	$1,262,629
HK Region	2,544	1,908	-
Singapore Region	6,440	6,440	6,444
Total cumulative net operating loss carry-forward	$4,330,896	$2,674,612	$1,269,073

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 - INCOME TAX (Continued)

Components of the Company’s net deferred tax assets are set forth below:

	December 31,	December 31,
	2024	2023
Deferred tax assets:
Net operating loss carry-forwards	$604,689	$469,409
Allowance for doubtful accounts	2,328,841	2,142,711
Impairment provision of advances to suppliers	384,967	877,103
Lease liability	-	2,184
Total of deferred tax assets	$3,318,497	$3,491,408
Less: valuation allowance	(604,689)
Net deferred tax assets	$2,713,808	$3,491,408

Defer tax liabilities:
Right-of-use assets	$-	$(2,432)
Total deferred tax liabilities	-	(2,432)
Deferred tax assets, net	$2,713,808	$3,488,976

As of December 31, 2024 and 2023, deferred tax assets, net of the Company were of $2,713,808 and $3,488,976, respectively, which was consisted of allowance for doubtful accounts and operating loss carry-forwards. As of December 31, 2024, the Management believes that the Company’s cumulative losses arising from recurring business of subsidiaries constituted significant strong evidence that most of the deferred tax assets would be realizable and therefore valuation allowance of $604,689 was accrued accordingly.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 - INCOME TAX (Continued)

Accounting for Uncertainty in Income Taxes

The Company and certain subsidiaries are established in various foreign countries with significant operations located in China. The Company might not be subject to PRC income tax and did not pay any income tax to PRC however it is uncertain as to whether China tax authority may take different views about the Company’s tax positions which may lead to additional tax liabilities.

The tax authority of China Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in China after those enterprises complete their relevant tax filings. Therefore, the Company’s PRC entities’ tax filings results are subject to change. It is therefore uncertain as to whether China tax authority may take different views about the Company’s PRC entities’ tax filings, which may lead to additional tax liabilities.

ASC 740 requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The management evaluated the company’s tax position and recognized liabilities for uncertain tax positions for the years ended December 31, 2024, 2023 and 2022, and the period from inception (April 27, 2015) to December 31, 2015. The Company recognized liabilities for uncertain tax positions, which was included in income tax payable on the Consolidated Balance Sheets as of December 31, 2024 and 2023.

The activity of the unrecognized tax positions related to the Company’s uncertain tax positions is summarized as follows:

	As of December 31,
	2024	2023	2022
Gross beginning balance	$6,961,166	$6,567,028	$2,960,155
Gross increase to tax positions in the current period	1,558,286	394,138	3,606,873
Gross ending balance	$8,519,452	$6,961,166	$6,567,028

There were no interests and penalties in relation to the Company uncertain tax positions for the years ended December 31, 2024, 2023 and 2022.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 - CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company place cash with high credit quality financial institutions in Singapore, Hongkong and China.

As of December 31, 2024 and 2023, the Company had $128,093 and $144,059 of cash balance held in China banks, respectively. China banks protect consumers against loss if their bank or thrift institution fails, and each of the Company’s bank accounts are insured up to RMB500,000 (approximately $69,557). As a result, cash held in China financial institutions of $30,578 and $30,176 were not insured as of December 31, 2024 and December 31, 2023, respectively. As of December 31, 2024 and 2023, the Company had $1,042,371 and $1,406,027 of cash balance held in Hongkong banks, respectively. The Hong Kong Deposit Protection Scheme insures eligible deposits up to HK$500,000 (approximately $64,369) per depositor per bank. As a result, cash held in Hongkong financial institutions of $909,606 and $1,265,389 were not insured as of December 31, 2024 and December 31, 2023, respectively. The Company have not experienced any losses in such accounts through December 31, 2024.

The Company’s cash position by geographic area was as follows:

	December 31, 2024		December 31, 2023
Country:
Singapore	$228,448	19%	$234,897	15%
China (Hongkong)	936,264	80%	1,310,551	84%
China (Mainland)	5,752	1%	4,638	1%
Total cash and cash equivalents	$1,170,464	100%	$1,550,086	100%

Almost all of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, the Company believe that the concentration of credit risk with respect to trade accounts receivable is limited due to generally short payment terms. The Company also perform ongoing credit evaluations of customers to help further reduce potential credit risk.

Customers

For the year ended December 31, 2024, three customers accounted for 64%, 21% and 12% of the Company’s revenues, respectively. For the year ended December 31, 2023, three customers accounted for 53%, 19% and 13% of the Company’s revenues, respectively. For the year ended December 31, 2022, four customers accounted for 24%, 23%, 15% and 14%of the Company’s revenues, respectively.

Suppliers

For the year ended December 31, 2024, two suppliers accounted for 75% and 25% of the Company’s total cost of revenues. For the year ended December 31, 2023, four suppliers accounted for 29%, 26%, 24% and 10% of the Company’s total cost of revenues. For the year ended December 31, 2022, two suppliers accounted for 56% and 19% of the Company’s cost of revenues, respectively.

AGM GROUP HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 - COMMITMENTS AND CONTINGENCIES

In February, 2024, an individual plaintiff filed a claim against AGM Beijing for a contract dispute. The trial court has ruled against AGM Beijing for an amount of RMB 733,987.98 (US$102,107), upon which the Company has filed an appeal.

Note 16 - SUBSEQUENT EVENTS

On March 2, 2025, the Company, entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC, to act as the exclusive placement agent (the “Placement Agent”) on a best efforts basis in connection with an offering for the issuance and sale (the “Offering”) of 16,390,000 Class A ordinary shares (the “Shares”), par value $0.001 per share (the “Class A Ordinary Shares”) and 16,390,000 warrants each to purchase one Class A Ordinary Share (the “Warrants”), at a combined offering price of $0.33 per Class A Ordinary Shares and Warrant. The Offering closed on March 4, 2025. The Company received approximately $5.4 million in gross proceeds from the Offering, before deducting placement agent fees, accountable expenses and other estimated offering expenses. The Company intends to use the net proceeds from the Offering to fund a purchase agreement, by and between AGM Technology Limited, a subsidiary of the Company, and a third-party vendor to acquire 2,000 bitcoin mining machines for a total purchase price of US$9.62 million.

As of May 13, 2025, a total of 74,459,113 additional Class A shares have been issued, and the total number of A-shares outstanding on May 13, 2025 is 98,713,955.

On May 6, 2025, the Hong Kong subsidiary of the Company, AGM HK, entered into an Equity Transfer Agreement by and among AGM HK, Nanjing Lucun Semiconductor Co., Ltd. (“Nanjing Lucun”) and Hong Kong Giant Electronics Co., Limited (“Giant Electronics”) for the sale of shares of Nanjing Lucun held by AGM HK to Giant Electronics (the “Equity Transfer Agreement”). On May 7, 2025, the sale of Nanjing Lucun was completed.

The Company has evaluated subsequent events through the issuance of the consolidated financial statements as of May 13, 2025 and noted that there are no other subsequent events.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 132 of the BVI Act provides that subject to the memorandum or articles of association of a company, the company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the company, or (b) is or was, at the request of the company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, provided that the said person had acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Under the Second Amended and Restated Articles, subject to the limitations provided therein, we shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the company and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful. The decision of our Board of Directors as to whether such a person acted honestly and in good faith with a view to the best interests of the company and as to whether the person had no reasonable to cause to believe that his or her conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of a nolle prosequi does not, by itself, create a presumption that a director did not act honestly and in good faith and with a view to our best interests or that the director had reasonable cause to believe that his or her conduct was unlawful.

We may indemnify anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. To be entitled to indemnification, such a person must have acted honestly and in good faith with the view to our best interests and, in the case of criminal proceedings, must have had no reasonable cause to believe that his or her conduct was unlawful. The decision of our Board of Directors as to whether the person acted honestly and in good faith with a view to our best interests and as to whether the director had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to our best interests or that the person had reasonable cause to believe that his or her conduct was unlawful.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as provided in the Second Amended and Restated Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling our company under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

On December 14, 2021, pursuant to a securities purchase agreement with certain institutional investors dated December 10, 2021, the Company closed (a) a registered direct offering for the sale of 2,898,552 of its Class A Ordinary Shares, par value US$0.001 per share, and (b) a concurrent private placement, for the sale of unregistered warrants to purchase up to 1,449,276 Class A Ordinary Shares at US$8.30 per share, expiring on December 8, 2025 (the “2021 Investor”), for gross proceeds of approximately US$20 million. The purchase price for each Class A ordinary share and the corresponding half of one 2021 Investor Warrant was US$6.90. Each 2021 Investor Warrant contains anti-dilution provisions to reflect share dividends and splits, adjustment upon future issuance of securities, or other similar transactions, as described in the 2021 Investor Warrants.

The Class A Ordinary Shares were issued to the purchasers in a registered direct offering and registered under the Securities Act, pursuant to a prospectus supplement to the Company’s registration statement on Form F-3 (File No. 333-236897), which was initially filed with the SEC on March 5, 2020 and declared effective by the SEC on May 28, 2020 (the “2021 Registered Direct Offering”). The Company filed the prospectus supplement for the 2021 Registered Direct Offering on December 13, 2021.

The Company issued the 2021 Investor Warrants to the purchasers in a concurrent private placement pursuant to an exemption from the registration requirements of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder (the “2021 Private Placement,” and together with the 2021 Registered Direct Offering, the “2021 Offering”).

FT Global Capital, Inc. acted as the exclusive placement agent in connection with the 2021 Offering under the terms of the certain placement agency agreement, dated December 10, 2021 between it and the Company and, at closing of the 2021 Offering, received a cash fee equal to 7.5% of the aggregate gross proceeds raised in the 2021 Offering as well as reimbursement of certain costs and expenses of up to US$80,000 and warrants to purchase up to 202,899 Class A Ordinary Shares with an exercise price of US$8.30 per share, and with a term expiring on December 8, 2025 (the “2021 Placement Agent’s Warrants”, and together with the 2021 Investor Warrants, the “2021 Warrants”). The Placement Agent Warrants have the same registration rights as the Investor Warrants issued to the Purchasers in the 2021 Offering.

The Company filed a registration statement on Form F-3 (File No. 333-262107) to register the 2021 Warrants and the Class A Ordinary Shares underlying the 2021 Warrants, which was initially filed with the SEC on January 11, 2022 and declared effective by the SEC on June 8, 2022.

On June 25, 2025, the Company issued 1,200,000 Class B Ordinary Shares to Bo Zhu, the Chief Executive Officer and Director of the Company, in consideration of services rendered and future services to be rendered. The issuance was made in reliance on Regulation S under the Securities Act, as the transaction was an offshore transaction with a non-U.S. person and did not involve any public offering in the United States. No underwriters were involved in this issuance.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or annual report that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Second Amended and Restated Memorandum and Articles of Association of AGM Group Holdings Inc., amended and restated on June 2, 2025, filed as Exhibit 4.1 to our Form S-8 filed with the SEC on September 4, 2025 and incorporated by reference herein.
3.2*	Written Resolutions of the Directors of AGM Group Holdings Inc. passed on September 10, 2025, filed as Exhibit 3.1 to our Form 6-K filed with the SEC on October 10, 2025 and incorporated by reference herein.
4.1*	Form of Warrant, filed as Exhibit 4.1 to our Form 6-K filed with the SEC on January 23, 2026 and incorporated by reference herein.
5.1+	Opinion of Harney Westwood & Riegels regarding the validity of the Class A Ordinary Shares being registered.
8.1+	Opinion of Harney Westwood & Riegels as to BVI tax matters (included in Exhibit 5.1).
10.1*	Director Offer Letter dated June 10, 2025 to Jia Hailiang, filed as exhibit 99.1 to the Form 6-K filed with the SEC on June 23, 2025, and incorporated by reference herein.
10.2*	Director Offer Letter dated June 10, 2025 to Cao Yang, filed as exhibit 99.2 to the Form 6-K filed with the SEC on June 23, 2025, and incorporated by reference herein.
10.3*	Director Offer Letter dated June 10, 2025 to Jianping Niu, filed as exhibit 99.3 to the Form 6-K filed with the SEC on June 23, 2025, and incorporated by reference herein.
10.4*	Employment Agreement with Bo Zhu, dated May 10, 2021, filed as exhibit 10.1 to the Form 6-K filed on May 10, 2021 and incorporated by referenced herein.
10.5*	English Translation of Equity Transfer Agreement dated September 5, 2025, by and among AGM Technology Limited, AGM Group Holdings Inc. and Peng Liu, filed as exhibit 10.1 to the Form 6-K filed on September 11, 2025 and incorporated by reference herein.
10.6*	Form of Securities Purchase Agreement, filed as exhibit 10.1 to the Form 6-K filed on September 23, 2025 and incorporated by reference herein.
10.7*	Form of Registration Rights Agreements, filed as exhibit 10.2 to the Form 6-K filed on September 23, 2025 and incorporated by reference herein.
10.8*	Form of Guarantee Agreement, filed as exhibit 10.3 to the Form 6-K filed on September 23, 2025 and incorporated by reference herein.
10.9*	Form of Letter Agreement, filed as exhibit 10.1 to our Form 6-K/A filed with the SEC on October 1, 2025 and incorporated by reference herein.
10.10*	2025 Share Incentive Plan, filed as exhibit 99.1 to the Form 6-K filed on September 4, 2025 and incorporated by reference herein.
10.11*	Form of ELOC Purchase Agreement, filed as exhibit 10.1 to the Form 6-K filed on January 23, 2026 and incorporated by reference herein.
21.1*	List of Subsidiaries, filed as exhibit 21.1 to the Form F-3 filed on January 14, 2026 and incorporated by reference herein.
23.1+	Consent of GGF CPA LTD.
23.2+	Consent of KCCW Accountancy Corp.
23.3+	Consent of Harney Westwood & Riegels (included in Exhibit 5.1).
23.4+	Consent of Shanghai Skylight Law Firm (included in Exhibit 99.4).
23.5+	Consent of Charles Wilson LLP (included in Exhibit 99.5).
24.1	Power of Attorney (included in signature page of this registration statement)
99.1*	Code of Ethics, filed as exhibit 14.1 to the Form F-1 filed on September 19, 2017 and incorporated by reference herein.
99.2*	Insider Trading Policy, filed as exhibit 11.2 to the Form 20-F filed on November 13, 2023 and incorporated by reference herein.
99.3*	Compensation Recovery Policy, filed as exhibit 97.1 to the Form 20-F filed on June 18, 2024 and incorporated by reference herein.
99.4+	Opinion of Shanghai Skylight Law Firm regarding certain PRC legal matters
99.5+	Opinion of Charles Wilson LLP regarding certain Hong Kong law matters
107+	Filing Fee Table

*	Previously filed

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, People’s Republic of China, on January 28, 2026.

AGM Group Holdings Inc.

By:	/s/ Bo Zhu
Bo Zhu
Chief Executive Officer and Director

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bo Zhu, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and re-substitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bo Zhu	Chief Executive Officer and Director	January 28, 2026
Bo Zhu

/s/ Hailiang Jia	Independent Director	January 28, 2026
Hailiang Jia

/s/ Jianping Niu	Independent Director	January 28, 2026
Jianping Niu

/s/ Yang Cao	Independent Director	January 28, 2026
Yang Cao

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in the City of New York, State of New York, United States, on January 28, 2026.

AUTHORIZED U.S. REPRESENTATIVE Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.